UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]      Preliminary Proxy Statement
[_] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[_]      Definitive Proxy Statement
[_]      Definitive Additional Materials
[_]      Soliciting Material Under 14a-12

                              CARNIVAL CORPORATION
                                  CARNIVAL PLC
                (Name of Registrant as Specified in its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:
         (2)      Aggregate number of securities to which transaction applies:
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         (4)      Proposed maximum aggregate value of transaction:
         (5)      Total fee paid:

[_]      Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount previously paid:
         (2)      Form, Schedule or Registration Statement No:
         (3)      Filing Party:
         (4)      Date Filed:

                  [CARNIVAL CORPORATION AND CARNIVAL PLC LOGOS]

                                                                  May ____, 2003

MICKY ARISON
Chairman of the Boards
Chief Executive Officer

To our Shareholders:

As you know, on April 17, 2003, Carnival Corporation and Carnival plc (formerly P&O Princess Cruises plc), together referred to as "Carnival," implemented a dual listed company, or DLC, structure. Under the DLC structure, the businesses of Carnival Corporation and Carnival plc have been combined principally through a series of contracts. Each company has retained its separate legal identity, but the two companies now share a single senior executive management team, have identical boards of directors and are run as if they were a single economic enterprise.

On behalf of the boards of directors of each of Carnival Corporation and Carnival plc, it is my pleasure to invite you to attend our first annual meetings of shareholders under the DLC structure. The annual meetings will be held at 11:00 a.m on Monday, June 23, 2003 at Southampton Guildhall in Southampton, England. Although there technically will be two different meetings (the Carnival plc meeting will be first), shareholders of Carnival Corporation may attend the Carnival plc meeting and vice-versa.

As a result of the DLC structure, the conduct of shareholders meetings will differ from prior practice of both companies. Please see "QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND ANNUAL MEETINGS" for an overview of the main differences. The content of this proxy statement has also changed as a result of the DLC structure to reflect the new way in which we will conduct shareholder meetings, in particular, voting at such meetings. As a result of the DLC structure, Carnival Corporation shareholders will be voting on some items that are new to them but customary for shareholders of UK companies, while Carnival plc shareholders will be voting on some items that are new to them but customary for shareholders of companies that follow US practice. In addition, because this proxy statement complies with the requirements of the U.S. Securities and Exchange Commission, the format of the information for the Carnival plc annual general meeting differs significantly from the format of the information that shareholders of Carnival plc are accustomed to receiving.

You will find information regarding the matters to be voted on in the attached notices of annual meetings of shareholders and proxy statement. THE CARNIVAL CORPORATION NOTICE OF ANNUAL MEETING BEGINS ON PAGE 1 AND THE CARNIVAL PLC NOTICE OF ANNUAL GENERAL MEETING BEGINS ON PAGE 3. Carnival Corporation is also pleased to offer most Carnival Corporation shareholders the opportunity to receive future shareholder communications electronically. By signing up for electronic delivery, Carnival Corporation shareholders can receive shareholder communications faster and can help us reduce our printing and mailing costs. Carnival plc shareholders already have this ability and can access it on Carnival plc's website, www.carnivalplc.com.

Under the DLC structure, shareholders of both companies effectively vote together on all significant matters. All of the resolutions proposed for this year's annual meetings are joint electorate actions, which means that Carnival Corporation shareholders will be asked to vote on resolutions for Carnival plc as well on resolutions for Carnival Corporation, and Carnival plc shareholders will be asked to vote on resolutions for Carnival Corporation as well on resolutions for Carnival plc. Please see "QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND ANNUAL MEETINGS" for a discussion of the voting procedures under the DLC structure.

The overall results of the joint electorate vote will be announced to the media and the relevant stock exchanges and posted on the website of each of Carnival Corporation (www.carnivalcorp.com) and Carnival plc (www.carnivalplc.com), after both shareholder meetings have closed.

Your vote is important. Whether or not you plan to attend the annual meetings in person, please submit your vote using one of the voting methods described in the attached materials. Submitting your voting instructions by any of these methods will not affect your right to attend the meetings in person should you so choose.

THE BOARDS OF DIRECTORS RECOMMEND THAT YOU VOTE "FOR" PROPOSALS 1-9, WHICH ARE RESOLUTIONS 1-22, AND "AGAINST" PROPOSAL 10, WHICH IS RESOLUTION 23.

Thank you for your ongoing support of, and continued interest in, Carnival.

                                        Sincerely,


                                        /s/ Micky Arison
                                        ----------------
                                        [signature]
                                        Micky Arison

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

Questions and Answers about The Proxy Materials and The Annual Meetings.......10
Questions Specific to Shareholders of Carnival Corporation....................15
Questions Specific to Shareholders of Carnival Plc............................20
Common Stock Ownership of Certain Beneficial Owners and Management............23
Section 16(A) Beneficial Ownership Reporting Compliance.......................30
Proposal 1 (Resolutions 1-13)  Election or Re-election of Directors...........31
Proposal 2 (Resolution 14)  Approval of Amended and Restated Carnival
     Corporation 2002 Stock Plan................35
Other Information on Carnival Corporation's Equity Compensation Plans.........42
Proposal  3 (Resolution 15)  Ratification of Independent Certified
     Public Accountants for Carnival Corporation..............................43
Proposal  4 (Resolutions 16 & 17)  Appointment of Independent Auditors
     for Carnival plc..........................43
Proposal 5 (Resolution 18)  Receipt of Accounts and Reports of Carnival plc...45
Proposal 6 (Resolution 19)  Approval of Directors' Remuneration Report........45
Proposals 7 & 8 (Resolutions 20 & 21)  Approval of limits on the authority to allot Carnival plc shares and the disapplication of pre-emption rights for Carnival plc...................................46
Proposal 9 (Resolution 22)  Authorize Carnival plc to purchase
     Carnival plc's own shares................................................47
Proposal 10 (Resolution 23)  Carnival Corporation Shareholder Proposal........49
Board Structure And Committee Meetings........................................53
Compensation Of Directors.....................................................57
Executive Compensation........................................................58
Summary Compensation Table....................................................58
Option Grants in Last Fiscal Year.............................................60
Aggregated Option Exercises in Last Fiscal Year and Fiscal
     Year-End Option Values ...............................61
Executive Long-Term Compensation Agreements...................................62
Compensation Committee Interlocks and Insider Participation...................63
Defined Benefit and Other Plans...............................................64
Report of the Compensation Committee..........................................66
Stock Performance Graphs......................................................68
Independent Certified Public Accountants......................................69
Report of the Audit Committee.................................................70
Transactions of Management and Directors with Carnival Corporation............72
Transactions of Management and Directors with Carnival Plc....................75
Change in Independent Public Accountants......................................76
Form of Carnival Corporation Proxy Card ......................................77
Form of Carnival plc Proxy Card ..............................................81


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

                                                                            PAGE
                                                                            ----

Annex A  Form of Amended and Restated Carnival Corporation 2002 Stock Plan

Annex B  Audit Committee Charter for Carnival Corporation and Carnival plc

Annex C P&O Princess Cruises plc (now called Carnival plc) UK Report and Accounts (excluding Remuneration Report)

Annex D  P&O Princess Cruises plc (now called Carnival plc) Remuneration Report





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

                                   [CORP LOGO]

                              3655 N.W. 87TH AVENUE
                            MIAMI, FLORIDA 33178-2428
                              --------------------

          NOTICE OF ANNUAL MEETING OF CARNIVAL CORPORATION SHAREHOLDERS

                               ------------------

DATE                                Monday, June 23, 2003

TIME                                11:00 a.m. (London time)

                                    The Carnival Corporation Annual Meeting will start directly following the Annual General Meeting of Carnival plc.

PLACE                               Southampton Guildhall
                                    West Marlands Road
                                    Civic Center
                                    Southampton, Hants SO 14 7LP
                                    England

ITEMS OF BUSINESS                   1.  To elect or re-elect 13 directors to the
                                        boards of each of Carnival Corporation
                                        and Carnival plc;

                                    2.  To consider and approve the Amended and
                                        Restated Carnival Corporation 2002 Stock
                                        Plan;

                                    3.  To ratify the selection of independent
                                        certified public accountants for
                                        Carnival Corporation;

                                    4.  To appoint the independent auditors for
                                        Carnival plc and authorize the audit
                                        committee of Carnival plc to agree the
                                        remuneration of the independent
                                        auditors;

                                    5.  To receive the accounts and reports for
                                        P&O Princess Cruises plc (now called
                                        Carnival plc) for the year ended
                                        December 31, 2002 (in accordance with
                                        legal requirements applicable to UK
                                        companies);

                                    6.  To approve the remuneration policy and
                                        approve the remuneration report of P&O
                                        Princess Cruises plc (now called
                                        Carnival plc) (in accordance with legal
                                        requirements applicable to UK
                                        companies);

                                    7.  To approve limits on the authority to
                                        allot shares by Carnival plc (in
                                        accordance with
                                        customary practice for UK companies);

                                    8.  To approve the disapplication of
                                        pre-emption rights for Carnival plc (in
                                        accordance with customary practice for
                                        UK companies);

                                    9. To authorize Carnival plc's purchases of its own shares (in accordance with customary practice for UK companies);

                                    10. To consider a shareholder proposal; and

                                    11. To transact such other business as may
                                        properly come before the meeting.

RECORD DATE                         You are entitled to vote your Carnival
                                    Corporation shares if you were a shareholder at the close of business on April 30, 2003.

MEETING ADMISSION                   Attendance at the meeting is limited to
                                    shareholders. Each Carnival Corporation
                                    shareholder may be asked to present valid picture identification, such as a driver's license or passport. Shareholders holding shares in brokerage accounts ("under a street name") will need to bring a copy of a brokerage statement reflecting share ownership as of the record date.

VOTING BY PROXY                     Please submit a proxy as soon as possible so
                                    that your shares can be voted at the meeting in accordance with your instructions. For specific instructions, please refer to the Questions and Answers beginning on page 9 of this proxy statement and the instructions on your proxy card.

                                    On behalf of the Board of Directors


                                    Arnaldo Perez
                                    Senior Vice President,
                                    General Counsel & Secretary


--------------------------------------------------------------------------------
A proxy statement and proxy card are enclosed. All Carnival Corporation shareholders are urged to follow the instructions attached to the proxy card and complete, sign, date and mail the proxy card promptly. The enclosed envelope for return of the proxy card requires no postage. Any shareholder attending the meeting may personally vote on all matters that are considered, in which event the signed proxy will be revoked.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
This proxy statement and accompanying proxy card are being distributed on or about May __, 2003.
--------------------------------------------------------------------------------

                                   [PLC LOGO]

                                 CARNIVAL HOUSE
                               5 GAINSFORD STREET
                                 LONDON SE1 2NE
                                     ENGLAND


                              --------------------

          NOTICE OF ANNUAL GENERAL MEETING OF CARNIVAL PLC SHAREHOLDERS

                               ------------------

NOTICE IS HEREBY GIVEN that an ANNUAL GENERAL MEETING of Carnival plc (formerly P&O Princess Cruises plc) will be held at Southampton Guildhall, West Marlands Road, Civic Center, Southampton, Hants SO 14 7LP, England on June 23, 2003 at 11:00 a.m. (London time) for the purpose of considering and, if thought fit, passing the resolutions described below:

         o Resolutions 1 through 20 and 23 will be proposed as ordinary resolutions. For ordinary resolutions, the required majority is more than 50% of the combined votes cast at this meeting and Carnival Corporation's annual meeting.

         o Resolutions 21 and 22 will be proposed as special resolutions. For special resolutions, the required majority is not less than 75% of the combined votes cast at this meeting and Carnival Corporation's annual meeting.

TO CONSIDER THE FOLLOWING RESOLUTIONS AS ORDINARY RESOLUTIONS:

ELECTION AND RE-ELECTION OF DIRECTORS

1. To re-elect Micky Arison as a director of Carnival Corporation and to elect Micky Arison as a director of Carnival plc.

2. To re-elect Howard S. Frank as a director of Carnival Corporation and to elect Howard S. Frank as a director of Carnival plc.

3. To re-elect Robert H. Dickinson as a director of Carnival Corporation and to elect Robert H. Dickinson as a director of Carnival plc.

4. To elect Pier Luigi Foschi as a director of Carnival Corporation and as a director of Carnival plc.

5. To re-elect A. Kirk Lanterman as a director of Carnival Corporation and to elect A. Kirk Lanterman as a director of Carnival plc.

6. To re-elect Ambassador Richard G. Capen Jr. as a director of Carnival Corporation and to elect Ambassador Richard G. Capen Jr. as a director of Carnival plc.

7. To re-elect Arnold W. Donald as a director of Carnival Corporation and to elect Arnold W. Donald as a director of Carnival plc.

8. To re-elect Modesto A. Maidique as a director of Carnival Corporation and to elect Modesto A. Maidique as a director of Carnival plc.

9. To re-elect Stuart Subotnick as a director of Carnival Corporation and to elect Stuart Subotnick as a director of Carnival plc.

10. To re-elect Uzi Zucker as a director of Carnival Corporation and to elect Uzi Zucker as a director of Carnival plc.

11. To elect Peter Ratcliffe as a director of Carnival Corporation and to re-elect Peter Ratcliffe as a director of Carnival plc.

12. To elect Sir John Parker as a director of Carnival Corporation and to re-elect Sir John Parker as a director of Carnival plc.

13. To elect Baroness Hogg as a director of Carnival Corporation and to re-elect Baroness Hogg as a director of Carnival plc.

AMENDED AND RESTATED CARNIVAL CORPORATION 2002 STOCK PLAN

14. To consider and approve the Amended and Restated Carnival Corporation 2002 Stock Plan.

RATIFICATION OF CARNIVAL CORPORATION AUDITOR

15. To ratify the selection of PricewaterhouseCoopers LLP as independent certified public accountant of Carnival Corporation for the period commencing upon the conclusion of the meeting until the conclusion of the next annual meeting of Carnival Corporation after the date on which this resolution is passed.

AUDITOR'S APPOINTMENT AND REMUNERATION

16. To appoint PricewaterhouseCoopers LLP as independent auditors of Carnival plc for the period commencing upon the conclusion of the meeting until the conclusion of the next general meeting at which the accounts of Carnival plc are laid.

17. To authorize the audit committee of the board of directors of Carnival plc to agree the remuneration of the independent auditors.

ACCOUNTS AND REPORT

18. To receive the accounts of P&O Princess Cruises plc (now called Carnival plc) and the reports of the directors and the auditors of P&O Princess Cruises plc for the year ended December 31, 2002.

DIRECTORS' REMUNERATION REPORT

19. To approve the remuneration report of the board of P&O Princess Cruises plc (now called Carnival plc) as set out in the accounts and the reports of the directors and the auditors for the year ended December 31, 2002.

ALLOTMENT OF SHARES

20. THAT the authority and power conferred on the directors by Article 30 of Carnival plc's articles of association be renewed for a period commencing at the end of the meeting and expiring at the end of the next annual general meeting of Carnival plc after the date on which this resolution is passed and for that period the section 80 amount shall be U.S. $29,055,630.

TO CONSIDER THE FOLLOWING RESOLUTIONS AS SPECIAL RESOLUTIONS:

DISAPPLICATION OF PRE-EMPTION RIGHTS

21. THAT the power conferred on the directors by Article 31 of Carnival plc's articles of association be renewed for a period commencing at the end of the meeting and expiring at the end of the next annual general meeting of Carnival plc after the date on which this resolution is passed and for that period the section 89 amount shall be U.S. $17,300,000.

PURCHASES OF CARNIVAL PLC'S OWN SHARES

22. THAT Carnival plc be and is hereby generally and unconditionally authorized for the purposes of section 166 of the UK Companies Act 1985 (the "UK Companies Act") to make market purchases (within the meaning of section 163(3) of the UK Companies Act) on the London Stock Exchange of ordinary shares of 166 U.S. cents each in the capital of Carnival plc provided that:

         (a) the maximum aggregate number of ordinary shares hereby authorized to be purchased is 20,840,022 (representing approximately ten per cent. of Carnival plc's issued and fully paid ordinary share capital);

         (b) the minimum price which may be paid for ordinary shares is 166 U.S. cents per ordinary share (exclusive of expenses);

         (c) the maximum price (exclusive of expenses) which may be paid for an ordinary share shall not be more than five per cent. above the average of the middle market quotations for an ordinary share as derived from the London Stock Exchange Daily Official List for the five business days immediately preceding the date on which the ordinary share is purchased;

         (d) unless previously revoked, varied or renewed, the authority hereby conferred shall expire at the conclusion of the next annual general meeting of Carnival plc after the date on which this resolution is passed or fifteen months from the date of passing this resolution, if earlier; and

         (e) Carnival plc may make a contract or, contracts to purchase ordinary shares under the authority and power hereby conferred prior to the expiry of such authority which will or may be executed wholly or partly after the expiry of such authority and may make a purchase of ordinary shares in pursuance of any such contract or contracts.

This authority shall also apply (and shall be deemed amended accordingly) to any ordinary shares of 166 U.S. cents each in the capital of Carnival plc which are consolidated or sub-divided into ordinary shares in the capital of Carnival plc of a different nominal amount.

TO CONSIDER THE FOLLOWING RESOLUTION AS AN ORDINARY RESOLUTION:

CARNIVAL CORPORATION SHAREHOLDER PROPOSAL

23. To authorize the board of directors to take the measures necessary to change Carnival Corporation's jurisdiction of incorporation from Panama to one of the states of the United States.

By Order of the Board


Simon Pearce
Secretary

May __, 2003

Registered Office:

Carnival House
5 Gainsford Street
London SE1 2NE
England


Registered Number 4039524

VOTING ARRANGEMENTS FOR CARNIVAL PLC SHAREHOLDERS

Carnival plc shareholders can vote in either of two ways:

         o by attending the meeting and voting in person or by attorney or, in the case of corporate shareholders, by corporate representatives; or

         o by appointing a proxy to attend and vote on their behalf, using the proxy form enclosed with this notice of annual general meeting.

VOTING IN PERSON (OR BY ATTORNEY)

If you come to the annual general meeting, please bring the attendance card (attached to the enclosed proxy form) with you. This will mean you can register more quickly. If you appoint an attorney to attend instead of you they should bring an original or certified copy of the power of attorney under which you have authorized them to attend and vote.

In order to attend and vote at the annual general meeting, a corporate shareholder may appoint an individual to act as its representative. The appointment must comply with the requirements of the UK Companies Act. The representative should bring evidence of their appointment, including any authority under which it is signed, to the meeting. If you are a corporation and considering appointing a corporate representative to represent you and vote your shareholding in Carnival plc at the annual general meeting you are strongly encouraged to pre-register your corporate representative to make registration on the day of the meeting more efficient. You may obtain a pre-registration pack by contacting Carnival plc's registrar, Computershare Investor Services PLC, on 0870 703 0055 from within the UK or +44 870 703 0055 from elsewhere.

VOTING BY PROXY

A shareholder entitled to attend and vote at the meeting is entitled to appoint one or more proxies to attend and (on a poll) vote instead of him. A proxy need not be a shareholder of Carnival plc.

To be effective, a duly completed proxy form and the authority (if any) under which it is signed, or a notarially certified copy of such authority, must be deposited (whether delivered personally or by post) at the offices of Carnival plc's registrars, Computershare Investor Services PLC, The Pavilions, Bridgwater Road, Bristol BS-13 8FB, UK as soon as possible and in any event no later than 11:00 a.m. on June 21, 2003. Alternatively, a proxy vote may be submitted via the Internet in accordance with the instructions set out on the proxy form.

In the case of joint registered holders, the signature of one holder on a proxy card will be accepted and the vote of the senior holder who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders. For this purpose, seniority shall be determined by the order in which names stand on the register of members of Carnival plc in respect of the relevant joint holding.

To appoint a proxy or to give an instruction to a previously appointed proxy via the CREST system, the CREST message must be received by the issuer's agent ([INSERT ID NUMBER]) by [LATEST TIME]. For this purpose, the time of receipt will be taken to be the time (as determined by the timestamp applied to the message by the CREST Applications Host) from which the issuer's agent is able to retrieve the message. CREST Personal Members or other CREST sponsored members, and those CREST Members who have appointed voting service provider(s) should contact their CREST sponsor or voting service provider(s) for assistance with appointing proxies via CREST. For further information on CREST procedures, limitations and system timings, please refer to the CREST Manual. We may treat as invalid a proxy appointment sent by CREST in the circumstances set out in Regulation 35(5)(a) of the Uncertificated Securities Regulations 2001.

SHAREHOLDERS WHO ARE ENTITLED TO VOTE

Carnival plc, pursuant to Regulation 41 of the Uncertificated Securities Regulations 2001, specifies that only those shareholders registered in the register of members of Carnival plc at 11.00 p.m. on June 21, 2003 shall be entitled to attend or vote at the meeting in respect of the number of shares registered in their name at that time. Changes to the entries on the register of members after 11.00 p.m. on June 21, 2003 shall be disregarded in determining the rights of any person to attend or vote at the meeting.

DOCUMENTS AVAILABLE FOR INSPECTION

Copies of the following documents will be available for inspection during normal business hours on any weekday (public holidays excluded) at the registered office of Carnival plc from the date of this notice until and including the date of the meeting and at the place of the meeting for at least 15 minutes prior to and during the meeting:

         o the register of interests of directors in the share capital of Carnival plc; and

         o copies of all service agreements between each director and Carnival plc.

If you have any queries in relation to Carnival plc's annual general meeting, the proposed resolutions or the explanatory notes, please call the shareholder helpline on 0870 703 0055 from within the UK or +44 870 703 0055 from elsewhere.

                                      * * *


--------------------------------------------------------------------------------
There are 23 Resolutions that require shareholder approval at the annual meetings this year. The directors unanimously recommend taht you vote in favour of Resolutions 1-22 (inclusive) and AGAINST Resolution 23, and encourage you to submit your vote using one of the voting methods described in the attached proxy statement. Submitting your voting instructions by any of those methods will not affect your right to attend the meeting in person should you so choose.
--------------------------------------------------------------------------------

                              QUESTIONS AND ANSWERS
                ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETINGS


Q:       WHY AM I RECEIVING THESE MATERIALS?

A: The board of directors of each of Carnival Corporation and Carnival plc (together, "Carnival," "we" or "us") is providing these proxy materials to you in connection with our annual meetings of shareholders which will take place in Southampton, England on Monday, June 23, 2003 at 11:00 a.m. (London time). The Carnival plc meeting will be first and the Carnival Corporation meeting will commence immediately thereafter. As a shareholder, you are invited to attend both meetings and are requested to vote on the proposals described in this proxy statement.

Q:       WHAT INFORMATION IS CONTAINED IN THESE MATERIALS?

A: The information included in this proxy statement relates to the proposals to be voted on at the meetings, the voting process, the compensation of directors and our most highly paid executive officers and certain other required information.

Q:       WHAT PROPOSALS WILL BE VOTED ON AT EACH OF THE MEETINGS?

A: The proposals to be voted on at each of the meetings are set out in the notices of meetings starting on pages 1 and 3 of this proxy statement.

Q:       WHAT IS THE VOTING RECOMMENDATION OF THE BOARDS OF DIRECTORS?

A: Your boards of directors recommend that you vote your shares as follows:

         o  "FOR" Proposals 1-9 (which are Resolutions 1-22); and

         o  "AGAINST" Proposal 10 (Resolution 23).

Q:       HAVE MY VOTING RIGHTS CHANGED BECAUSE OF THE DLC STRUCTURE?

A: Yes. On most matters that affect all of the shareholders of Carnival Corporation and Carnival plc, the shareholders of both companies effectively vote together as a single decision-making body. These matters are called "joint electorate actions." Combined voting is accomplished through the special voting shares that have been issued by each company. Certain matters where the interests of the two shareholder bodies may diverge are called "class rights actions." These class rights actions will be voted on separately by the shareholders of each company. If either group of shareholders does not approve a class rights action, that action generally cannot be taken by either company. All of the proposals to be voted on at our first annual meetings are joint electorate actions, and there are no class rights actions.

Q:       GENERALLY, WHAT ACTIONS ARE JOINT ELECTORATE ACTIONS?

A: Any resolution to approve an action other than a class rights action or a procedural resolution (described below) will be designated as a joint electorate action. The actions that would be designated as joint electorate actions include:

         o the appointment, removal or re-election of any director of either or both companies;

         o if required by law, the receipt or adoption of the annual accounts of both companies;

         o  the appointment or removal of the auditors of either company;

         o  a change of name by either or both companies; or

         o the implementation of a mandatory exchange of Carnival plc shares for Carnival Corporation shares based on a change in tax laws, rules or regulations.

         The relative voting rights of Carnival plc shares and Carnival Corporation shares have been equalized based on a ratio which we refer to as the "equalization ratio." Based on the current equalization ratio of 1:1, each Carnival Corporation share has the same voting rights as one Carnival plc share on joint electorate actions.

Q:       WHAT PROPOSALS TO BE VOTED ON AT THE MEETINGS ARE JOINT ELECTORATE
         ACTIONS?

A: All of the proposals to be voted on at the annual meetings are joint electorate actions.

Q:       HOW WILL JOINT ELECTORATE ACTIONS BE VOTED ON?

A:       Joint electorate actions will be voted on as follows:

         o Carnival plc shareholders will vote at the annual general meeting of Carnival plc (whether in person or by proxy). Voting will be on a poll (or ballot) which will remain open for sufficient time to allow the vote at the Carnival Corporation meeting to be held and reflected in the Carnival plc meeting through the mechanism of the special voting share. An equivalent vote will be cast at the subsequent Carnival Corporation meeting on each of the corresponding resolutions through a special voting share issued by Carnival Corporation; and

         o at the immediately following Carnival Corporation annual meeting, Carnival Corporation shareholders will vote (whether in person or by proxy) and an equivalent vote will be cast on the corresponding resolutions at the Carnival plc meeting through a special voting share issued by Carnival plc.

         A joint electorate action will be approved if it is approved by:

         o a simple majority of the votes cast in the case of an ordinary resolution (or not less than 75% of the votes cast in the case of a special resolution if required by applicable law and regulations or Carnival plc's articles) by the holders of Carnival plc's shares and the holder of the Carnival plc special voting share as a single class at a meeting at which a quorum was present and acting;

         o a simple majority of the votes cast (or other majority if required by applicable law and regulations or the Carnival Corporation articles and by-laws) by the holders of Carnival Corporation shares and the holder of the Carnival Corporation special voting share, voting as a single class at a meeting which a quorum was present and acting; and

         o a minimum of one-third of the total votes available to be voted by the combined shareholders must be cast on each resolution for it to be effective. Formal abstentions (or votes withheld) by a shareholder on a resolution will be counted as having been "cast" for this purpose.

Q:       HOW WILL THE DIRECTORS OF EACH COMPANY BE ELECTED OR RE-ELECTED?

A: Resolutions relating to the election or re-election of directors are considered as a joint electorate action. No person may be a member of the board of directors of Carnival Corporation or Carnival plc without also being a member of the board of directors of the other company. There are 13 nominees for election or re-election to the board of directors of each company this year. Each nominee currently serves as a director of Carnival Corporation and Carnival plc and (other than Pier Luigi Foschi) was a director of one of the two companies prior to April 17, 2003 (the date we implemented the DLC structure). All directors are to be elected or re-elected to serve until the next annual meetings and until their successors are elected.

Q:       WHAT VOTES ARE REQUIRED TO ELECT DIRECTORS OR APPROVE THE OTHER
         PROPOSALS?

A: Proposals 8 and 9 (which are Resolutions 21 and 22) are required to be approved by 75% of the combined votes cast at both meetings. Each of the other proposals, including the election of directors, requires the approval of a majority of the combined votes cast at both meetings. Abstentions (including votes withheld) and broker non-votes are not deemed votes cast for purposes of calculating the vote, but do count for the purpose of determining whether a quorum is present.

Q:       GENERALLY, WHAT ACTIONS ARE CLASS RIGHTS ACTIONS?

A:       Actions designated as class rights actions are set forth below:

         o the voluntary liquidation, dissolution or winding up of either company;

         o the sale, lease, exchange or other disposition of all or substantially all of the assets of either company other than a bona fide commercial transaction for valid business purposes and at fair market value and not as part of a proposal, the primary purpose of which is to collapse or unify the DLC structure;

         o an adjustment to the equalization ratio, other than in accordance with the Equalization and Governance Agreement signed by Carnival Corporation and Carnival plc on April 17, 2003;

         o any amendment, removal or alteration of any of the provisions of the governing documents of Carnival plc or Carnival Corporation which entrench specified core provisions of the DLC structure;

         o any amendment or termination of the principal agreements under which the DLC structure is implemented (except where otherwise specifically provided in the relevant agreement);

         o any amendment to, removal or alteration of the effect of certain tax-related provisions of Carnival Corporation's articles of incorporation that would be likely to cause a mandatory exchange; and

         o anything which the boards of both companies agree should be approved as a class rights action.

Q:       GENERALLY, WHAT ARE PROCEDURAL RESOLUTIONS?

A: Procedural resolutions are those that do not adversely affect the shareholders of the other company in any material respect and are put to the shareholders at a meeting. The special voting shares do not represent any votes on resolutions of a procedural or technical nature, or "procedural resolutions." The chairman of each of the boards, currently Micky Arison, will determine whether a resolution is a procedural resolution.

         To the extent that such matters require the approval of the shareholders of either company, any of the following will be procedural resolutions:

         o that certain people be allowed to attend or be excluded from attending the meeting;

         o that discussion be closed and the question put to the vote (provided no amendments have been raised);

         o that the question under discussion not be put to the vote (where a shareholder feels the original motion should not be put to the meeting at all, if such original motion was brought during the course of that meeting);

         o to proceed with matters in an order other than that set out in the notice of the meeting;

         o  to adjourn the debate (for example, to a subsequent meeting); and

         o  to adjourn the meeting.

Q:       WHERE CAN I FIND THE VOTING RESULTS OF THE MEETING?

A: The voting results will be announced to the media and the relevant stock exchanges and posted on the website of Carnival Corporation (www.carnivalcorp.com) and Carnival plc (www.carnivalplc.com), after both shareholder meetings have closed. The results will also be published in our quarterly report on Form 10-Q for the second quarter of fiscal 2003 ending May 31, 2003.

Q:       WHAT IS THE QUORUM REQUIREMENT FOR THE MEETINGS?

A: The quorum requirement for holding the meetings and transacting business at the meetings is one-third of the total votes of all shareholders of both companies entitled to be voted. Shareholders may be present in person (or by attorney) or represented by proxy at the meetings.

Q:       HOW IS THE QUORUM DETERMINED?

A: For purposes of determining a quorum with respect to joint electorate actions, the special voting shares will have the maximum number of votes attached to them as were cast on such joint electorate actions, either for, against or abstained, at the parallel shareholder meeting of the other company, and such maximum number of votes (including abstentions) will constitute shares entitled to vote and present for purposes of determining whether a quorum exists at such meeting.

         In order for a quorum to be validly constituted with respect to meetings of shareholders convened to consider a joint electorate action or class rights action, the special voting entities must be present.

         Abstentions (including votes withheld) and broker non-votes are counted as present for the purpose of determining the presence of a quorum. Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because (1) the broker has not received voting instructions from the beneficial owner and (2) the broker lacks discretionary voting power to vote such shares.

Q:       IS MY VOTE CONFIDENTIAL?

A: Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Carnival or to third parties except (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, or (3) to facilitate a successful proxy solicitation by our boards of directors. Occasionally, shareholders provide written comments on their proxy card which are then forwarded to management.

Q:       WHO WILL BEAR THE COST OF SOLICITING VOTES FOR THE MEETINGS?

A: Carnival Corporation and Carnival plc will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes for the meetings. Carnival Corporation and Carnival plc will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy materials to shareholders.

Q:       CAN I VIEW THE PROXY MATERIALS ELECTRONICALLY?

A: This proxy statement and each of Carnival Corporation's and Carnival plc's 2002 annual reports are posted on their websites at www.carnivalcorp.com and www.carnivalplc.com. We encourage you to take advantage of the convenience of accessing these materials through the Internet as it is simple and fast to use, saves time and money, and is environmentally friendly.

           QUESTIONS SPECIFIC TO SHAREHOLDERS OF CARNIVAL CORPORATION

Carnival plc shareholders should refer to the "QUESTIONS SPECIFIC TO SHAREHOLDERS OF CARNIVAL PLC" beginning on page 20.

Q:       WHAT CARNIVAL CORPORATION SHARES OWNED BY ME CAN BE VOTED?

A: All Carnival Corporation shares owned by you as of April 30, 2003, the record date, may be voted by you. These shares include those (1) held directly in your name as the shareholder of record, including shares purchased through Carnival Corporation's Dividend Reinvestment Plan and its Employee Stock Purchase Plan and (2) held for you as the beneficial owner though a stockbroker, bank or other nominee.

Q:       WILL I BE ASKED TO VOTE AT THE CARNIVAL PLC ANNUAL MEETING?

A: No. Your vote at the Carnival Corporation annual meeting, for purposes of determining the outcome of combined voting, will automatically be reflected as appropriate at the annual meeting of Carnival plc through the mechanism of the special voting share issued by Carnival plc.

Q: WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A SHAREHOLDER OF RECORD AND AS A BENEFICIAL OWNER?

A: Most of the shareholders of Carnival Corporation hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

         SHAREHOLDER OF RECORD

         If your shares are registered directly in your name with Carnival Corporation's Transfer Agent, SunTrust Bank, you are considered, with respect to those shares, the shareholder of record, and these proxy materials are being sent directly to you by us. As the shareholder of record, you have the right to grant your voting proxy directly to the persons named in the proxy or to vote in person at the meeting. Carnival Corporation has enclosed a proxy card for you to use.

         BENEFICIAL OWNER

         If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker on how to vote and are also invited to attend the meeting. However, since you are not the shareholder of record, you may not vote these shares in person at the meeting. Your broker or nominee has enclosed a voting instruction card for you to use.

Q:       HOW CAN I VOTE MY CARNIVAL CORPORATION SHARES IN PERSON AT THE MEETING?

A: Shares held directly in your name as the shareholder of record may be voted in person at the annual meeting. If you choose to do so, please bring the enclosed proxy card or proof of identification.

         Even if you plan to attend the annual meeting, we recommend that you also submit your proxy as described below so that your vote will be counted if you later decide not to attend the meeting. Shares held in street name may be voted in person by you only if you obtain a signed proxy from the record holder giving you the right to vote the shares. Please refer to the voting instruction card included by your broker or nominee.

Q:       HOW CAN I VOTE MY CARNIVAL CORPORATION SHARES WITHOUT ATTENDING THE
         MEETING?

A: Whether you hold shares directly as the shareholder of record or beneficially in street name, you may direct your vote without attending the meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee. For shareholders of record, you may do this by signing your proxy card and mailing it in the enclosed envelope. If you provided specific voting instructions, your shares will be voted as you instruct. If you sign but do not provide instructions, your shares will be voted as described below in "HOW ARE VOTES COUNTED?"

         In most instances, where your shares are held in street name, you will be able to do this over the Internet at www.proxyvote.com, by telephone or by mail. Please refer to the voting instruction card included by your broker or nominee.

Q:       CAN I CHANGE MY VOTE?

A: You may change your proxy instruction at any time prior to the vote at the annual meeting. For shares held directly in your name, you may accomplish this by granting a new proxy bearing a later date (which automatically revokes the earlier proxy) or by attending the annual meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares owned beneficially by you, you may accomplish this by submitting new voting instructions to your broker or nominee.

Q:       WHAT DOES IT MEAN IF I RECEIVE MORE THAT ONE PROXY OR VOTING
         INSTRUCTION CARD?

A: It means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting cards you receive.

Q:       WHO CAN ATTEND THE CARNIVAL CORPORATION MEETING?

A: All Carnival Corporation shareholders of record as of April 30, 2003, or their duly appointed proxies, may attend and vote at the meeting. Each shareholder may be asked to present valid picture identification, such as a driver's license or passport.

         All holders of Carnival plc shares as of 11.00 p.m. on June 21, 2003 may also attend, but not vote at, the Carnival Corporation annual meeting.

         If you hold your shares through a stockbroker or other nominee, you will need to provide proof of ownership by bringing either a copy of the voting instruction card provided by your broker or a copy of a brokerage statement showing your share ownership as of April 30, 2003 together with proof of identification. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

Q: WHAT CLASS OF SHARES ARE ENTITLED TO BE VOTED AT THE CARNIVAL CORPORATION MEETING?

A: Carnival Corporation has only one class of common stock outstanding. Each share of Carnival Corporation common stock outstanding as of the close of business on April 30, 2003, the record date, is entitled to one vote at the annual meeting. On the record date, Carnival Corporation had approximately 628,661,981 shares of common stock issued and outstanding. The trust shares of beneficial interest in the P&O Princess Special Voting Trust that are paired with your shares of common stock do not give you separate voting rights.

Q:       HOW ARE VOTES COUNTED?

A: You may vote "FOR," "AGAINST" or "ABSTAIN" for each of the proposals. If you "ABSTAIN," it has no effect on the outcome of the votes, although abstentions will be counted for purposes of determining a quorum for joint electorate actions. If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of boards of directors.

Q:       WHAT VOTES ARE REQUIRED TO ELECT DIRECTORS OR APPROVE THE OTHER
         PROPOSALS?

A: Under the DLC structure, all proposals are voted on by the shareholders of both companies voting together as a joint electorate. See "HOW WILL JOINT ELECTORATE ACTIONS BE VOTED ON?" for an explanation of joint electorate voting. Proposals 8 and 9 (which are Resolutions 21 and 22) are required to be approved by 75% of the combined votes cast at both meetings. Each of the other proposals, including the election of directors, requires the approval of a majority of the combined votes cast at the annual meetings.

         If you are a beneficial owner of Carnival Corporation shares and do not provide the shareholder of record with a signed voting instruction card, your shares may constitute broker non-votes, as described in "HOW IS THE QUORUM DETERMINED?" In tabulating the voting result for any particular proposal, shares which constitute broker non-votes are not deemed cast for purposes of calculating the vote.

Q:       WHAT HAPPENS IF ADDITIONAL PROPOSALS ARE PRESENTED AT THE MEETING?

A: Other than the proposals described in this proxy statement, Carnival Corporation does not expect any matters to be presented for a vote at the annual meeting. If you grant a proxy, the persons named as proxy holders, Micky Arison, our Chairman of the Board and Chief Executive Officer, and Arnaldo Perez, Carnival Corporation's Senior Vice President, General Counsel and Secretary, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any unforeseen reason any of our nominees is unable to accept nomination or election (which is not anticipated), the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the boards of directors.

Q:       WHO WILL COUNT THE VOTE?

A: A representative of SunTrust Bank, our transfer agent, will tabulate the votes and act as the inspector of elections.

Q: MAY I PROPOSE ACTIONS FOR CONSIDERATION AT NEXT YEAR'S ANNUAL MEETING OR NOMINATE INDIVIDUALS TO SERVE AS DIRECTORS?

A: You may submit proposals for consideration at future shareholder meetings, including director nominations. In order for shareholder proposals to be considered for inclusion in our proxy statement for next year's annual meeting, the written proposals must be received by our Secretary no later than October 31, 2003. Such proposals also will need to comply with U.S. Securities and Exchange Commission regulations regarding the inclusion of shareholder proposals in company sponsored proxy materials. Any proposal of shareholders to be considered at next year's meeting, but not included in the proxy statement, must be submitted in writing by January 10, 2004. If received after such date, the proposal will be deemed to be received in an untimely fashion.

         You may also propose director candidates for consideration by our Board's Nominating & Governance Committee. In order to have a nominee considered by the Nominating & Governance Committee for election at the 2004 annual meeting of shareholders, a shareholder must submit its recommendation in writing to the attention of our Secretary at our headquarters not later than January 1, 2004.

Q: HOW CAN I OBTAIN COPIES OF CARNIVAL CORPORATION'S ANNUAL REPORT ON FORM 10-K AND 10-K/A?

A: Copies of Carnival Corporation's Annual Report on Form 10-K and 10-K/A for Carnival Corporation's fiscal year ended November 30, 2002 (not including documents incorporated by reference) as filed with the U.S. Securities and Exchange Commission can be viewed or obtained without charge through the U.S. Securities and Exchange Commission's website www.sec.gov or at Carnival Corporation's home page on the Internet at www.carnivalcorp.com. Copies will also be provided to shareholders without charge upon written request to Investor Relations, Carnival Corporation, 3655 N.W. 87th Avenue, Miami, Florida 33178-2428. We encourage you to take advantage of the convenience of accessing these materials through the Internet as it is simple and fast to use, saves time and money, and is environmentally friendly.

               QUESTIONS SPECIFIC TO SHAREHOLDERS OF CARNIVAL PLC

Carnival Corporation shareholders should refer to "QUESTIONS SPECIFIC TO SHAREHOLDERS OF CARNIVAL Corporation" beginning on page 15.

Q: WHO IS ENTITLED TO ATTEND AND VOTE AT THE ANNUAL GENERAL MEETING OF CARNIVAL PLC?

A: If you are a Carnival plc shareholder registered in the register of members of Carnival plc at 11:00 p.m. (London time) on June 21, 2003, you will be entitled to attend in person and vote at the annual general meeting in respect of the number of Carnival plc shares registered in your name at that time. You may also appoint one or more proxies to attend and (on a poll) vote instead of you. If you are a corporation you may appoint a corporate representative to represent you and vote your shareholding in Carnival plc at the annual general meeting. For further details regarding appointing a proxy or corporate representative please see below.

         Carnival Corporation shareholders as of April 30, 2003, may also attend, but may not vote at, the Carnival plc annual general meeting.

Q:       WILL I BE ASKED TO VOTE AT THE CARNIVAL CORPORATION ANNUAL MEETING?

A: No. Your vote at the Carnival plc annual general meeting, for purposes of determining the outcome of combined voting, will automatically be reflected as appropriate at the subsequent annual meeting of Carnival Corporation through the mechanism of a special voting share issued by Carnival Corporation.

Q: HOW DO I VOTE MY CARNIVAL PLC SHARES WITHOUT ATTENDING THE ANNUAL GENERAL MEETING?

A: You may vote your Carnival plc shares at the annual general meeting by completing and signing the enclosed form of proxy in accordance with the instructions set out on the form and returning it as soon as possible, but in any event so as to be received by Carnival plc's registrar, Computershare Investor Services PLC, The Pavilions, Bridgwater Road, Bristol, BS13 8FB, by not later than 11:00 a.m. (London time) on June 21, 2003. Alternatively, a proxy vote may be submitted via the Internet in accordance with the instructions set out in the proxy form. It is also possible to appoint a proxy via the CREST system, please see page [9] for further details. Voting by proxy does not preclude you from attending the annual general meeting and voting in person should you wish to do so.

         If you are a corporation you can vote your Carnival plc shares at the annual general meeting by appointing a corporate representative. You are strongly encouraged to pre-register your corporate representative to make registration on the day of the annual meeting more efficient. You may obtain a pre-registration pack by contacting Carnival plc's registrar, Computershare Investor Services PLC, on 0870 703 0055 from within the UK or +44 870 703 0055 from elsewhere. Corporate representatives themselves are urged to arrive at least two hours before commencement of the annual general meeting to assist Carnival plc's registrar with the appropriate registration formalities. Whether or not you intend to appoint a corporate representative, you are strongly encouraged to return the enclosed form of proxy to Carnival plc's registrar.

Q:       CAN I CHANGE MY VOTE GIVEN BY PROXY OR BY MY CORPORATE REPRESENTATIVE?

A: Yes, in certain circumstances. You may change your proxy vote by either completing, signing and dating a new form of proxy in accordance with its instructions and returning it to Carnival plc's registrars by no later than 11:00 a.m. (London time) on June 21, 2003, or by attending and voting in person at the annual general meeting. If you do not attend and vote in person at the annual general meeting and wish to revoke the appointment of your proxy or corporate representative you must do so by delivering a notice of such revocation to Carnival plc's registrars at least three hours before the start of the annual general meeting.

Q:       WHAT CLASS OF SHARES ARE ENTITLED TO BE VOTED AT THE CARNIVAL PLC
         MEETING?

A: Carnival plc has only one class of ordinary shares in issue. Each Carnival plc ordinary share in issue as of the close of business on June 21, 2003, is entitled to one vote at the annual general meeting.

Q:       WHAT VOTES ARE REQUIRED TO ELECT DIRECTORS OR APPROVE THE OTHER
         PROPOSALS?

A: Under the DLC structure, all proposals are voted on by the shareholders of both companies voting together as a joint electorate. Resolutions 21 and 22 (which are proposals 8 and 9) are required to be approved by 75% of the combined votes cast at both meetings. Each of the other resolutions, including the election or re-election of directors, requires the approval of a majority of the combined votes cast at the annual general meetings. See "HOW WILL JOINT ELECTORATE ACTIONS BE VOTED ON?" for an explanation of joint electorate voting. Abstentions are not deemed votes cast for purposes of calculating the vote.

Q: MAY I PROPOSE ACTIONS FOR CONSIDERATION AT NEXT YEAR'S ANNUAL GENERAL MEETING OR NOMINATE INDIVIDUALS TO SERVE AS DIRECTORS?

A: You may, to the extent permitted under Carnival plc's governing documents and UK law, submit proposals for consideration at future shareholder meetings, including director nominations. In order for shareholder proposals to be considered for inclusion in our proxy statement for next year's annual general meeting, the written proposals must be received by our Secretary no later than October 31, 2003. Such proposals also will need to comply with U.S. Securities and Exchange Commission regulations regarding the inclusion of shareholder proposals in company sponsored proxy materials. Any proposal of shareholders to be considered at next year's meeting, but not included in the proxy statement, must be submitted in writing by January 10, 2004.

         You may also propose director candidates for consideration by our Board's Nominating & Governance Committee. In order to have a nominee considered by the Nominating & Governance Committee for election at the 2004 annual general meeting of shareholders, a shareholder must submit its recommendation in writing to the attention of our Secretary at our headquarters not later than January 1, 2004.

Q:       HOW CAN I OBTAIN COPIES OF CARNIVAL PLC'S ANNUAL REPORT ON FORM 20-F?

A: Copies of Carnival plc's Annual Report on Form 20-F for its fiscal year ended December 31, 2002 (not including documents incorporated by reference) as filed with the SEC can be viewed or obtained without charge through the SEC's website at www.sec.gov or at Carnival plc's home page on the Internet www.carnivalplc.com. Copies will also be provided to shareholders without charge upon written request to Investor Relations, Carnival plc, Carnival House, 5 Gainsford Street, London SE1 2NE, England. We encourage you to take advantage of the convenience of accessing these materials through the Internet as it is simple and fast to use, saves time and money, and is environmentally friendly.

                        COMMON STOCK OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

Set forth below is information concerning the share ownership of (1) all persons known by us to be the beneficial owners of 5% or more of the 628,661,981 shares of Carnival Corporation common stock and trust shares of beneficial interest in the P&O Princess Special Voting Trust outstanding as of April 30, 2003, (2) all persons known by us to be the beneficial owners of 5% or more of the 208,400,223 ordinary shares of Carnival plc outstanding as of April 30, 2003, (3) each of our executive officers named in the Carnival Corporation Summary Compensation Table which appears elsewhere in this proxy statement, (4) each other of our directors and (5) all directors and executive officers as a group.

Micky Arison, Chairman of the board and Chief Executive Officer of each of Carnival Corporation and Carnival plc, certain other members of the Arison family and trusts for their benefit (collectively, the "Principal Shareholders"), beneficially own shares representing approximately 33% of the combined voting power of Carnival and have informed us that they intend to cause all such shares to be voted in favor of the 13 nominees to the boards of directors named in this proxy statement, in favor of Proposals 2 through 9 and against Proposal 10 listed in the accompanying Carnival Corporation Notice of Meeting. The table begins with ownership of the Principal Shareholders. See footnote (2) below for a description of the group comprised of members of the Arison family and other persons and entities affiliated with them.

The number of shares beneficially owned by each entity, person, director, nominee or executive officer is determined under rules of the U.S. Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has the sole or shares voting power or investment power and also any shares which the individual has the right to acquire as of June 29, 2003 (60 days after the record date of April 30, 2003) through the exercise of any stock option or other right.

                           BENEFICIAL OWNERSHIP TABLE


NAME AND ADDRESS OF BENEFICIAL            AMOUNT AND NATURE      PERCENT OF     AMOUNT AND          PERCENT OF  PERCENT OF
OWNERS OR IDENTITY OF GROUP (1)           OF BENEFICIAL          CARNIVAL       NATURE OF           CARNIVAL    COMBINED
                                          OWNERSHIP OF           CORPORATION    BENEFICIAL          PLC         VOTING
                                          CARNIVAL               COMMON STOCK   OWNERSHIP OF        ORDINARY    POWER**
                                          CORPORATION SHARES                    CARNIVAL PLC        SHARES
                                          AND TRUST SHARES*                     ORDINARY SHARES

Micky Arison.........................       224,010,503(3)(4)      35.6%                 0              0        26.7%

Shari Arison.........................         7,353,908(3)(5)       1.2%                 0              0         ***
    c/o Israel Arison Foundation
    Marcaz Golda Center
    23 Shaul Hamelech Blvd.
    Tel Aviv, Israel  64367

James M. Dubin.......................       147,214,270(3)(7)      23.4%                 0              0        17.6%
    c/o Paul, Weiss, Rifkind, Wharton
    & Garrison LLP
    1285 Avenue of the Americas
    New York, New York  10019

MA 1994 B Shares, L.P................       106,114,284(3)(6)      16.9%                 0              0        12.7%

MA 1994 B Shares, Inc................       106,114,284(3)(6)      16.9%                 0              0        12.7%

MA 1997 Holdings, L.P................         6,102,187(3)(7)         1%                 0              0         ***

MA 1997 Holdings, Inc................         6,102,187(3)(7)         1%                 0              0         ***

JMD Delaware, Inc....................         6,102,187(3)(7)         1%                 0              0         ***
    as Trustee for the Micky Arison
    1997 Holdings Trust

The Royal Bank of Scotland Trust
    Company..........................        46,145,830(3)(8)       7.3%                 0              0         5.5%
    (Jersey) Limited
    as Trustee of the Ted Arison 1992
    Irrevocable Trust for Lin No. 2
    P.O. Box 298, St. Helier
    Jersey, Channel Islands

Balluta Limited......................         5,102,708(3)(9)        ***                 0              0         ***
    as Trustee for the Shari Arison
    Irrevocable Guernsey Trust
    St. James Chambers, Athol Street
    Douglas, Isle of Man

Cititrust (Jersey) Limited...........        76,787,525(3)(8)      12.2%                 0              0         9.2%
    as Trustee for the Ted Arison 1994
    Irrevocable Trust For Shari No. 1
    P.O. Box 728, 38 Esplanade, St.
    Helier, Jersey, Channel Islands
    JE4-8ZT

NAME AND ADDRESS OF BENEFICIAL            AMOUNT AND NATURE      PERCENT OF     AMOUNT AND          PERCENT OF  PERCENT OF
OWNERS OR IDENTITY OF GROUP (1)           OF BENEFICIAL          CARNIVAL       NATURE OF           CARNIVAL    COMBINED
                                          OWNERSHIP OF           CORPORATION    BENEFICIAL          PLC         VOTING
                                          CARNIVAL               COMMON STOCK   OWNERSHIP OF        ORDINARY    POWER**
                                          CORPORATION SHARES                    CARNIVAL PLC        SHARES
                                          AND TRUST SHARES*                     ORDINARY SHARES

JMD Protector, Inc...................       122,933,355(3)(7)      19.5%                 0              0        14.7%
    c/o Paul, Weiss, Rifkind, Wharton
    & Garrison LLP
    1285 Avenue of the Americas
    New York, New York  10019

JMD Delaware, Inc....................            2,124,560(3)       ***                  0              0         ***
    as Trustee for the Continued Trust
    for Micky Arison

JMD Delaware, Inc....................            3,759,010(3)       ***                  0              0         ***
    as Trustee for the Continued Trust
    for Shari Arison Dorsman

JMD Delaware, Inc....................            4,759,010(3)       ***                  0              0         ***
    as Trustee for the Continued Trust
    for Michael Arison

JMD Delaware, Inc....................        1,432,440(3)(10)       ***                  0              0         ***
    as Trustee for the Marilyn B. Arison
    Irrevocable Delaware Trust

JMD Delaware, Inc....................            1,000,000(3)       ***                  0              0         ***
    as Trustee for the Michael Arison
    1999 Irrevocable Delaware Trust

MBA I, L.L.C.........................        1,432,440(3)(10)       ***                  0              0         ***

TAMMS Investment Company.............            3,653,168(3)       ***                  0              0         ***
    Limited Partnership

TAMMS Management Corporation.........            3,653,168(3)        ***                 0              0         ***

The Ted Arison Family Foundation
    USA, Inc.........................            2,250,000(3)       ***                  0              0         ***
    3655 N.W. 87 Avenue
    Miami, Florida  33178

Robert H. Dickinson..................             501,465(11)       ***                  0              0         ***

Pier Luigi Foschi....................              50,000(12)       ***                  0              0         ***

Howard S. Frank......................           1,073,628(13)        ***                 0              0         ***

A. Kirk Lanterman....................             170,595(14)       ***                [16]           ***         ***
    c/o Holland America Line Inc.
    300 Elliott Avenue West
    Seattle, Washington  98119

Ambassador Richard G. Capen, Jr......              41,402(15)       ***                  0              0         ***
    6077 San Elijo
    Rancho Santa Fe, California  92067

NAME AND ADDRESS OF BENEFICIAL            AMOUNT AND NATURE      PERCENT OF     AMOUNT AND          PERCENT OF  PERCENT OF
OWNERS OR IDENTITY OF GROUP (1)           OF BENEFICIAL          CARNIVAL       NATURE OF           CARNIVAL    COMBINED
                                          OWNERSHIP OF           CORPORATION    BENEFICIAL          PLC         VOTING
                                          CARNIVAL               COMMON STOCK   OWNERSHIP OF        ORDINARY    POWER**
                                          CORPORATION SHARES                    CARNIVAL PLC        SHARES
                                          AND TRUST SHARES*                     ORDINARY SHARES

Arnold W. Donald.....................               5,400(16)       ***                  0              0         ***
    c/o Merisant Company
    1 North Brentwood Blvd.
    Suite 510
    Clayton, Missouri 63105

Baroness Sarah Hogg.................                       0        ***             [6,240]           ***         ***
    c/o 3i Group plc
    91 Waterloo Road
    London  SE1 8XP
    England

Modesto A. Maidique..................              23,600(17)       ***                  0              0         ***
    Florida International University
    Office of the President
    University Park Campus
    107th Avenue and S.W. 8th Street
    Miami, Florida  33199

Sir John Parker......................                      0        ***             10,000            ***         ***
   c/o National Grid Transco plc
   1-3 Strand
   London  WC2N 5EH
   England

Peter Ratcliffe......................                      0        ***        [731,238(19)]          ***         ***
    c/o Carnival plc
    Carnival House, 5 Gainsford Street
    London SE1 2NE
      England

Stuart Subotnick.....................             63,600 (20)       ***                  0              0         ***
    c/o Metromedia Company
    810 7th Avenue, 29th Floor
    New York, New York  10019

Uzi Zucker...........................             63,600 (21)       ***                  0              0         ***
    c/o Bear, Stearns & Co. Inc.
    245 Park Avenue
    New York, New York  10167

Capital Research and Management Company...    38,362,900 (22)       6.1%                 0              0         4.6%
    333 South Hope Street
    Los Angeles, California 90071

Deutsche Bank AG.....................                      0          0        [75,971,531]        [ __ ]%        9.1%
    23 Great Winchester Street
    London EC2P 2AX                                                                    (23)
     England

NAME AND ADDRESS OF BENEFICIAL            AMOUNT AND NATURE      PERCENT OF     AMOUNT AND          PERCENT OF  PERCENT OF
OWNERS OR IDENTITY OF GROUP (1)           OF BENEFICIAL          CARNIVAL       NATURE OF           CARNIVAL    COMBINED
                                          OWNERSHIP OF           CORPORATION    BENEFICIAL          PLC         VOTING
                                          CARNIVAL               COMMON STOCK   OWNERSHIP OF        ORDINARY    POWER**
                                          CORPORATION SHARES                    CARNIVAL PLC        SHARES
                                          AND TRUST SHARES*                     ORDINARY SHARES

All directors and executive officers as
    a group (20 persons)...............     226,687,165            35.9%         [747,494]          ***          27%

------------------------

* On April 17, 2003, Carnival plc and Carnival Corporation implemented a dual listed company, or "DLC" structure. As part of the DLC structure, Carnival plc issued a special voting share to Carnival Corporation, which transferred such share to the trustee of the P&O Princess Special Voting Trust (the "Trust"), a trust established under the laws of the Cayman Islands. Trust shares of beneficial interest in the Trust were transferred to Carnival Corporation. The trust shares represent a beneficial interest in the Carnival plc special voting share. Immediately following the transfer, Carnival Corporation distributed such trust shares by way of a dividend to holders of shares of common stock of Carnival Corporation. Under a pairing agreement, the trust shares of beneficial interest in the Trust are paired with, and evidenced by, certificates representing shares of Carnival Corporation common stock on a one-for-one basis. In addition, under the pairing agreement, when a share of Carnival Corporation common stock is issued to a person after the implementation of the DLC structure, a paired trust share will be issued at the same time to such person. Each share of Carnival Corporation common stock and the paired trust share may not be transferred separately. The Carnival Corporation common stock and the trust shares (including the beneficial interest in the Carnival plc special voting share) are listed and trade together on the New York Stock Exchange under the ticker symbol "CCL." Accordingly, each holder of Carnival Corporation common stock is also deemed to be the beneficial owner of an equivalent number of trust shares.

**   As a result of the DLC structure, on most matters that affect all of the shareholders of Carnival Corporation and Carnival plc, the shareholders of both companies effectively vote together as a single decision-making body. Combined voting is accomplished through the special voting shares that have been issued by each company.

***  Less than one percent.

(1) The address of each natural person named, unless otherwise noted, is 3655 N.W. 87 Avenue, Miami, Florida 33178-2428. The address of all other entities, unless otherwise noted, is 1201 North Market Street, Wilmington, Delaware 19899.

(2) Micky Arison and the other members of the Arison family and trusts for their benefit (collectively, the "Principal Shareholders"), beneficially own shares representing approximately 44% of the voting power of Carnival Corporation and approximately 33% of the combined voting power. The Principal Shareholders have filed a joint statement on Schedule 13D with respect to the shares of Carnival Corporation common stock and trust shares (representing a beneficial interest in a special voting share) held by such persons.

(3) TAMMS Investment Company Limited Partnership ("TAMMS") owns 3,653,168 shares of common stock. TAMMS' general partner is TAMMS Management Corporation ("TAMMS Corp."), which is wholly-owned by MBA I, L.L.C. ("MBA I"). TAMMS' limited partners are various trusts established for the benefit of certain members of Micky Arison's family, including Shari Arison (the "Family Trusts"). By virtue of the limited partnership agreement of TAMMS, TAMMS Corp. may also be deemed to beneficially own such 3,653,168 shares of common stock. By virtue of its interest in TAMMS, JMD Delaware, Inc. and Balluta Limited as trustees of certain of the Family Trusts, may be deemed to beneficially own the portion of the 3,653,168 shares of common stock held by TAMMS which corresponds to their partnership interest in TAMMS. Such amounts are included in the number of shares set forth next to its name in the table above. Because of his position as President of TAMMS Corp., Micky Arison may be deemed to beneficially own the 3,653,168 shares of common stock owned by TAMMS; however, Micky Arison disclaims beneficial ownership of all such shares which are beneficially owned by TAMMS. Accordingly, Micky Arison has not reported beneficial ownership of any of the shares owned by TAMMS.

(4) Includes (i) 408,000 shares of common stock issuable to Micky Arison upon his exercise of stock options granted to him in May 1995, January 1998, 1999, 2000 and 2001, and October 2001, (ii) 6,102,187 shares of common stock held by the MA 1997 Holdings, L.P., (iii) 106,114,284 shares of common stock held by the MA 1994 B Shares, L.P., (iv) 93,847,639 shares of common stock held by the Ted Arison 1992 Irrevocable Trust for Lin No. 2, Ted Arison 1994 Irrevocable Trust For Shari No. 1 and the Michael Arison 1999 Irrevocable Delaware Trust by virtue of the authority granted to Micky Arison under the last will of Ted Arison, and (v) 17,538,393 shares of common stock held by The 1997 Irrevocable Trust for Micky Arison, all of which may be deemed to be beneficially owned by Micky Arison.

(5) Under the terms governing the Shari Arison Irrevocable Guernsey Trust, Shari Arison has the sole right to vote and direct the sale of the 4,000,000 shares of common stock held directly by such trust and the 1,102,708 shares of common stock held by TAMMS which corresponds to such trust's respective ownership interest in TAMMS. In addition, the shares described above include 2,250,000 shares owned by The Ted Arison Family Foundation USA, Inc. (the "Foundation") and 1,200 shares of common stock owned by Shari Arison's children. Because Shari Arison is Chairman and President of the Foundation, she may be deemed to beneficially own the common stock held by the Foundation. Shari Arison disclaims beneficial ownership of the shares owned by the Foundation and her children.

(6)      MA 1994 B Shares, L.P. ("MA 1994, L.P.") owns 106,114,284 shares of common stock. The general partner of MA 1994, L.P. is MA 1994 B Shares, Inc. ("MA 1994, Inc."), which is wholly-owned by the Micky Arison 1994 "B" Trust, a trust established for the benefit of Micky Arison and his heirs (the "B Trust"). The sole limited partner of MA 1994, L.P. is the B Trust. Under the terms of the instrument governing the B Trust, Micky Arison has the sole right to vote and direct the sale of the common stock indirectly held by the B Trust. By virtue of the limited partnership agreement of MA 1994, L.P., MA 1994, Inc. may be deemed to beneficially own all such 106,114,284 shares of common stock. By virtue of Micky Arison's interest in the B Trust and the B Trust's interest in MA 1994, L.P., Micky Arison may be deemed to beneficially own all such 106,114,284 shares of common stock. The trustee of the B Trust is JMD Delaware, Inc., a corporation wholly-owned by James M. Dubin.

(7)      MA 1997 Holdings, L.P. ("MA 1997, L.P.") owns 6,102,187 shares of common stock. The general partner of MA 1997, L.P. is MA 1997 Holdings, Inc. ("MA 1997, Inc."), which is wholly-owned by the Micky Arison 1997 Holdings Trust, a trust established for the benefit of Micky Arison and his heirs (the "MA 1997 Trust"). The sole limited partner of MA 1997, L.P. is the MA 1997 Trust. By virtue of the limited partnership agreement of MA 1997, L.P., MA 1997, Inc. may be deemed to beneficially own all of such 6,102,187 shares of common stock. By virtue of the MA 1997 Trust's interest in MA 1997, L.P., the MA 1997 Trust may be deemed to beneficially own all such 6,102,187 shares of common stock. Under the terms of the instrument governing the MA 1997 Trust, Micky Arison has the sole right to vote the common stock indirectly held by the MA 1997 Trust. The trustee of the MA 1997 Trust is JMD Delaware, Inc., a corporation wholly-owned by James M. Dubin.

(8) JMD Protector, Inc., a Delaware corporation, is the protector of the Ted Arison 1994 Irrevocable Trust for Shari No. 1 and the Ted Arison 1992 Irrevocable Trust for Lin No. 2 and has certain voting and dispositive rights with respect to the common stock held by such trusts.

(9) Balluta Limited, an Isle of Man corporation, is the sole trustee of the Shari Arison Irrevocable Guernsey Trust.

(10) MBA I owns 400,000 shares of common stock and a limited partnership interest in TAMMS (See Note 2 above). MBA I may be deemed to own 1,032,440 shares of common stock held by TAMMS which corresponds to its respective partnership interest in TAMMS and TAMMS Corp. The Marilyn B. Arison

         Irrevocable Delaware Trust (the "Irrevocable Trust") owns a controlling interest in MBA I; therefore, the Irrevocable Trust may be deemed to beneficially own all such 1,432,440 shares of common stock.

(11) Includes 278,400 shares of common stock issuable to Mr. Dickinson upon exercise of stock options granted to him in August 1997, 1998, 1999, 2000 and 2001 and January and October 2001. Also includes 221,622 shares of common stock owned by Dickinson Enterprises Limited Partnership (the "Dickinson Partnership"). The general partner of the Dickinson Partnership is Dickinson Enterprises, Inc., which is wholly owned by a revocable trust established for the benefit of Mr. Dickinson and his heirs (the "Dickinson Trust"). Under the terms of the instrument governing the Dickinson Trust, Mr. Dickinson has the sole right to vote and direct the sale of the common stock indirectly held by the Dickinson Trust.

(12) Includes 30,000 shares of common stock issuable to Mr. Foschi upon his exercise of stock options granted to him in January and October 2001. Also includes 20,000 shares of common stock owned by Atlantic Ventures.

(13) Includes (i) 740,000 shares of common stock issuable to Mr. Frank upon his exercise of stock options granted to him in May 1995, January 1998, 1999, 2000 and 2001 and October 2001, (ii) 9,600 shares of common stock owned by Mr. Frank's wife as to which he disclaims beneficial ownership, and (iii) 4,002 shares of common stock owned by the Jackson
         S. Woolworth Irrevocable Trust and the Cassidy B. Woolworth Trust (Mr. Frank is trustee), as to which Mr. Frank disclaims beneficial ownership.

(14) Includes 8,000 shares of common stock held by the Helen K. Lanterman Trust (Mr. Lanterman is trustee).

(15) Includes 23,600 shares of common stock issuable to Ambassador Capen upon his exercise of stock options granted to him in April 1999 and April and October 2001. Also includes 17,000 shares owned by the Capen Trust, of which Mr. Capen is co-trustee. Also includes 802 shares of common stock owned by Ambassador Capen's wife as to which he disclaims beneficial ownership.

(16) Includes 3,600 shares of common stock issuable to Mr. Donald upon his exercise of stock options granted to him in April and October 2001. Also includes 1,800 shares owned by The Arnold and Hazel Donald Charitable Trust (Mr. Donald is trustee).

(17) By virtue of being the sole shareholder of JMD Delaware, Inc., JMD Protector, Inc. and Balluta Limited, Mr. Dubin may be deemed to own the aggregate of 147,213,270 shares of common stock beneficially owned by such entities, as to which he disclaims beneficial ownership.

(18) Includes 23,600 shares of common stock issuable to Dr. Maidique upon his exercise of stock options granted to him in April 1999 and 2001 and October 2001.

(19) Includes 917,872 ordinary shares issuable to him upon exercise of share options.

(20) Includes 3,600 shares of common stock issuable to Mr. Subotnick upon his exercise of stock options granted to him in April and October 2001.

(21) Includes 3,600 shares of common stock issuable to Mr. Zucker upon his exercise of stock options granted to him in April and October 2001.

(22) As reflected in Amendment No. 2 to Schedule 13G, dated February 10, 2003, as filed with the U.S. Securities and Exchange Commission.

(23) Based on notifications to Carnival plc of interests of 3% or more in the share capital of Carnival plc as required by the UK Companies Act 1985.

(24) Includes an aggregate of 2,002,594 shares of common stock issuable to directors and executive officers upon their exercise of previously granted stock options.


             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based upon a review of Forms 3 and 4 and amendments thereto furnished to Carnival Corporation during and with respect to its most recent fiscal year and upon written representations from persons known to Carnival to be subject to
Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (a "reporting person") that no Form 5 is required to be filed for such reporting person, all reporting persons filed on a timely basis reports required by Section 16(a) of the Exchange Act during the fiscal year ended November 30, 2002, with the exception of one late report for the Continued Trust for Micky Arison.

Carnival plc was a foreign private issuer during fiscal 2002 and holders of Carnival plc shares were not subject to Section 16 of the Exchange Act for fiscal 2002. Accordingly, no Section 16 filings were made with respect to Carnival plc in fiscal 2002, its most recently completed fiscal year.

                          PROPOSAL 1 (RESOLUTIONS 1-13)

                      ELECTION OR RE-ELECTION OF DIRECTORS

The DLC structure requires the boards of Carnival plc and Carnival Corporation to be identical. Shareholders are required to approve the election or re-election of directors to each board.

CARNIVAL CORPORATION DIRECTORS: There are 13 nominees for election or re-election to the board of directors. Each nominee currently serves as a director. All directors are to be elected to serve until the next annual meeting and until their successors are elected.

CARNIVAL PLC DIRECTORS: Carnival plc's articles of association state that any director appointed to the board of Carnival plc during the year can only hold office until the next annual general meeting, and if not re-appointed at such annual general meeting, must vacate office at its conclusion. Micky Arison, Howard S. Frank, Ambassador Richard G. Capen, Jr., Robert H. Dickinson, Arnold
W. Donald, A. Kirk Lanterman, Modesto A. Maidique, Stuart Subotnick, Uzi Zucker and Pier Luigi Foschi were appointed directors of Carnival plc on April 17, 2003 in connection with the implementation of the DLC structure. It is proposed that they be elected to Carnival plc's board by the shareholders.

Four of Carnival plc's seven directors have retired from Carnival plc's board in connection with the implementation of the DLC structure. They were The Lord Sterling of Plaistow, Nick Luff, Peter Foy and Horst Rahe. Sir John Parker, Peter Ratcliffe and Baroness Hogg remain on Carnival plc's board and were appointed directors of Carnival Corporation on April 17, 2003. It is proposed that they be re-elected to Carnival plc's board.

With respect to each nominee set forth below, the information presented includes such person's age, the month and year in which such person first became a director, any other position held with Carnival, such person's principal occupations during the past five years and any directorships held by such nominee in public or certain other companies.

THE BOARDS OF DIRECTORS UNANIMOUSLY RECOMMEND A VOTE FOR THE ELECTION OF EACH OF THE FOLLOWING NOMINEES:

MICKY ARISON, age 53, has been Chairman of the board of directors of Carnival Corporation since October 1990 and a director since June 1987. He has been Chief Executive Officer of Carnival Corporation since 1979 and became Chief Executive Officer of Carnival plc on April 17, 2003. On April 17, 2003, he also became a director and Chairman of the board of directors of Carnival plc.

AMBASSADOR RICHARD G. CAPEN, JR., age 68, has been a director of Carnival Corporation since April 1994. On April 17, 2003, he became a director of Carnival plc. He is currently a corporate director, author and business consultant. From 1992 to 1993, Ambassador Capen served as United States Ambassador to Spain. From 1989 to 1991, Ambassador Capen served as Vice Chairman of Knight-Ridder, Inc. Ambassador Capen was the Chairman and Publisher of the Miami Herald from 1983 to 1989. Ambassador Capen is a member of the board of directors of the Fixed Income Funds of The Capital Group, the New Economy Fund and Smallcap World Fund.

ROBERT H. DICKINSON, age 60, has been a director of Carnival Corporation since June 1987. On April 17, 2003, he became a director of Carnival plc. Mr. Dickinson was Senior Vice President-Sales and Marketing of the Carnival Cruise Lines division of Carnival Corporation ("CCL") from 1979 through May 1993. Since May 1993, Mr. Dickinson has served as President and Chief Operating Officer of CCL.

ARNOLD W. DONALD, age 48, has been a director of Carnival Corporation since January 2001. On April 17, 2003, he became a director of Carnival plc. Since March 2000, Mr. Donald has been the Chairman and Chief Executive Officer of Merisant Company, a manufacturer and marketer of tabletop sweetener products, including the Equal(R) and Canderel(R) brands. From January 1998 to March 2000 he was Senior Vice-President of Monsanto Company, a company which develops agricultural products and consumer goods, and president of its nutrition and consumer sector. Prior to that he was President of Monsanto Company's agricultural sector. He is a member of the board of directors of Belden, Inc., Crown Cork & Seal Company, Inc., The Laclede Group, Oil-Dri Corporation of America and The Scotts Company.

PIER LUIGI FOSCHI, age 56, has been a director of Carnival Corporation and of Carnival plc since April 17, 2003. He has been Chief Executive Officer of Costa Crociere S.p.A. ("Costa"), a subsidiary of Carnival Corporation, since October 1997 and chairman of its board since January 2000. From 1974 to 1997, he held senior positions with OTIS, a world leader in the field of elevators, which is a subsidiary of United Technologies Corporation, and from 1990 - 1997 he was Executive Vice President of Otis's Asia-Pacific operations.

HOWARD S. FRANK, age 62, has been Vice Chairman of the board of directors of Carnival Corporation since October 1993 and a director since April 1992. On April 17, 2003, he became a director and Vice Chairman of the board of directors of Carnival plc and Chief Operating Officer of Carnival plc. He was appointed Chief Operating Officer of Carnival Corporation in January 1998. From July 1989 to January 1998, he was Chief Financial Officer and Chief Accounting Officer of Carnival Corporation. From July 1975 through June 1989, he was a partner with Price Waterhouse.

BARONESS HOGG, age 56, has been a director of Carnival plc since the demerger of P&O Princess Cruises plc from The Penisular and Oriental Steam Navigation Company ("P&O") in October 2000. On April 17, 2003, she became a director of Carnival Corporation. She is Chairman of 3i Group Plc and Frontier Economics and a non-executive director of GKN plc, a Governor of the British Broadcasting Corporation and a member of the House of Lords Economic Affairs Committee. Sarah Hogg was Head of the Prime Minister's Policy Unit, with the rank of Second Permanent Secretary, from 1990-1995 and served as a non-executive director of P&O between 1999 and October 2000.

A. KIRK LANTERMAN, age 71, has been a director of Carnival Corporation since April 1992. On April 17, 2003, he became director of Carnival plc. He has been Chairman of the Board, President and Chief Executive Officer of Holland America Line Inc. ("HAL") (formerly known as Holland America Line-Wetours Inc.), a subsidiary of Carnival Corporation, since August 1999. From March 1997 to August 1999, he was Chairman of the Board and Chief Executive Officer of HAL. From December 1989 to March 1997, he was President and Chief Executive Officer of HAL. From 1983 to 1989, he was President and Chief Operating Officer of HAL. From 1979 to 1983 he was President of Westours, Inc., which merged with Holland America Line in 1983.

MODESTO A. MAIDIQUE, age 63, has been a director of Carnival Corporation since April 1994. On April 17, 2003, he became a director of Carnival plc. He has been President of Florida International University ("FIU") since 1986. Prior to assuming the presidency of FIU, Dr. Maidique taught at the Massachusetts Institute of Technology, Harvard University and Stanford University. Dr. Maidique has also served as Vice President and General Manager of the Semiconductor Division of Analog Devices, Inc. which he co-founded in 1969, as President and Chief Executive Officer of Gerome Therapeutics Collaborative Research, Inc., a genetics engineering firm, and as General Partner of Hambrecht & Quist, a venture capital firm. Dr. Maidique is a director of National Semiconductor, Inc.

SIR JOHN PARKER, age 60, has been a non-executive director of Carnival plc since the demerger of P&O Princess Cruises plc from P&O in October 2000 and was Deputy Chairman from September 2002 to April 17, 2003. On April 17, 2003, Sir John Parker became a director of Carnival Corporation. He is the non-executive Chairman of National Grid Transco plc, and RMC Group plc. He is non-executive director of Brambles Industries plc. He was formerly Chairman of Babcock International Group plc and a past President of the Royal Institution of Naval Architects. Sir John Parker has been a member of the General Committee of Lloyds Register of Shipping since 1983 and Chairman of its Technical Committee from 1993 until 2002. He is Vice-President of the Engineering Employers' Federation.

PETER RATCLIFFE, age 54, has been a director of Carnival plc since the demerger of P&O Princess Cruises plc from P&O in October 2000 and was its Chief Executive Officer until April 17, 2003. He is now Chief Executive Officer of P&O Princess Cruises International Limited, a subsidiary of Carnival plc. On April 17, 2003, he became a director of Carnival Corporation and continued as an executive director of Carnival plc. He was previously an executive director of P&O and head of its cruise division, having served as President of Princess Cruises since 1993 and its Chief Operating Officer since 1989. His early career was spent with P&O Containers Limited in London and Sydney.

STUART SUBOTNICK, age 61, has been a director of Carnival Corporation since July 1987. On April 17, 2003, he became a director of Carnival plc. Mr. Subotnick has been a general partner and the Executive Vice President of Metromedia Company since July 1986. He was a director of Metromedia Inc., a predecessor company, from 1982 and its Executive Vice President from 1986. Prior to 1986, Mr. Subotnick was Senior Vice President-Finance of Metromedia Inc. from October 1983 and a member of the Office of the President from 1982. He is a director of Big City Radio Inc., Metromedia Fiber Networks Inc. and Metromedia International Group, Inc.

UZI ZUCKER, age 67, has been a director of Carnival Corporation since July 1987. On April 17, 2003, he became a director of Carnival plc. Mr. Zucker joined Bear, Stearns & Co. in 1967 and was a Limited Partner until 1982 and has been a General Partner thereafter. Mr. Zucker has been a Senior Managing Director of Bear, Stearns & Co. Inc. since 1985. He is a director of Alliance Tire Company Ltd., Cathay Investment Fund and Conair Corporation.

                           PROPOSAL 2 (RESOLUTION 14)

      APPROVAL OF AMENDED AND RESTATED CARNIVAL CORPORATION 2002 STOCK PLAN

On January 14, 2002, the Carnival Corporation board of directors adopted the Carnival Corporation 2002 Stock Option Plan and its shareholders approved it on April 15, 2002. On April 17, 2003, the Carnival Corporation board of directors amended and restated the 2002 Stock Option Plan, as amended (the "2002 Plan"), subject to approval of our shareholders, primarily in order (i) to permit awards under the 2002 Plan to be granted to employees or directors of, or consultants or advisors to, Carnival plc (formerly P&O Princess Cruises plc), in addition to employees or directors of, or consultants or advisors to, Carnival Corporation;
(ii) to permit awards of restricted shares of Carnival Corporation common stock and (iii) to reflect the changes to Carnival Corporation common stock as result of the DLC transaction. The 2002 Plan is attached as Annex A to this proxy statement. Carnival Corporation, Carnival plc and their respective affiliates are collectively referred to as the "Combined Group."

The principal provisions of the 2002 Plan are summarized below. This summary is not complete and is qualified in its entirely by the literal terms of the 2002 Plan. Approval of the 2002 Plan is required in order (i) to permit awards under the 2002 Plan to be granted to employees or directors of, or consultants or advisors to, Carnival plc, (ii) to meet the requirements of the New York Stock Exchange in respect of restricted share awards granted under the 2002 Plan to officers and directors of the Combined Group to be listed, (iii) to the extent applicable, to assure that restricted share awards granted under the 2002 Plan are qualified "performance-based compensation" and thereby exempt from the application of Section 162(m) of the Internal Revenue Code (the "Code") and (iv) to reflect the changes to the Carnival Corporation common stock as a result of the DLC structure, which requires that each share of Carnival Corporation common stock be paired with a share of beneficial interest (a "trust share") in the P&O Princess Special Voting Trust. A share of Carnival Corporation common stock and the paired trust share is collectively referred to in this section as a "Share."

DESCRIPTION OF THE 2002 PLAN

The purpose of the 2002 Plan is to create an employment incentive by providing an opportunity to selected employees, directors, consultants and advisors who are important to the success of the Combined Group to own Shares. The number of Shares reserved for issuance under the 2002 Plan is 40 million, but only 2 million of such Shares are available for awards of restricted shares. In no event may the aggregate number of Shares with respect to which awards are granted under the 2002 Plan to any individual exceed 2 million in any one calendar year. As described more fully in the 2002 Plan, if an award expires or terminates for any reason prior to the holder of such award receiving any economic benefit therefrom, the number of Shares previously subject to, but not delivered under, such award shall be available to be awarded thereafter.

The 2002 Plan provides that awards may be granted to directors or employees of, or consultants and advisors to, the Combined Group and its affiliates, regardless of whether such persons otherwise hold or have held options or similar awards under the 2002 Plan or any other plan. It is anticipated that awards will be granted primarily to management and supervisory level employees, including executive officers. To date under the 2002 Plan:

         o Mr. Arison (Chairman and CEO) has been granted 120,000 stock options;

         o Mr. Frank (Vice Chairman and COO) has been granted 100,000 stock options;

         o Mr. Dickinson (President and COO of CCL) has been granted no stock options;

         o Mr. Lanterman (Chairman and CEO of HAL) has been granted no stock options;

         o Mr. Foschi (Chairman and CEO of Costa) has been granted 50,000 stock options;

         o the current executive officers as a group, including the five named executive officers listed above, have been granted a total of 152,000 stock options;

         o        no non-employee directors have been granted stock options; and

         o a total of 2,669,150 stock options (before giving effect to any forfeitures on account of termination prior to vesting) have been granted to employees who are not executive officers.

The 2002 Plan is administered by the Compensation Committee of Carnival Corporation, which is currently comprised of two independent members of the Carnival Corporation board of directors, Mr. Maidique and Sir John Parker (the "Committee"). The Committee may issue awards of incentive stock options within the meaning of Section 422(b) of the Code ("Incentive Options"), options that do not qualify as Incentive Options ("Nonqualified Options"), and restricted share awards. The Committee has the discretion to determine the persons to whom awards are granted (although Incentive Options may only be granted to employees of Carnival Corporation), the type of award, the number of Shares to be covered by each award and, with respect to options, the option price.

Nonqualified Options may be issued at any option exercise price determined by the Committee not less than 85% of the fair market value of the Shares on the date an option is granted. The option exercise price for Incentive Options is to be no less than the fair market value of the Shares on the date the option is granted (or no less than 110% of the fair market value on the date of grant for a 10% or greater shareholder). The fair market value of a Share on April 30, 2003, as determined in accordance with the 2002 Plan, was $_____ per Share. Awards shall vest as determined by the Committee and shall become null and void upon the occurrence of certain conditions as determined by the Committee, including, with respect to Incentive Options and Nonqualified Options, the expiration of no more than 10 years after the date of the grant (or five years in the case of an Incentive Option granted to a 10% shareholder).

Options granted under the 2002 Plan may be exercised upon (a) delivery by the optionee of written notice of exercise, (b) tender of full payment in cash or "mature" Shares, (c) with the Committee's consent, in other property or through a broker-assisted cashless exercise mechanism or (d) by such other method as the Committee may determine.

An award of restricted Shares is a grant of Shares on terms and conditions determined by the Committee. The grant or the vesting of an award of restricted Shares may be conditioned upon service to a member of the Combined Group or any of their affiliates or the attainment of performance goals or other factors, as determined in the discretion of the Committee. Holders of an award of restricted Shares will have, with respect to the restricted Shares granted, all of the rights of a shareholder of Carnival Corporation, including the right to vote the Shares. However, the Committee has discretion to determine whether cash and stock dividends with respect to the restricted Shares will be currently paid to the participant or withheld by Carnival Corporation and credited for the participant's account, and interest may be credited on such dividends at a rate determined by the Committee. Any cash or stock dividends withheld by the Committee (and any earnings thereon, if applicable) will be distributed to the participant upon the release of the restrictions on the Shares to which the dividends are attributable, and if the Shares are forfeited, the participant shall also forfeit his or her right to any cash or stock dividends attributable to the forfeited Shares.

The Committee may, in its discretion, condition the vesting of any restricted share award granted under the 2002 Plan on the satisfaction of certain performance goals. To the extent an award is intended to qualify as "performance-based compensation" under Section 162(m) of the Code, the performance goals shall be established by the Committee with reference to one or more of the following, either on a Combined Group-wide basis or, as relevant, in respect of Carnival Corporation, Carnival plc or one or more affiliates, divisions or operations of a member of the Combined Group:

         (i)      earnings (gross, net or per share);

         (ii)     stock price (absolute or relative to other companies);

         (iii)    market share;

         (iv)     gross or net profit margin;

         (v)      costs or expenses;

         (vi)     productivity improvements; or

         (vii) total shareholder return (absolute or relative to other companies).

With respect to an award of restricted Shares which is intended to qualify as "performance-based compensation" under Section 162(m) of the Code, the timing, establishment and adjustment of the performance goals shall be implemented by the Committee in a manner designed to preserve the treatment of such award as "performance-based compensation" for purposes of
Section 162(m) of the Code.

Unless the Committee determines otherwise in a particular award agreement, in the event of a Change of Control of Carnival Corporation (i) all awards granted under the 2002 Plan will become fully vested and exercisable, and (ii) Carnival Corporation may cancel outstanding awards upon at least 10 days' advance notice and pay the holder of the award the value of the award based on the consideration received by the other shareholders in connection with the Change of Control transaction (and this cashout provision also applies in the event of certain significant events involving Carnival Corporation which otherwise do not constitute a Change of Control).

The maximum number of Shares subject to awards available under the 2002 Plan and the maximum number of Shares with respect to which any one person may be granted awards during any calendar year shall be subject to adjustment or substitution, as determined by the Committee in its sole discretion, as to the number, price or kind of a share of stock or other consideration subject to such awards or as otherwise determined by the Committee to be equitable (i) in the event of changes in the outstanding Shares or in Carnival Corporation's capital structure by reason of stock or extraordinary cash dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, a termination of the pairing of the shares of common stock and the trust shares, or any other relevant changes in capitalization occurring after the date of grant of any award or (ii) in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, persons granted awards under the 2002 Plan, or which otherwise warrants equitable adjustment because it interferes with the intended operation of the 2002 Plan.

Awards granted under the 2002 Plan generally may not be transferred during a participant's lifetime, except that the Committee may in its discretion allow certain transfers of Nonqualified Options and restricted shares by gift for estate planning purposes. The delivery of Shares pursuant to an award granted under the 2002 Plan is subject to the satisfaction by the participant of all applicable tax withholding requirements.

The 2002 Plan provides that it will terminate, unless earlier terminated as provided therein, on January 14, 2012. The 2002 Plan provides that it may be amended or terminated at any time by the Carnival Corporation board of directors; provided that no such amendment or termination shall be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to the 2002 Plan (including as necessary to prevent us from being denied a tax deduction on account of Section 162(m) of the
Code). The Committee is authorized to amend the terms of any award granted under the 2002 Plan, provided that the amendment does not impair the rights of any participant without his or her consent. In addition, the Committee may not take any action that results in the "repricing" of any options granted under the 2002 Plan without shareholder approval. For purposes of the 2002 Plan, a "repricing" means any of the following:

         o amending or modifying the terms of an option after the date of grant in a manner that reduces the option price;

         o amending or modifying the terms of an option in a manner that would be reportable in our proxy statement as having been repriced or results in an option being considered repriced under U.S. generally accepted accounting principles; or

         o canceling an option at a time when its option price is equal to or less than the fair market value of the Shares subject to the option, in exchange for another option, restricted share award or any other equity-based award. A cancellation and exchange described in the preceding sentence will be considered a "repricing" regardless of whether (i) the option, restricted share award or other equity-based award is delivered simultaneously with the cancellation of the option,
                  (ii) it is reportable as a repricing on Carnival Corporation's proxy statement or under generally accepted accounting principles, and (iii) the cancellation of the option was voluntary on the part of the optionee.

TAX EFFECTS OF PLAN PARTICIPATION

The following summary generally describes the principal U.S. federal (and not foreign, state and local) income tax consequences of awards granted under the 2002 Plan. It is general in nature and is not intended to cover all tax consequences that may apply to a particular participant or to Carnival Corporation. The provisions of the Code and the regulations thereunder relating to these matters ("Treasury Regulations") are complicated and their impact in any one case may depend upon the particular circumstances. Each holder of an award under the 2002 Plan should consult his or her own accountant, legal counsel or other financial advisor regarding the tax consequences of participation in the 2002 Plan. This discussion is based on the Code as currently in effect.

OPTIONS. If an option is granted to an participant in accordance with the terms of the 2002 Plan, no income will be recognized by such participant at the time the option is granted. Generally, on exercise of a Nonqualified Option, the amount by which the fair market value of the Shares on the date of exercise exceeds the purchase price of such Shares (the "Spread") will be taxable to the participant as ordinary income. The Spread will be deductible by Carnival Corporation for federal income tax purposes, subject to the possible limitations on deductibility under Sections 280G and 162(m) of the Code for compensation paid to executives designated in those Sections. The disposition of Shares acquired upon exercise of a Nonqualified Option under the 2002 Plan will ordinarily result in long-term or short-term capital gain or loss (depending on the applicable holding period) in an amount equal to the difference between the amount realized on such disposition and the sum of the purchase price and the amount of ordinary income recognized in connection with the exercise of the Nonqualified Option.

Pursuant to currently applicable rules under Section 16(b) of the Exchange Act, the grant of an option (and not its exercise) to a person who is subject to the reporting and short-swing profit provisions under Section 16 of the Exchange Act (a "Section 16 Person") begins the six-month period of potential short-swing liability. The taxable event for the exercise of an option that has been outstanding at least six months ordinarily will be the date of exercise. If an option is exercised by a Section 16 Person within six months after the date of grant, however, taxation ordinarily will be deferred until the date which is six months after the date of grant, unless the person has filed a timely election pursuant to Section 83(b) of the Code to be taxed on the date of exercise. However, the six month period of potential short-swing liability may be eliminated if the option grant (i) is approved in advance by the Carnival Corporation board of directors (or a committee composed solely of two or more non-employee directors) or (ii) is approved in advance, or subsequently ratified by our shareholders no later than the next annual meeting of shareholders. Consequently, the taxable event for the exercise of an option that satisfies either of the conditions described in clauses (i) or (ii) above will be the date of exercise.

Generally, on exercise of an Incentive Option, an employee will not recognize any income and neither Carnival Corporation nor any of its subsidiaries will be entitled to a deduction for tax purposes. However, the difference between the purchase price and the fair market value of the Shares received on the date of exercise will be treated as a positive adjustment in determining alternative minimum taxable income and the employee may be subject to the alternative minimum tax. The disposition of Shares acquired upon exercise of an Incentive Option under the 2002 Plan will ordinarily result in long-term or short-term capital gain or loss (depending on the applicable holding period). Generally, however, if the employee disposes of Shares acquired upon exercise of an Incentive Option within two years after the date of grant or within one year after the date of exercise (a "disqualifying disposition"), the employee will recognize ordinary income in the amount of the excess of the fair market value of the Shares on the date of exercise over the purchase price (or, in certain circumstances, the gain on sale, if less). Any excess of the amount realized by the holder on the disqualifying disposition over the fair market value of the Shares on the date of exercise of the Incentive Option will ordinarily constitute capital gain.

If an option is exercised through the use of Shares previously owned by the participant, such exercise (i) will generally have the same tax consequences as if the option had been exercised with cash and (ii) generally will not be considered a taxable disposition of the previously owned Shares and, thus, no gain or loss will be recognized with respect to such Shares upon such exercise. Upon such exercise, the Shares received by the optionee, equal in number to the previously surrendered Shares, will have the same tax basis as the Shares surrendered to Carnival Corporation and will have a holding period that includes the holding period of the Shares surrendered. Shares received in excess of the number of Shares surrendered have a zero basis and have a holding period beginning on the date of exercise. However, if the previously owned Shares were acquired on the exercise of an Incentive Option or other tax-qualified stock option and the holding period requirement for those Shares was not satisfied at the time they were used to exercise an option, such use would constitute a disqualifying disposition of such previously owned Shares resulting in the recognition of ordinary income (but, under proposed Treasury Regulations, not any additional capital gain) in the amount described above. If any otherwise qualifying Incentive Option becomes first exercisable in any one year for Shares having a value in excess of $100,000 (grant date value), the portion of the option in respect of such excess Shares will be treated as a Nonqualified Option.

RESTRICTED SHARES. A participant will not be subject to tax upon the grant of an award of restricted Shares unless the participant otherwise elects to be taxed pursuant to Section 83(b) of the Code. On the date an award of restricted Shares becomes transferable or is no longer subject to a substantial risk of forfeiture, the participant will have taxable compensation equal to the difference between the fair market value of the Shares on that date over the amount the participant paid for such Shares, unless the participant made an election under Section 83(b) of the Code to be taxed at the time of grant. (Special rules apply to the receipt and disposition of restricted Shares received by a Section 16 Person.) The participant will have a tax basis in the Shares equal to the amount the participant paid for such Shares plus the amount taxable as compensation to the participant. Upon the sale of the Shares, any gain or loss is generally long-term or short-term capital gain or loss, depending on the holding period. The amount of taxable compensation to the participant will be deductible by Carnival Corporation for federal income tax purposes, subject to the possible limitations on deductibility under Sections 280G and 162(m) of the Code for compensation paid to executives designated in those Sections.

In general, Section 162(m) of the Code denies a publicly held corporation a deduction for federal income tax purposes for compensation in excess of $1,000,000 per year per person to its chief executive officer and the four other officers whose compensation is disclosed in its proxy statement, subject to certain exceptions. Options will generally qualify under the "performance-based compensation" exception if they are granted under a plan that states the maximum number of Shares with respect to which options may be granted to any participant during a specified period, the exercise price is not less than the fair market value of the Shares at the time of grant, and the plan under which the options are granted is approved by shareholders and is administered by a committee comprised of two or more outside directors. The 2002 Plan is intended to satisfy these requirements with respect to grants of options to covered employees.

With respect to awards of restricted Shares, in order to satisfy the "performance-based compensation" exception to the deduction limitation of
Section 162(m) of the Code, the vesting of the award must be contingent on the attainment of one or more performance goals determined by a committee comprised of two or more outside directors. The award must also be granted pursuant to a shareholder approved plan containing, in pertinent part, a specified limit on the number of Shares a participant may receive in a specified period. The 2002 Plan is intended to satisfy these requirements with respect to awards of restricted Shares to covered employees.

NEW PLAN BENEFITS. Because awards to be granted in the future under the 2002 Plan are at the discretion of the Committee, it is not possible to determine the benefits or amounts which will be received in the future under the 2002 Plan by the directors, executive officers or other employees.

THE BOARDS OF DIRECTORS UNANIMOUSLY RECOMMEND A VOTE FOR THE APPROVAL OF THE AMENDED AND RESTATED CARNIVAL CORPORATION 2002 STOCK PLAN.

      OTHER INFORMATION ON CARNIVAL CORPORATION'S EQUITY COMPENSATION PLANS

Set forth below is a table which summarizes compensation plans (including individual compensation arrangements) under which Carnival Corporation equity securities are authorized for issuance as of November 30, 2002.

                                            (A)                         (B)                           (C)
                                                                                            NUMBER OF SECURITIES
                                                                                            REMAINING AVAILABLE FOR
                                                                                            FUTURE ISSUANCE UNDER
                                  NUMBER OF SECURITIES TO        WEIGHTED-AVERAGE           EQUITY COMPENSATION
                                  BE ISSUED UPON EXERCISE        EXERCISE PRICE OF          PLANS (EXCLUDING
                                  OF  OUTSTANDING OPTIONS,       OUTSTANDING OPTIONS,       SECURITIES REFLECTED IN
        PLAN CATEGORY             WARRANTS AND RIGHTS            WARRANTS AND RIGHTS        COLUMN (A))

Equity compensation
plans approved by
security holders                        11,828,958                     $29.26                     41,596,426

Equity compensation
plans not approved by
security holders                            --                           --                           --
                                        ----------                     ------                     ----------
Total                                   11,828,958                     $29.26                     41,596,426
                                        ==========                     ======                     ==========

                           PROPOSAL 3 (RESOLUTION 15)

            RATIFICATION OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
                            FOR CARNIVAL CORPORATION


The audit committee of the board of directors of Carnival Corporation has selected PricewaterhouseCoopers LLP as Carnival Corporation's independent certified public accountants for the fiscal year ending November 30, 2003, subject to approval of our shareholders. A representative of PricewaterhouseCoopers LLP will be present at the annual meetings and will have an opportunity to make a statement if he or she desires to do so. The PricewaterhouseCoopers LLP representative is expected to respond to appropriate questions from shareholders.

Although ratification by our shareholders of the appointment of independent certified public accountants is not legally required, our boards of directors believe that such action is desirable. If our shareholders do not ratify the appointment, the audit committee will consider the selection of another accounting firm for 2003 and future years.

THE BOARDS OF DIRECTORS UNANIMOUSLY RECOMMEND A VOTE FOR RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS CARNIVAL CORPORATION'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR THE 2003 FISCAL YEAR.


                        PROPOSAL 4 (RESOLUTIONS 16 & 17)

              APPOINTMENT OF INDEPENDENT AUDITORS FOR CARNIVAL PLC

The audit committee of the board of directors of Carnival plc has selected PricewaterhouseCoopers LLP as Carnival plc's independent auditors for the fiscal year ending November 30, 2003, subject to approval of our shareholders. In April 2003, the audit committee of the board of directors of Carnival plc engaged PricewaterhouseCoopers LLP to serve as Carnival plc's independent auditors for the fiscal year ended November 30, 2003, pending shareholder approval. A representative of PricewaterhouseCoopers LLP will be present at the annual meetings and will have an opportunity to make a statement if he or she desires to do so. The PricewaterhouseCoopers LLP representative is expected to respond to appropriate questions from shareholders.

This resolution would appoint PricewaterhouseCoopers LLP as the independent auditors of Carnival plc until the conclusion of the next general meeting at which accounts are laid. It is a requirement of section 385(2) of the UK Companies Act 1985 that Carnival plc appoint its independent auditors at a general meeting at which accounts are laid. You are also being asked to authorize the audit committee of Carnival plc to determine the remuneration of PricewaterhouseCoopers LLP as independent auditors of Carnival plc.

Carnival plc's previous independent auditors, KPMG Audit plc, has resigned with effect from April 17, 2003. A notice of resignation and a statement stating no circumstances connected with its ceasing to hold office has been deposited at Carnival plc's registered office. A representative of KPMG Audit plc will be present at the annual meetings and will have the opportunity to make a statement if he or she desires to do so. The KPMG representative is expected to be available to respond to appropriate questions from shareholders.

THE BOARDS OF DIRECTORS UNANIMOUSLY RECOMMEND A VOTE FOR THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS CARNIVAL PLC'S INDEPENDENT AUDITORS FOR THE 2003 FISCAL YEAR AND THE AUTHORIZATION OF THE AUDIT COMMITTEE OF CARNIVAL PLC TO AGREE THE REMUNERATION OF PRICEWATERHOUSECOOPERS LLP.

                           PROPOSAL 5 (RESOLUTION 18)

           RECEIPT OF ACCOUNTS AND REPORTS OF P&O PRINCESS CRUISES PLC
                            (NOW CALLED CARNIVAL PLC)

The directors of Carnival plc are required by the UK Companies Act to present the financial statements, the directors' report and the auditor's report relating to those accounts to their shareholders. Accordingly, the directors of Carnival plc lay before the annual meetings the P&O Princess Cruises plc accounts and the reports of the directors and auditors for the year ended December 31, 2002, following which they will be approved by and signed on behalf of Carnival plc's board of directors and delivered to Companies House in the UK. Shareholders are voting to approve receipt of these documents, as UK law does not require shareholder approval of the substance and content of these documents. The UK statutory directors report and the accounts for the year ended December 31, 2002, together with the auditors' report, is attached to this proxy statement as Annex C.

Carnival Corporation is not subject to these rules and, accordingly, no action is required in respect of Carnival Corporation's financial statements.

THE BOARDS OF DIRECTORS UNANIMOUSLY RECOMMEND A VOTE FOR THE RECEIPT OF THE ACCOUNTS AND REPORTS OF P&O PRINCESS CRUISES PLC FOR THE YEAR ENDED DECEMBER 31, 2002.


                           PROPOSAL 6 (RESOLUTION 19)

                   APPROVAL OF DIRECTORS' REMUNERATION REPORT

The UK Directors' Remuneration Report Regulations 2002 (the "Regulations") require companies listed on the Official List of the UK Listing Authority with year ends on or after December 31, 2002 to prepare a directors' remuneration report, which must be put to a shareholder vote. In addition, the Combined Code appended to the Listing Rules of the UK Listing Authority (the "Combined Code") also requires a directors' remuneration report to be presented to shareholders. Shareholders are voting to approve adoption of the remuneration report. UK law does not require shareholders approval of the substance and content of the directors' remuneration report.

In compliance with the Combined Code and the Regulations, the board of Carnival plc has presented its remuneration report to Carnival plc shareholders in P&O Princess Cruises plc's annual report and accounts sent to Carnival plc shareholders in February of 2003. The directors' remuneration report is attached as Annex D to this proxy statement. The remuneration report sets out the board's remuneration policy for the next and subsequent financial years and other details required by the Regulations, the Combined Code and the Association of British Insurer Guidelines 2002. Note however that as a result of the DLC structure, changes will be made to these policies.

Carnival Corporation is not subject to these rules and, accordingly, no action is required in respect of the Report of the Compensation Committee of Carnival Corporation.

THE BOARDS OF DIRECTORS UNANIMOUSLY RECOMMEND A VOTE FOR THE APPROVAL OF THE DIRECTORS' REMUNERATION REPORT.


                      PROPOSALS 7 & 8 (RESOLUTIONS 20 & 21)

        APPROVAL OF LIMITS ON THE AUTHORITY TO ALLOT CARNIVAL PLC SHARES
          AND THE DISAPPLICATION OF PRE-EMPTION RIGHTS FOR CARNIVAL PLC

At the last Carnival plc annual general meeting, the shareholders of Carnival plc approved appropriate limits on the authority and power granted to directors by Carnival plc's articles of association to allot ordinary shares of Carnival plc and to allot shares for cash without making a pre-emptive offer to existing shareholders. These prior authorizations lapse at the upcoming annual general meeting.

Under Article 30 of Carnival plc's articles of association, the directors have, for a "prescribed period," unconditional authority to allot ordinary shares in Carnival plc up to an aggregate nominal amount known as the "section 80 amount." The prescribed period and the section 80 amount are approved by shareholders passing an ordinary resolution. By passing an ordinary resolution, shareholders are authorizing the board of Carnival plc to issue, during the prescribed period, up to an amount of shares having an aggregate nominal value equal to the section 80 amount, without further shareholder approval. In the absence of such approval, the issuance of any additional shares would require shareholder approval.

Under Article 31, the directors have, for the same prescribed period, power to allot ordinary shares for cash without making a pre-emptive offer to existing shareholders up to an aggregate nominal amount known as the "section 89 amount." The section 89 amount is approved by shareholders passing a special resolution. By passing a special resolution, shareholders are authorizing the board of Carnival plc to issue, during the same prescribed period, an amount of shares having an aggregate nominal value equal to the section 89 amount, for cash without first offering them to existing shareholders of Carnival plc.

Carnival Corporation's articles of incorporation do not contain provisions similar to Articles 30 and 31 of Carnival plc's articles of association and holders of Carnival Corporation shares do not have pre-emption rights. Accordingly, no action is required in respect of Carnival Corporation's authority to allot shares or to disapply pre-emption rights.

In common with many UK companies, resolutions to renew the prescribed period and re-establish the section 80 amount and the section 89 amount are normally proposed each year as the directors believe occasions may arise from time to time when it would be beneficial for shares to be allotted and for shares to be allotted for cash without making a pre-emptive offer. This is the purpose of Resolution 20 (an ordinary resolution) and Resolution 21 (a special resolution). As usual, the prescribed period is the period from the passing of the resolutions until the next annual general meeting.

Guidelines issued by the Association of British Insurers, whose member insurance companies are some of the largest institutional investors in UK listed companies, require the section 80 amount to be limited to the lesser of (a) the authorized but unissued ordinary share capital and (b) one-third of the issued ordinary share capital. By reference to Carnival plc's issued ordinary share capital immediately following its share reorganization on April 17, 2003, the maximum section 80 amount is US$29,055,630, which is the nominal value of the authorized but unissued ordinary share capital of Carnival plc and is equivalent to approximately 8.4% of Carnival plc's issued share capital.

Guidelines issued by the Pre-emption Group, a group comprising representatives of UK listed companies, investment institutions and corporate finance practitioners and formed under the support of the London Stock Exchange to monitor the operation of the Guidelines, recommend that a resolution to disapply section 89 of the UK Companies Act should be limited to an amount of equity securities not exceeding 5% of the nominal value of the company's issued ordinary share capital. By reference to Carnival plc's latest annual report and accounts, the maximum section 89 amount is US$17,300,000.

The directors have no commitment or plans to allot additional shares of Carnival plc.

Carnival plc's authorized share capital is $375 million and (pound)100,002 divided into 225,903,614 ordinary sHARes of $1.66 each, two subscriber shares, 99,998 preference shares, a special voting share of (pound)1 aND an equalization share of (pound)1. As of April 30, 2003, there were 208,400,223 ordinary shares allotted and isSUEd. The proposals you are voting on do not increase the authorized share capital of Carnival plc.

THE BOARDS OF DIRECTORS UNANIMOUSLY RECOMMEND A VOTE FOR THE APPROVAL OF LIMITS ON THE AUTHORITY TO ALLOT CARNIVAL PLC SHARES AND THE DISAPPLICATION OF PRE-EMPTION RIGHTS FOR CARNIVAL PLC.


                           PROPOSAL 9 (RESOLUTION 22)

          AUTHORIZE CARNIVAL PLC TO PURCHASE CARNIVAL PLC'S OWN SHARES

There may be circumstances when, having regard to gearing levels (leverage ratios), other investment opportunities and the effect on earnings per share, it would be advantageous for Carnival plc to purchase its own shares. Any shares purchased by Carnival plc would be cancelled and the number of shares in issue reduced accordingly.

The UK Listing Rules state that any purchase of less than 15% can be made through the market only if the price to be paid is not more than 5% of the average market value of those shares for the five business days before the purchase is made. Further, the Association of British Insurers advised that authority to purchase up to 5% of the ordinary share capital was unlikely to cause concern. Some offices of the Association of British Insurers have indicated a reluctance to accept own share purchase powers over share capital in excess of 10% of the issued ordinary share capital.

Accordingly, shareholders' consent is sought in Resolution 35 to enable the directors to purchase up to 20,840,022 ordinary shares (approximately 10% of the Carnival plc ordinary shares currently in issue), subject to the limits expressed in the resolution. The authority will expire at the conclusion of the next annual meeting or 15 months from the date of passing the resolution, whichever is the earlier. As at the date of this document, there are options outstanding to subscribe for [o] ordinary shares and [o] American Depositary Receipts. Together these are equivalent to approximately [o]% of Carnival plc's issued share capital and would represent approximately [o]% if the proposed power to repurchase shares were to be exercised in full.

The directors have no present intention to exercise this authority and it will only be exercised if there is a resultant increase in earnings per share and if implementation of the proposal is for the benefit of shareholders generally.

Purchases by Carnival Corporation of its own shares would not be subject to these rules and, accordingly, no action is required in respect of Carnival Corporation's authority to purchase its own shares.

We note that for two years following the implementation of the DLC structure on April 17, 2003, unless approved as a class rights action, neither Carnival Corporation nor Carnival plc is able to:

o        purchase any Carnival plc shares; nor

o issue any shares (or other shares carrying voting rights or securities convertible into shares carrying voting rights) to Carnival plc or Carnival Corporation or any of their respective subsidiaries (other than as part of pre-emptive issue to all shareholders of either company or the issue of an equalization share).

After expiration of the initial two year period, for each of the subsequent three years, Carnival Corporation will be permitted to purchase up to 5% of the issued Carnival plc shares (and other shares carrying voting rights) during each 12 month period commencing after the second anniversary of April 17, 2003 and each company is entitled to issue shares, up to an aggregate of 5% of its outstanding or issued share capital (or other shares carrying voting rights or securities convertible into shares carrying voting rights) to either company or their respective subsidiaries during each 12 month period commencing after the second anniversary of April 17, 2003. All restrictions lapse on the fifth anniversary of the implementation of the DLC structure, or April 17, 2008.

THE BOARDS OF DIRECTORS UNANIMOUSLY RECOMMEND A VOTE FOR THE APPROVAL OF THE AUTHORITY OF CARNIVAL PLC TO PURCHASE ITS OWN SHARES.

                           PROPOSAL 10 (RESOLUTION 23)

                    CARNIVAL CORPORATION SHAREHOLDER PROPOSAL

The following shareholder proposal contains assertions about Carnival Corporation that we believe are incorrect. We have not attempted to refute all of these inaccuracies. The boards of directors recommend a vote AGAINST the shareholder proposal for the reasons outlined in our opposition statement below. We will supply the share holdings of the shareholder proponent upon oral or written request.

The American Federation of Labor and Congress of Industrial Organizations, 815 Sixteenth Street, N.W., Washington, D.C. 20006, has notified us that it intends to present the following proposal at this year's annual meetings:

"The shareholders of Carnival Corporation (the "Company") request the board of directors to take the measures necessary to change the Company's jurisdiction of incorporation from Panama to one of the states of the United States."

SUPPORTING STATEMENT

"In 1974 Carnival [Corporation] incorporated in Panama in part to avoid paying some corporate income taxes in the U.S. but maintained its headquarters in Miami, Florida. Recently several companies, including Tyco International and Global Crossing, changed their jurisdiction of incorporation from the U.S. to tax havens, which brought significant attention to the lack of investor protection in these jurisdictions such as Panama and Bermuda.

"Reincorporation in the U.S. would improve the Company's corporate governance and reassure its investors that they enjoy the necessary legal protections. In addition, reincorporation would benefit the Company's standing with regulatory authorities and its customers.

"Companies incorporated in Panama do not enjoy the same legal protection than those incorporated in the U.S. Unlike U.S. corporate law, Panama law does not generally allow shareholders to sue officers and directors derivatively on behalf of the corporation. Carnival Corporation believes that shareholder derivative suits are a critical mechanism for remedying breaches of fiduciary duty, especially breaches of the duty of loyalty.

"Moreover, the Company's jurisdiction of incorporation may affect the enforceability of certain judgments and liabilities, including judgments for security fraud. With the Company incorporated in Panama, it may be difficult for shareholders who commence litigation in the U.S. to effect service of process and to enforce in Panama judgments obtained in any such litigation.

"The obstacles Panama law poses to shareholder derivative lawsuits and the enforceability of shareholder lawsuits reduces management accountability to shareholders. The ability of shareholders to bring such litigation can be an important deterrent against misconduct by executives, such as those allegedly engaged in by the former key management members of Tyco and Global Crossing.

"In addition, corporations incorporated in offshore tax havens have been strongly criticized by elected officials and the media in the U.S. As a cruise ship and hotel operator, the Company is subject to various international, national, state and local regulations, laws and treaties as well as public pressure. Managing operations effectively and increasing shareholder value depend in part on public and governmental goodwill. For example, the U.S. Congress is considering excluding companies incorporated in tax havens from defense and homeland security related government contracts.

"Finally, a significant majority of the company's revenues come from the U.S., according to its most recent 10-K filing. The Company also reports in its 10-K that it principally sources passengers from North America, the largest cruise sector in the world. Carnival Corporation fears that any negative publicity associated with our Company's Panama incorporation could erode customer loyalty and depress sales.

"In sum, Carnival Corporation feel the disadvantages of Panama incorporation outweigh any potential tax savings or flexibility in running the Company's business and that reincorporation to the U.S. will increase investor confidence in the Company and bolster its reputation in capital markets, with its customers and regulators."

OPPOSITION STATEMENT

The boards of directors believe that the shareholder proposal is not in the best interests of Carnival and its shareholders and therefore unanimously recommends a vote AGAINST the proposal.

Carnival Corporation was incorporated in Panama in 1974. Under Section 883 ("Section 883") of the Internal Revenue Code of 1986, as amended, certain non-United States corporations incorporated in certain qualifying jurisdictions are not subject to United States federal income tax or branch profits tax on certain United States source income derived from the international operation of ships. Panama is a qualifying jurisdiction for these purposes and, therefore, Carnival Corporation's incorporation in Panama is one of the factors that makes it eligible to qualify for Section 883. As noted above, United States corporations are not eligible for the benefits of Section 883. Therefore, changing Carnival Corporation's jurisdiction of incorporation from Panama to a United States jurisdiction would result in a very significant decrease in Carnival Corporation's after-tax income and would likely have a severe and material adverse effect on shareholder value. We also note that, unlike the so-called inversion transactions mentioned in the shareholder proposal that have attracted significant scrutiny in recent months, the United States federal income tax benefits provided by Section 883 to certain non-United States corporations have been explicitly granted by Congress and recognized by the United States Internal Revenue Service as legitimate.

Furthermore, the shareholder proposal alleges a number of benefits based on incorrect statements. The shareholder proposal claims that Carnival Corporation's incorporation in Panama makes it more difficult for shareholders who commence litigation in the United States to effect service of process. However, a shareholder commencing litigation in the United States may effect service of process on Carnival Corporation at its Miami, Florida headquarters.

Furthermore, the majority of Carnival Corporation's officers and directors are United States residents. Also, the shareholder proposal claims that Carnival Corporation's incorporation in Panama would make it more difficult to enforce judgments against it. However, Panamanian law provides that foreign judgments are enforceable in Panama. Also, it is highly unlikely that any judgment would be required to be enforced in Panama because most of Carnival Corporation's assets are not located there.

Contrary to what is asserted in the shareholder proposal, Carnival Corporation's incorporation in Panama is unlikely to influence customer loyalty or to depress sales. Carnival Corporation competes in the vacation market, and, because of the necessarily international scope of the vacation market, many of the providers of vacation alternatives are not companies or entities that are incorporated in the United States. Furthermore, a number of Carnival Corporation's competitors within the cruise vacation industry are incorporated outside the United States, including the two largest, Royal Caribbean Cruises Ltd. (Liberia) and Star Cruises (which includes Norwegian Cruise Lines and Orient Lines) (Bermuda).

Because of corporate governance standards that apply or will apply to Carnival Corporation irrespective of its jurisdiction of incorporation, the Board does not believe that reincorporating in the United States will have a material effect on the corporate governance of Carnival Corporation. Carnival Corporation's stock is currently listed on the New York Stock Exchange. As a result, Carnival Corporation is subject to the NYSE's listing rules, including the rules relating to corporate governance standards. Although Carnival Corporation is a foreign corporation, it is not a foreign private issuer for purposes of the SEC's rules and NYSE listing standards and, accordingly, is not entitled to, and has never sought, waivers from NYSE listing standards that would be available to foreign private issuers. Carnival Corporation has an audit committee with a written charter that fully complies with the NYSE's current listing rules for domestic issuers, and Carnival Corporation is making arrangements to comply fully with the listing requirements that have been proposed by the NYSE since August 2002 (which are not yet effective), including, majority board independence, fully independent audit, compensation and nominating/corporate governance board committees with written charters, a written code of business conduct and ethics and a written set of corporate governance principles.

Carnival Corporation is also subject to the requirements of the Sarbanes-Oxley Act of 2002 and the Securities Exchange Act of 1934 to the same extent as a domestic U.S. issuer. For example, Carnival Corporation is fully subject to the corporate governance and disclosure requirements of the Sarbanes-Oxley Act and, as a result, Carnival Corporation's CEO and CFO are subject to quarterly certification requirements and related affirmative obligations, and it has affirmative obligations to maintain disclosure controls and procedures and internal controls and procedures. Carnival Corporation will be required to make disclosures regarding its audit committee financial expert, its codes of ethics for senior financial officers and its internal controls and procedures and the related auditor assessments. Also, because Carnival Corporation is subject to the reporting requirements and liability provisions of the Exchange Act, investors are currently protected by the same disclosure rules and anti-fraud provisions to which Carnival Corporation would be subject if it were incorporated in the United States. Carnival Corporation's liability for failure to comply with its obligations under the Exchange Act could subject it to enforcement by the SEC, and there is also a private right of action for individuals who purchase or sell

Carnival Corporation securities in reliance on misleading material statements or material omissions in a reports filed by Carnival Corporation under the Exchange Act.

Accordingly, the boards of directors believe that reincorporation into the United States would cause a significant decline in Carnival Corporation's stock price and result in a material adverse impact on Carnival Corporation's shareholders while providing no significant benefits.


THE BOARDS OF DIRECTORS UNANIMOUSLY RECOMMEND A VOTE AGAINST THE CARNIVAL CORPORATION SHAREHOLDER PROPOSAL.

                     BOARD STRUCTURE AND COMMITTEE MEETINGS


CARNIVAL CORPORATION

During the fiscal year ended November 30, 2002, the board of directors of Carnival Corporation held a total of eight meetings. The board of directors of Carnival Corporation has established standing Executive, Audit, Nominating & Governance and Compensation Committees. The membership during fiscal 2002 and the function of each committee are described below. During the fiscal year ended November 30, 2002, except for Shari Arison, each director attended either telephonically or in person at least 75% of all board of directors and applicable committee meetings.

                                                                                                      NUMBER OF
                                                                                                      MEETINGS/
                                                                                                      CONSENT
      NAME OF COMMITTEE AND                                                                           ACTIONS IN
      MEMBERS                                           FUNCTIONS OF THE COMMITTEE                    FISCAL 2002

EXECUTIVE:                                 o    Exercises the authority of the full board                 16
     Micky Arison, Chair                        of directors in between board meetings
     Howard S. Frank
     Maks L. Birnbach*
     Uzi Zucker

AUDIT:                                     o    Inspects the work and written reports of                   7
     Stuart Subotnick, Chair                    our internal audit department
     Richard G. Capen, Jr.
     Arnold W. Donald                      o    Reviews submissions from independent
                                                auditors

                                           o    Selects independent auditors and approves
                                                audit and non-audit fee services

                                           o    Assists board oversight of:

                                                -  the integrity of our financial
                                                       statements;

                                                -  our compliance with legal and regulatory
                                                       requirements;

                                                -  the independent auditor's qualifications
                                                       and independence; and

                                                -  the performance of the internal audit
                                                   function and the independent auditors

                                                                                                      NUMBER OF
                                                                                                      MEETINGS/
                                                                                                      CONSENT
      NAME OF COMMITTEE AND                                                                           ACTIONS IN
      MEMBERS                                           FUNCTIONS OF THE COMMITTEE                    FISCAL 2002

                                           o    Prepares the annual report of the audit
                                                committee to be included in our proxy statement

NOMINATING & GOVERNANCE:                   o    Identifies individuals qualified to become                 1
     Uzi Zucker, Chair                          board members
     Sherwood M. Weiser*
     Stuart Subotnick                      o    Selects the slate of director nominees for the
                                                annual meeting of shareholders

                                           o    Develops and recommends corporate
                                                governance principles
COMPENSATION:                                                                                              3
     Sherwood M. Weiser, Chair*            o    Discharges the board's responsibilities
     Modesto A. Maidique                        relating to the compensation of independent
     Uzi Zucker                                 directors and executive officers

                                           o    Administers stock incentive plans

                                           o    Makes grants of stock and option awards

                                           o    Prepares the annual report on executive
                                                compensation to be included in our proxy
                                                statement

                                           o    Makes recommendations to the board with respect
                                                to incentive compensation and equity-based plans


*    Resigned from the board of directors, effective April 17, 2003.

CARNIVAL PLC

During the fiscal year ended December 31, 2002, the board of directors of Carnival plc (then known as P&O Princess Cruises plc) held a total of 17 meetings. The board of directors of Carnival plc has established standing Audit, Remuneration and Nomination Committees. The membership during 2002 and the function of each committee are described below. During the fiscal year ended December 31, 2002, except for Peter Foy, each director attended either telephonically or in person at least 75% of all board of directors and applicable committee meetings.

                                                                                                      NUMBER OF
                                                                                                      MEETINGS/
                                                                                                      CONSENT
      NAME OF COMMITTEE AND                                                                           ACTIONS IN
      MEMBERS                                           FUNCTIONS OF THE COMMITTEE                    2002

AUDIT:                                     o    Examines the process of financial                          4
     Baroness Hogg, Chair                       reporting, reviews accounting policies and
     Sir John Parker                            monitors integrity of the financial statements
     Peter Foy
                                           o    Reviews system of internal control and the
                                                processes for monitoring and evaluating risks
                                                facing the company and its subsidiaries

                                           o    Responsible for:

                                                -  Appointment of external
                                                   independent auditors;

                                                -  reviewing scope and results of
                                                   audit with external auditors;

                                                -  monitoring independence of
                                                   external auditor; and

                                                -  the terms of reference and results
                                                   of the work of the internal audit department

                                                                                                      NUMBER OF
                                                                                                      MEETINGS/
                                                                                                      CONSENT
      NAME OF COMMITTEE AND                                                                           ACTIONS IN
      MEMBERS                                           FUNCTIONS OF THE COMMITTEE                    2002

REMUNERATION:                                                                                              5
     Peter Foy, Chair                      o    Makes recommendations and approves on behalf
     Baroness Hogg                              of the board of directors the salaries,
     Sir John Parker                            incentive and other benefit arrangements of
                                                the Chairman and executive directors

                                           o    Oversees incentive schemes

                                           o    Fees payable to non-executive directors are
                                                determined by the board of directors

NOMINATION:                                o    Assess and recommend candidates for                        1
     Lord Sterling, Chair                       appointment as executive and non-executive
     Sir John Parker                            directors
     Peter Ratcliffe
     Peter Foy                             o    Makes recommendations to the board of
                                                directors on its composition and balance

                                           o    Reviews proposals for changes in
                                                responsibilities of directors

                            COMPENSATION OF DIRECTORS

CARNIVAL CORPORATION

The following table provides information on Carnival Corporation's compensation and reimbursement practices during fiscal 2002 for non-employee directors. Directors who are employed by us or our subsidiaries do not receive any compensation for their board activities.



--------------------------------------------------------------------------------
Annual Director Retainer                                        $38,000
--------------------------------------------------------------------------------
Additional Retainer for Committee Chair                          $4,000
--------------------------------------------------------------------------------
Additional Retainer for Committee Membership                     $2,000
--------------------------------------------------------------------------------
Board Meeting Attendance Fees (per meeting)                      $2,000
--------------------------------------------------------------------------------
Committee Meeting Attendance Fees (per meeting)                  $1,000
--------------------------------------------------------------------------------
Reimbursement for Expenses Attendant to Board Membership            Yes
--------------------------------------------------------------------------------
Stock Options*                                                    6,000 annually
--------------------------------------------------------------------------------


Based upon various surveys of directors' compensation, the Compensation Committee of the board recommended to the board and the board approved an increase in the annual retainer for members of the board to $40,000 per year and an increase in the attendance fee per board meeting to $5,000 ($2,000 if meeting attended by telephone). In addition, the board authorized increases in the retainers and attendance fees for board committees as follows:

--------------------------------------------------------------------------------
                                RETAINER                ATTENDANCE FEE
--------------------------------------------------------------------------------
                           CHAIR        MEMBER     IN PERSON      BY TELEPHONE
--------------------------------------------------------------------------------
Audit Committee            $10,000      $5,000       $2,500         $1,000
--------------------------------------------------------------------------------
All other Committees        $5,000      $2,500       $2,000         $1,000
--------------------------------------------------------------------------------

* Non-employee directors receive options under the 2001 Outside Director Stock Option Plan (the "Outside Director Plan"). The Outside Director Plan was adopted by the board on February 16, 2001 to provide additional compensation to non-employee directors. Currently, each non-employee director is granted an option to purchase 6,000 shares of common stock annually at the time he or she is elected to the board of directors by the shareholders or at such other time during the year approved by the board of directors. The exercise price of each option granted under the Outside Director Plan is equal to the average of the high and the low sales price of a share of common stock on the New York Stock Exchange Composite Tape on the date an option is granted. Options granted under the Outside Director Plan vest and become exercisable in five equal annual installments beginning on the first anniversary of the grant date and expire ten years from the date of grant. The maximum number of shares of common stock which may be made subject to options under the Outside Director Plan is 800,000. The Outside Director Plan expires on January 1, 2011.

During fiscal 2002, no options were granted under the Outside Director Plan.

CARNIVAL PLC

Information with respect to Carnival plc's compensation and reimbursement practices during fiscal 2002 for non-employee directors is included under the heading "Details of Directors' Remuneration" in the Remuneration Report attached as Annex D to this proxy statement.

                             EXECUTIVE COMPENSATION

CARNIVAL CORPORATION

The following table sets forth all compensation awarded to, earned by, or paid to our Chief Executive Officer and our four other most highly compensated executive officers for the year ended November 30, 2002, as well as their compensation for each of the years ended November 30, 2001 and November 30, 2000.

                           SUMMARY COMPENSATION TABLE

                   ANNUAL COMPENSATION                                         LONG TERM COMPENSATION AWARDS
                   -------------------                                         -----------------------------

                                                                                                 NUMBER OF
 NAME AND PRINCIPAL                                         OTHER ANNUAL         RESTRICTED      SECURITIES
      POSITION                                              COMPENSATION        STOCK AWARDS     UNDERLYING         ALL OTHER
   OPTIONS(#)(3)      YEAR        SALARY ($)   BONUS($)        ($)(1)              ($)(2)        AWARDS($)(2)     COMPENSATION($)

Micky Arison          2002        $501,000   $1,675,000         $73,000          $1,546,200         120,000           --
Chairman, CEO         2001         501,000    1,675,000          72,000           1,570,200         120,000           --
and Director          2000         501,000    1,450,000          51,500           1,785,000         240,000           --

Howard S. Frank       2002         409,000    1,645,000          60,000           1,288,500         100,000           --
Vice Chairman, COO    2001         408,000    1,645,000                           1,308,500         100,000           --
and Director          2000         412,000    1,430,000                           1,487,500         200,000           --

Robert H.             2002         411,000    1,264,300(4)                        1,028,000              --           --
Dickinson             2001         410,000    1,327,000(4)                        1,312,800         160,000           --
President and COO     2000         411,000    1,126,500(4)                          757,500         160,000           --
of CCL and Director

A. Kirk  Lanterman    2002         214,000    2,425,000(5)                               --              --         $15,700(6)
Chairman and CEO      2001         214,000    3,223,000(5)                               --              --          13,600(6)
of HAL and Director   2000         214,000    3,597,500(5)                               --              --          17,000(6)

Pier Luigi Foschi     2002         769,000      472,600(8)                               --          50,000              --
(7)                   2001         573,000      890,000(8)                               --          50,000              --
Chairman and CEO of   2000         561,000      912,000(8)                               --          50,000              --
Costa

-------------------------

(1) Represents the fair market value of personal use of corporate aircraft and tax return preparation and tax planning services provided by a third party. For the other named executive officers listed in the table, personal benefits for each executive officer did not exceed the lesser of $50,000 or 10% of such executive officer's total annual salary and bonus for the years ended November 30, 2002, 2001 and 2000, respectively.

(2) Represents the value, based on the closing market price of the common stock on the New York Stock Exchange on the date of grant. As of November 29, 2002, Messrs. Arison, Frank and Dickinson owned 300,000 shares, 250,000 shares and 200,000 shares of restricted common stock, respectively. Neither Mr. Lanterman nor Mr. Foschi owned any shares of restricted common stock. At November 29, 2002, based on the closing price of the common stock on such date of $28.05, such restricted shares of common stock owned by Messrs. Arison, Frank and Dickinson had a value of $8,415,000, $7,012,500, and $5,610,000, respectively. The restricted shares of common stock held by such executive officers have the same rights with respect to dividends and other distributions as all other outstanding shares of our common stock.

(3) No stock appreciation rights were granted to any of the named executive officers. In certain instances, options are granted to executive officers during the subsequent fiscal year in recognition of services rendered during the prior fiscal year.

(4) Represents payments to Mr. Dickinson pursuant to the 1994 Carnival Cruise Lines Key Management Incentive Plan (the "CCL Plan") which allows key management employees of CCL to participate in an incentive award pool based upon the net income of CCL reaching certain predetermined levels.

(5) Represents amounts payable to Mr. Lanterman under an arrangement pursuant to which he receives a bonus based on a specified percentage of the consolidated net income of HAL Antillen N.V., our subsidiary.

(6) Represents amounts paid on behalf of Mr. Lanterman pursuant to the Holland America Line Inc. Profit Sharing Plan (the "Profit Sharing Plan") and the Holland America Line Inc. Employee Savings Plan (the "Savings Plan"). The amounts paid or accrued to Mr. Lanterman under the Profit Sharing Plan in fiscal 2002, 2001 and 2000 were $12,000, $10,200 and $13,600 respectively. The employer contributions made on behalf of Mr. Lanterman under the Savings Plan for fiscal 2002, 2001 and 2000 were $3,700, $3,400 and $3,400 respectively. The Profit Sharing Plan and the Savings Plan are generally available to all employees of HAL.

(7) Mr. Foschi's compensation was payable in Italian lira in fiscal 2000 and 2001 and in euro in fiscal 2002. His compensation has been translated to United States dollars at the average exchange rate of the dollar for each fiscal year.

(8) Represents amounts payable to Mr. Foschi under an agreement pursuant to which he receives a bonus contingent upon the net income of Costa, reaching certain predetermined levels.

CARNIVAL PLC

Information with respect to Carnival plc's compensation and reimbursement practices during fiscal 2002 for non-employee (or non-executive) directors is included under the heading "Details of Directors' Remuneration" in the Remuneration Report attached as Annex D to this proxy statement.

                        OPTION GRANTS IN LAST FISCAL YEAR

No stock options were granted to the Chief Executive Officer of Carnival Corporation or its four other most highly compensated executive officers during fiscal 2002.

Information with respect to options grants during fiscal 2002 to the Chairman, Chief Executive Officer and Chief Financial Officer of Carnival plc is included under the heading "Directors' Interest in Shares" in the Remuneration Report attached as Annex D to this proxy statement.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                        FISCAL YEAR-END OPTION VALUES (1)

CARNIVAL CORPORATION

The following table provides information on the values of the exercised and unexercised options held by the Chief Executive Officer and the four other most highly compensated executive officers of Carnival Corporation at November 30, 2002.

                                        Number of Securities Underlying                Value of Unexercised
                                            Unexercised Options at                   In-the-Money Options at
                                                Fiscal Year End                       Fiscal Year End ($)(2)

Name                                Exercisable         Unexercisable        Exercisable         Unexercisable
----------------------------------------------------------------------------------------------------------------------
Micky Arison                                288,000           432,000              285,720                561,930
Howard S. Frank                             640,000           360,000            6,946,100                468,275
Robert H. Dickinson                         262,400           281,600              925,440                786,260
A. Kirk Lanterman                                --                --                   --                     --
Pier Luigi Foschi                            20,000            80,000               54,500                218,000

-------------------------

(1) No options were exercised by these executive officer during fiscal 2002. No stock appreciation rights are held by any of the named executive officers.

(2) The value of the unexercised options is based upon the difference between the exercise price and the average of the high and low market prices of the common stock on November 29, 2002 of $28.02.

CARNIVAL PLC

Information with respect to option values for the Chairman, Chief Executive Officer and Chief Financial Officer of Carnival plc at December 31, 2002 is included under the heading "Directors' Interest in Shares" in the Remuneration Report attached as Annex D to this proxy statement.

                   EXECUTIVE LONG-TERM COMPENSATION AGREEMENTS

CARNIVAL CORPORATION

Carnival Corporation entered into Executive Long-Term Compensation Agreements (the "Compensation Agreements") with Micky Arison, its Chairman of the Board and Chief Executive Officer, Howard S. Frank, our Vice Chairman of the Board and Chief Operating Officer, and Robert H. Dickinson, President and Chief Operating Officer of CCL (each an "Officer"). The Compensation Agreements provide that during the term of such Officer's employment, Carnival Corporation will provide long-term compensation (in addition to his annual compensation consisting of a base salary and annual bonus, which in the case of Mr. Dickinson is awarded under the 1994 Carnival Cruise Lines Key Management Incentive Plan) in the form of annual grants to each Officer, contingent upon satisfactory performance, as follows: Mr. Arison, 60,000 restricted shares of common stock and 120,000 options to purchase common stock; Mr. Frank, 50,000 restricted shares of common stock and 100,000 options to purchase common stock; and Mr. Dickinson, 40,000 restricted shares of common stock and 80,000 options to purchase common stock.

The options vest in five equal annual installments beginning one year from the date of grant and the restricted shares of common stock vest five years from the date of grant. Unvested options and restricted shares of common stock are forfeited if an Officer's employment is terminated for cause, if he engages in competition with Carnival Corporation or if he violates the nondisclosure provisions of the Compensation Agreement.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

Effective December 1, 1999, Carnival Corporation established the Supplemental Executive Retirement Plan (the "SERP") to provide benefits to a select group of management or highly compensated employees. Currently, only Robert H. Dickinson and Howard S. Frank are eligible to participate. The SERP provides a benefit equal to 50% of cash compensation (as defined in the SERP) reduced proportionately for each year of service less than 25. The SERP provides an early retirement benefit at age 55 after completion of 15 years of service, subject to a reduction of 3% for each year that the participant retires before age 65. The SERP benefit is offset for any benefit payable under the Pension Plan described above and for Social Security benefits. The form of payment is either a lump-sum, life annuity (with either a 5-year or 10-year certain benefit) or a joint and survivor annuity for married participants.

EMPLOYMENT AGREEMENT

In May 2002, Carnival Corporation entered into a five-year employment agreement with Mr. Foschi, the Chairman and Chief Executive Officer of Costa. The employment agreement provides that during its term Carnival Corporation will provide a base salary of
(euro)657,000 per year, which may be subject to increases at the discretion of Costa's board, performance based compensation based on the net income of Costa, non-competition compensation of (euro)115,000 per year and certain fringe benefits. The employment agreement also contains confidentiality provisions.

RETIREMENT AND CONSULTING AGREEMENT

In 1999 and years prior thereto, Mr. Lanterman deferred receipt of a portion of his bonus. In exchange, Carnival Corporation and Mr. Lanterman entered into a Retirement and Consulting Agreement which provides that Carnival Corporation will pay him the deferred amounts plus interest in monthly installments over the 15 years following his retirement. Mr. Lanterman is also required to provide Carnival Corporation with up to five hours of consulting services per month during the term of the Retirement and Consulting Agreement.

CARNIVAL PLC

Long term compensation information for the Chairman, Chief Executive Officer and Chief Financial Officer of Carnival plc with respect to fiscal 2002 is included under the heading "Details of Directors' Remuneration" in the Remuneration Report attached as Annex D to this proxy statement.


           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

CARNIVAL CORPORATION

During the year ended November 30, 2002, Messrs. Sherwood M. Weiser, Uzi Zucker and Modesto A. Maidique served as members of the Compensation Committee of the board of directors of Carnival Corporation. Mr. Weiser resigned from the board of directors of Carnival Corporation and the Compensation Committee on April 17, 2003.

TRANSACTIONS WITH SHERWOOD M. WEISER. Mr. Weiser is currently a managing member of and owns a membership interest in Continental Hospitality Holdings, LLC ("CHH"). In June 2002, CHH redeemed Carnival Corporation's entire 55% interest in CHH for $1.1 million paid in cash, a $4.3 million interest-bearing promissory note and certain additional contingent consideration. The note is personally guaranteed by Mr. Weiser and certain other owners of CHH. During fiscal 2002, Carnival Corporation received interest payments of approximately $100,650 under the promissory note.

On October 31, 1997, Crowne Plaza Holdings, Inc., our subsidiary ("CPH"), together with Mr. Weiser and the other former members of CHH (collectively, the "Principals") entered into a transaction to purchase the Crowne Plaza Hotel in Miami, Florida. The Principals are the owners of CP Miami Holdings, L.L.C. ("Holdings"), a limited liability company which owns a 17.49% limited partnership interest in CP Miami Hospitality, L.P. ("Hospitality"), the limited partnership established by the Principals to purchase the Crowne Plaza Hotel. CPH owns a 48% interest in

Holdings. During fiscal 2002, Carnival Corporation funded Holdings in the aggregate amount of approximately $700,000.

TRANSACTIONS WITH UZI ZUCKER. Mr. Zucker, a director of Carnival Corporation, is a Senior Managing Director of Bear, Stearns & Co. Inc. ("Bear Stearns"). It is expected that Bear Stearns may provide investment banking and consulting services to us upon our request.

                         DEFINED BENEFIT AND OTHER PLANS

CARNIVAL CORPORATION

The following table sets forth estimated pension benefits payable at age 65 (the "Normal Retirement Date"), pursuant to Carnival Corporation's nonqualified pension plan effective January 1, 1989 (the "Pension Plan"). The Pension Plan provides an early retirement benefit at age 55 after completion of 15 years of service, subject to a reduction of .5% for each month that distribution of benefits precedes the participant's Normal Retirement Date.


                                                YEARS OF SERVICE
                  --------------------------------------------------------------------------------
PAY                   15               20                25                 30               35
---                   --               --                --                 --               --
$   125,000       $  24,218        $  32,290         $  40,363         $   48,435       $   48,435
$   150,000       $  30,218        $  40,290         $  50,363         $   60,435       $   60,435
$   175,000       $  36,218        $  48,290         $  60,363         $   72,435       $   72,435
$   200,000       $  42,218        $  56,290         $  70,363         $   84,435       $   84,435
$   225,000       $  48,218        $  64,290         $  80,363         $   96,435       $   96,435
$   250,000       $  54,218        $  72,290         $  90,363         $  108,435       $  108,435
$   300,000       $  66,218        $  88,290         $ 110,363         $  132,435       $  132,435
$   350,000       $  78,218        $ 104,290         $ 130,363         $  156,435       $  156,435
$   400,000       $  90,218        $ 120,290         $ 150,363         $  180,435       $  180,435
$   450,000       $ 102,218        $ 136,290         $ 170,363         $  204,435       $  204,435
$   500,000       $ 114,218        $ 152,290         $ 190,363         $  228,435       $  228,435
$   750,000       $ 174,218        $ 232,290         $ 290,363         $  348,435       $  348,435
$ 1,000,000       $ 234,218        $ 312,290         $ 390,363         $  468,435       $  468,435
$ 1,250,000       $ 294,218        $ 392,290         $ 490,363         $  588,435       $  588,435
$ 1,500,000       $ 354,218        $ 472,290         $ 590,363         $  708,435       $  708,435
$ 1,750,000       $ 414,218        $ 552,290         $ 690,363         $  828,435       $  828,435
$ 2,000,000       $ 474,218        $ 632,290         $ 790,363         $  948,435       $  948,435
$ 2,250,000       $ 534,218        $ 712,290         $ 890,363         $1,068,435       $1,068,435

A participant's benefits under the Pension Plan are calculated based on an employee's length of service with Carnival Corporation and the average of the participant's five highest consecutive years of compensation (including base pay, overtime, bonuses and commissions) out of the last ten years of service. The eligible compensation with respect to the individuals named in the Summary Compensation Table would include substantially the same types and amounts of annual compensation shown in the Summary Compensation Table.

The normal form of payment is a straight life annuity with benefits ceasing at the later of the death of the participant or five years from the date of first payment. If the employee is married, pension benefits are presumptively payable on a reduced 50% joint and survivor annuity basis with the employee's spouse as the contingent annuitant. If the employee is not married, pension benefits are paid as a lump sum to the participant's beneficiary or estate, as applicable. For retired or terminated employees, other forms of distribution are available under the Pension Plan.

The Pension Plan does not reduce benefits on account of Social Security (or any other benefit), other than as reflected in the benefit formula which is integrated with Social Security.

As of December 31, 2002, the years of credited service under the Pension Plan for each of the executive officers named in the Summary Compensation Table, except for A. Kirk Lanterman and Pier Luigi Foschi who are not eligible for participation in the Pension Plan, was as follows: Micky Arison, age 53, with 28 credited years of service; Robert H. Dickinson, age 60, 28 years; and Howard S. Frank, age 62, 14 years. In consideration of Mr. Frank's forfeiture of retirement benefits from his prior employer, on April 17, 1995, the Compensation Committee approved an agreement with Mr. Frank whereby Carnival Corporation agreed to compensate Mr. Frank upon his retirement for benefits he would have received under the Pension Plan if he had been credited with an additional 13 years of service in addition to the actual years of credited service, reduced by the amounts payable to him under the Pension Plan.

Carnival Corporation has also established a 401(k)/profit sharing plan and a nonqualified savings/profit sharing plan. At the time of its establishment, participants in the nonqualified employee pension plan chose either to remain in the nonqualified employee pension plan with limited participation in the nonqualified savings plan or to freeze participation in the nonqualified pension plan and fully participate in the nonqualified savings/profit sharing plan.

CARNIVAL PLC

Information with respect to pension plan arrangements for Carnival plc for the year ended December 31, 2002 is included under the heading "Details of Directors' Remuneration--Pensions" in the Remuneration Report attached as Annex D to this proxy statement.

                      REPORT OF THE COMPENSATION COMMITTEE

The three-member Compensation Committee of Carnival Corporation's board of directors is responsible for annually recommending to the board of directors the cash compensation payable to the executive officers named in the Summary Compensation Table and for the administration of Carnival Corporation's stock-based incentive plans. Compensation decisions by the Compensation Committee are submitted to the board of directors for approval.

The Compensation Committee for each of Carnival Corporation and Carnival plc is currently comprised of Mr. Maidique and Sir John Parker, each of whom are outside directors. During fiscal 2002, the Compensation Committee for Carnival Corporation was comprised of Messrs. Sherwood M. Weiser, Uzi Zucker and Modesto
A. Maidique, each of whom were outside directors.

Set forth below is the report of the Compensation Committee of Carnival Corporation for fiscal 2002. The report of the Remuneration Committee of Carnival plc for fiscal 2002 is attached as Annex D to this proxy statement.

COMPENSATION STRUCTURE

The key components of the compensation of the Chief Executive Officer and the other executive officers are base salary, annual bonus and stock-based incentives. The objective of Carnival Corporation is to create compensation packages for executive officers that are competitive with compensation payable by comparable high performing companies, as well as to provide both short-term rewards and long-term incentives for positive individual and corporate performance. The various components of Carnival Corporation's executive compensation are discussed below.

BASE SALARIES

The base salaries of Carnival Corporation executive officers, including the base salary of the Chief Executive Officer, are set at a level Carnival Corporation believes to be below the median of salaries paid to executives of comparable high performing companies. The objective of Carnival Corporation is to emphasize the variable annual bonus as the most important cash compensation feature of executive compensation as a reward for contributions made towards achieving Carnival Corporation's goals, including profitability.

BONUSES

The emphasis on the annual discretionary bonus for the Chief Executive Officer and other corporate level executive officers allows Carnival Corporation greater flexibility in rewarding favorable individual and corporate performance than possible under a salary-oriented structure. The annual bonus to Robert Dickinson is based on the financial performance of Carnival Cruise Lines and is determined pursuant to the terms of the 1994 Carnival Cruise Lines Key Management Incentive Plan (the "CCL Plan"). The annual bonus for Mr. Lanterman, who is employed by Holland America Line Inc. ("HAL"), a subsidiary of Carnival Corporation, is based on the financial performance of HAL. The annual bonus for Mr. Foschi, who is employed by Costa is based on the financial performance of Costa.

Although there is no specific relationship between the bonus recommendations of the Chief Executive Officer for himself and the Chief Operating Officer and the performance of Carnival Corporation for the 2002 fiscal year, the Compensation Committee considered generally in reviewing such recommendations the financial performance of Carnival Corporation for fiscal 2002 and the shareholder return reflected in the Performance Graph appearing elsewhere in this proxy statement.

STOCK-BASED INCENTIVES

The third component of Carnival Corporation's executive compensation is comprised of stock-based incentive plans. Whereas the cash bonus payments are intended to reward positive short-term individual and corporate performance, grants under the stock-based plans are intended to provide executives with longer term incentives which appreciate in value with the continued favorable future performance of Carnival Corporation. Based on the individual performance of the executive officers, the Chief Executive Officer recommends to the Compensation Committee grants of stock options pursuant to the 2002 Stock Option Plan and restricted stock pursuant to the 1993 Restricted Stock Plan.

OTHER COMPENSATION

Carnival Corporation has entered into various compensation-related agreements with individual officers. See "Executive Compensation - Executive Long-Term Compensation Agreements" and "Executive Compensation - Employment Agreement." Such agreements include stock compensation agreements and employment agreements. The Committee and the boards of directors will continue to consider such arrangements in the future in connection with circumstances that warrant an individualized compensation arrangement.

In fiscal 2002, some of Carnival Corporation's executive officers also participated in Carnival Corporation's nonqualified defined benefit pension plan and all were able to participate in Carnival Corporation's nonqualified 401(k)/profit sharing plan. In addition, two of Carnival Corporation's executive officers participated in Carnival Corporation's supplemental executive retirement plan.


                                        THE COMPENSATION COMMITTEE

                                        Sherwood M. Weiser, Chairman
                                        Modesto A. Maidique
                                        Uzi Zucker

                            STOCK PERFORMANCE GRAPHS

CARNIVAL CORPORATION

The following graph compares the Price Performance of U.S.$100 if invested in Carnival Corporation common stock with the Price Performance of U.S.$100 if invested in each of the S&P 500 Index and the Dow Jones Industry Group REQ (leisure services and products). The Price Performance, as used in the Performance Graph, is calculated by assuming U.S.$100 is invested at the beginning of the period in Carnival Corporation common stock at a price equal to the market value. At the end of each fiscal year the total value of the investment is computed by taking the number of shares owned, assuming Carnival Corporation dividends are reinvested on an annual basis, times the market price of the shares at the end of each fiscal year.

--------------------------------------------------------------------------------------------------------------------
                              1997          1998          1999           2000           2001          2002
--------------------------------------------------------------------------------------------------------------------
Carnival Corporation          100           129           166             87            102           111
--------------------------------------------------------------------------------------------------------------------
Dow Jones Industry            100           112           122             96             98           107
Group/REQ
--------------------------------------------------------------------------------------------------------------------
S&P 500 Index                 100           124           150            143            126           105
--------------------------------------------------------------------------------------------------------------------

CARNIVAL PLC

The following graph compares the Price Performance of $100 invested in Carnival plc American Depositary Shares ("ADSs"), each representing four ordinary shares of Carnival plc (as of April 17, 2003 each ADS represents one ordinary share of Carnival plc), with the Price Performance of U.S.$100 invested in each of the NYSE Market Index and the Dow Jones Industry Group REQ (leisure services and products). The Price Performance, as used in the Performance Graph, is calculated by assuming U.S.$100 was invested in Carnival plc ADSs at a price equal to the market value on October 23, 2000, the date on which Carnival plc ordinary shares and ADSs were originally listed on the London Stock Exchange and the New York Stock Exchange, respectively, upon the demerger of the cruise business of The Peninsular and Oriental Steam Navigation Company. Prior to October 23, 2000, there was no public market for Carnival plc equity securities. The total value of the investment at the end of each subsequent fiscal year is computed by taking the number of ADSs owned, assuming Carnival plc dividends are reinvested on an annual basis, times the market price of ADSs at the end of each fiscal year.

-----------------------------------------------------------------------------------------------------------
                              Oct. 23, 2000      Dec. 29, 2000      Dec. 31, 2001       Dec. 31, 2002
-----------------------------------------------------------------------------------------------------------
Carnival plc                            100                 92                137                 168
-----------------------------------------------------------------------------------------------------------
Dow Jones Industry                      100                109                110                 105
Group/REQ
-----------------------------------------------------------------------------------------------------------
NYSE Market Index                       100                 99                 90                  73
-----------------------------------------------------------------------------------------------------------

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

CARNIVAL CORPORATION

AUDIT FEES

Aggregate fees for professional services rendered by PricewaterhouseCoopers LLP in connection with its audit of Carnival Corporation's consolidated financial statements as of and for the year ended November 30, 2002 and its reviews of Carnival Corporation's consolidated financial statements included in Carnival Corporation's Form 10-Q's filed during fiscal 2002 were $868,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

During the year ended November 30, 2002, PricewaterhouseCoopers LLP rendered no professional services to us in connection with the design and implementation of financial information systems.

ALL OTHER FEES

In addition to the fees described above, aggregate fees of $1,429,000 were billed by PricewaterhouseCoopers LLP during the year ended November 30, 2002, primarily for the following professional services:

         Other accounting and audit related services (a)              $444,000
         Income tax compliance and planning and other tax services    $215,000
         Other (b)                                                    $770,000

-------------------------

(a) Consists of fees for assistance with regulatory filings related to the DLC combination of Carnival Corporation and Carnival plc, statutory audits not relied upon in the audit of Carnival Corporation's consolidated financial statements, audits of Carnival Corporation's employee benefit plans.

(b) Consists primarily of fees for Carnival Corporation's new corporate procurement system and actuarial services and benefit plan consulting.

The Audit Committee considered whether the provision of these non-audit services is compatible with maintaining PricewaterhouseCoopers LLP's independence.

CARNIVAL PLC

The report of KPMG Audit plc, Carnival plc's independent auditors for the year ended December 31, 2002 is included under the heading "Report of the Independent Auditors" in the UK Report and Accounts attached as Annex C to this proxy statement.

                          REPORT OF THE AUDIT COMMITTEE

CARNIVAL CORPORATION

The Audit Committee of the Carnival Corporation board of directors, currently consisting of three independent (as defined under the listing standards of the New York Stock Exchange), non-employee directors, assists the board of directors in carrying out its oversight responsibilities for Carnival Corporation's financial reporting process, audit process and internal controls. The Audit Committee reviewed and recommended to the board of directors (i) that the audited financial statements be included in Carnival Corporation's Annual Report on Form 10-K; and (ii) the selection of the independent public accountants to audit the books and records of Carnival Corporation.

The Audit Committee (i) reviewed and discussed Carnival Corporation's audited financial statements for the year ended November 30, 2002 with Carnival Corporation's management and with Carnival Corporation's independent auditors;
(ii) discussed with Carnival Corporation's independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61; and (iii) received the written disclosures and the letter from Carnival Corporation's independent accountants required by Independence Standards Board Statement No. 1 (Independence Discussions with Audit Committees) and have discussed with Carnival Corporation's independent accountants the independent accountant's independence. Based on the reviews and discussions described above, the Audit Committee recommended to the board of directors that the audited financial statements be included in Carnival Corporation's Annual Report on Form 10-K for the year ended November 30, 2002 for filing with the U.S. Securities and Exchange Commission.

Management is responsible for Carnival Corporation's financial reporting process including its system of internal control, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. Carnival Corporation's independent certified public accountants are responsible for auditing those financial statements. Our responsibility is to monitor and review these processes. We have relied, without independent verification, on management's representation that the consolidated financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the report of the independent certified public accountants included on Carnival Corporation's consolidated financial statements. Our oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, Carnival Corporation's considerations and discussions with management and the independent certified public accountants do not assure that Carnival Corporation's consolidated financial statements are presented in accordance with generally accepted accounting principles, that the audit of Carnival Corporation's consolidated financial statements has been carried out in accordance with generally accepted auditing standards or that Carnival Corporation's independent certified public accountants are in fact "independent."

                                        THE AUDIT COMMITTEE

                                        Stuart Subotnick, Chairman
                                        Richard G. Capen, Jr.
                                        Arnold W. Donald


CARNIVAL PLC

Matters relating to the audit committee of Carnival plc are included under the heading "Corporate Governance - Part D: Accountability and Audit" in the UK Report and Accounts attached as Annex C to this proxy statement.

The board of directors of Carnival Corporation has adopted a written charter setting forth the responsibilities of its Audit Committee. This charter will also be adopted by the board of directors of Carnival plc. The charter is attached as Annex B to this proxy statement.

             TRANSACTIONS OF MANAGEMENT AND DIRECTORS WITH CARNIVAL
                                   CORPORATION

TRANSACTIONS WITH MICKY ARISON. Mr. Arison, our Chairman and Chief Executive Officer is also the Chairman and Chief Executive Officer and the indirect sole shareholder of Florida Basketball Associates, Inc., the sole general partner of the Miami Heat Limited Partnership ("MHLP"), the majority owner of the Miami Heat, a professional basketball team. Pursuant to a sponsorship agreement between Carnival Corporation and MHLP, Carnival Corporation paid MHLP approximately $357,000 during fiscal 2002 in exchange for various sponsorship, marketing and advertising services and the use of floor level season tickets.

Carnival Corporation also provided aircraft management services to MHLP. During fiscal 2002, Carnival Corporation received approximately $1.5 million from MHLP as compensation for providing such services and reimbursement of costs. It is expected that Carnival Corporation will continue to provide such aircraft management services to MHLP in the future.

From time to time Carnival Corporation charters the aircraft owned by MHLP under an arrangement whereby it pays estimated fair market charter rates. During fiscal 2002, Carnival Corporation incurred $208,000 for charters of this aircraft.

TRANSACTIONS WITH FUNAIR CORPORATION. Carnival Corporation provided aircraft management services to Funair Corporation ("Funair"), a company beneficially owned by a trust established for the benefit of Shari Arison, a former member of Carnival Corporation's board of directors. During fiscal year 2002, Carnival Corporation received approximately $1.5 million from Funair as compensation for providing such services and reimbursement of costs. It is expected that Carnival Corporation will continue to provide such aircraft management services to Funair in the future.

YACHT MANAGEMENT AND PERSONNEL SERVICES. Carnival Corporation provided yacht management and personnel services to companies controlled by Micky Arison and to a company controlled by Shari Arison. During fiscal 2002, Carnival Corporation received approximately $186,000 and $86,000 from these companies, respectively, as compensation for providing such services and reimbursement of costs. It is expected that we will continue to provide such personnel services to Micky Arison in the future.

TRANSACTIONS WITH THE TED ARISON FAMILY FOUNDATION USA, INC. Shari Arison is the Chairman of the Board of Trustees and President of the Ted Arison Family Foundation USA, Inc. (the "Foundation"), a charitable foundation established by Carnival Corporation's founder, Ted Arison. Carnival Corporation leases approximately 100 square feet of office space to the Foundation and employs one of its employees. During fiscal 2002, the Foundation paid Carnival Corporation approximately $81,000 for both lease payments and for all costs incurred by Carnival Corporation related to this employee. It is expected that Carnival Corporation will continue these arrangements with the Foundation in the future.

REGISTRATION RIGHTS. Pursuant to a letter agreement (the "Trust Registration Rights Agreement") dated July 11, 1989, Carnival Corporation granted to the Ted Arison Irrevocable Trust (the "Irrevocable Trust") and the Arison Children's Irrevocable Trust (the "Children's Trust," and together with the Irrevocable Trust, the "Trusts") certain registration rights with respect to the 28,554,056 shares of Carnival Corporation common stock held for investment by the Trusts (the "Shares"). The beneficiaries of the Trusts included the children of Ted Arison, including Micky Arison, our Chairman of the Board and Chief Executive Officer, and Shari Arison, a former director. Effective December 26, 1991, the Children's Trust was divided into three separate continued trusts, including continued trusts for Micky Arison and Shari Arison.

The Trust Registration Rights Agreement provides that if, at any time, any of the Trusts makes a written demand for the registration of its Shares, Carnival Corporation will within 90 days prepare and file with the U.S. Securities and Exchange Commission a registration statement, subject to certain limitations. Carnival Corporation is not required to effect any demand registration pursuant to the Trust Registration Rights Agreement unless all of the Shares owned by either of the Trusts are included in the demand for registration. In addition, if Carnival Corporation determines to file a registration statement on its behalf or on behalf of any security holders (other than a registration statement filed for the purpose of registering shares issuable to employees under an employee benefit plan, or in connection with a business combination) relating to Carnival Corporation's common stock or any class of securities convertible into Carnival Corporation's common stock, either of the Trusts may register its Shares pursuant to such registration statement, subject to certain limitations. Carnival Corporation has agreed to bear all expenses relating to such demand and piggyback registrations, except for fees and disbursements of counsel for the Trusts, underwriting discounts and applicable filing fees.

Under a registration rights agreement (the "Arison Registration Rights Agreement"), Carnival Corporation granted certain registration rights to Ted Arison with respect to the shares of common stock beneficially owned by him (the "Arison Shares") in consideration for $10,000. The registration rights were held by the Estate of Ted Arison. The Estate of Ted Arison subsequently transferred the Arison Shares to The 1997 Irrevocable Trust of Micky Arison, the Ted Arison 1992 Irrevocable Trust for Lin No. 2, the Ted Arison 1994 Irrevocable Trust for Shari No. 1 and the Michael Arison 1999 Irrevocable Delaware Trust (collectively, the "Family Trusts"). The registration rights specified in the Arison Registration Rights Agreement apply to the Arison Shares that were transferred to the Family Trusts and can be exercised by the Family Trusts. If, at any time, a Family Trust makes a written demand for the registration of any number of the Arison Shares, subject to a minimum amount of 2,000,000 shares, Carnival Corporation will within 90 days prepare and file with the U.S. Securities and Exchange Commission a registration statement, subject to certain limitations. In addition, if Carnival Corporation determines to file a registration statement on Carnival Corporation's behalf or on behalf of any security holders (other than a registration statement filed for the purpose of registering shares issuable to employees under an employee benefit plan or in connection with a business combination) relating to Carnival Corporation's common stock or any class of securities convertible into common stock, a Family Trust may register its Arison Shares pursuant to such registration statement, subject to certain limitations. Carnival Corporation has agreed to bear all expenses relating to such demand and piggyback registrations, except for fees and disbursements of counsel for the Family Trusts, selling costs, underwriting discounts and applicable filing fees.

TRANSACTIONS WITH CRUISE SPECIALISTS. Janet Olczak Lanterman, the wife of A. Kirk Lanterman, one of our executive officers and a director, is the owner of a travel agency located in Seattle, Washington, named Cruise Specialists. Under the laws of the State of Washington, Ms. Lanterman's ownership interest in Cruise Specialists is her separate property and, accordingly,

Mr. Lanterman does not have any ownership interest in the agency. Cruise Specialists sells cruises and other similar products for various travel providers, including us, under arrangements that are common throughout the travel industry whereby Cruise Specialists receives a commission based on sales generated. In fiscal 2002, Cruise Specialists generated approximately $16.6 million of gross revenues (before commission) for Carnival Corporation. In connection with such revenues, Cruise Specialists received commissions of approximately $2.6 million from Carnival Corporation. Carnival Corporation believes that the commissions paid to Cruise Specialists are comparable to those paid to other travel agents for comparable services.

LOAN TO PAMELA C. CONOVER. On July 22, 2002, Carnival Corporation entered into a loan agreement with Pamela C. Conover, President and Chief Executive Officer of Cunard Line Limited. The loan is set up as a line of credit for $250,000. Repaid amounts may not be reborrowed. Interest accrues on the loan at the rate of 2.82% per annum. Principal and accrued interest due under the loan are payable upon demand.

TRANSACTIONS WITH TRUSTEES. James M. Dubin is the sole shareholder of JMD Delaware, Inc., JMD Protector, Inc. and Balluta Limited, which act either as trustee or protector of certain Arison family trusts. By virtue of being the sole shareholder of JMD Delaware, Inc., JMD Protector Inc., and Balluta Limited. Mr. Dubin may be deemed to own the aggregate of 147,213,270 shares of Carnival Corporation common stock beneficially owned by such entities, as to which he disclaims beneficial ownership. Mr. Dubin resigned as one of Carnival Corporation's directors on April 17, 2003. He is a partner in the New York law firm of Paul, Weiss, Rifkind, Wharton & Garrison LLP, which firm serves as counsel to Carnival, Micky Arison and Shari Arison.

OTHER TRANSACTIONS. Certain transactions involving Sherwood M. Weiser and Uzi Zucker are described in "COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION."

TRANSACTIONS WITH AFFILIATED ENTITIES. Carnival Corporation has adopted a policy of dealing with affiliated entities on an arms-length basis and Carnival Corporation may not engage in business transactions with any affiliate on terms and conditions less favorable to Carnival Corporation than terms and conditions available at the time for comparable transactions with unaffiliated persons.

           TRANSACTIONS OF MANAGEMENT AND DIRECTORS WITH CARNIVAL PLC

P&O PRINCESS CRUISES INTERNATIONAL LIMITED OFFICE LEASE. In July 2002, P&O Princess Cruises International Limited ("POPCIL"), a subsidiary of Carnival plc, entered into, on an arms-length basis, a lease on an office property in Germany with a company in which Horst Rahe, a former director of Carnival plc, has an interest. The lease is for a term of 10 years, commencing in 2004, with options to extend. The rent payable under the lease each year varies over the term of the lease, within the range (euro)350,000 to (euro)500,000. These figures are net of relevant regional government grants.

SHARE TRANSACTION BY HORST RAHE. On December 18, 2002, Deutsche Seereederei GmbH ("DS"), a company wholly owned by Mr. Horst Rahe and his family, entered into a share sale agreement (the "Agreement") with Commerzbank AG ("Commerzbank") for German tax-planning purposes. The Agreement is in respect of the 11,366,415 ordinary shares of Carnival plc owned by DS (the "Relevant Shares") which comprise 1.64 percent of the total of, and the whole of Mr. Rahe's interest in, the issued share capital of Carnival plc. It will result in DS disposing of its interest in the Relevant Shares on June 23, 2003, or earlier if it so elects, but until then, through DS, Mr. Rahe retains full economic interest in the Relevant Shares.

Under the Agreement, on December 18, 2002, DS transferred the Relevant Shares to Commerzbank for (pound)50,580,547 ((pound)4.45 per share). At the same time, DS entered into a total return swap agreement with Commerzbank under which the Relevant Shares will be valued on June 23, 2003 or earlier, if DS so elects (the "Valuation Date"). To the extent that the valuation of the Relevant Shares on the Valuation Date (the "Final Price") exceeds (pound)4.478 per share (the "Initial Price"), Commerzbank will pay the difference to DS. Conversely, if the Final Price is less than the Initial Price, DS will pay the difference to Commerzbank. Any dividends receivable in respect of the Relevant Shares prior to the Valuation Date will be for the benefit of DS.

Under the total return swap agreement, the Valuation Date was not to be earlier than April 16, 2003. Furthermore, Commerzbank irrevocably agreed with Carnival plc that at the Carnival plc EGM on April 16, 2003 it would exercise the votes attaching to the Relevant Shares it then holds in accordance with the Carnival plc recommendation to shareholders.

In a related transaction on December 18, 2002, DS assigned its right to receive deferred consideration from POPCIL, in respect of the purchase by POPCIL of Aida Cruises Limited pursuant to a sale and purchase agreement dated September 25, 2000, to Paradies Touristik AG ("PT"). PT is a Swiss company also wholly-owned by Mr. Rahe and his family.

LETTER CONFIRMATION WITH RESPECT TO AIDA CRUISES SALE AND PURCHASE AGREEMENT. On March 12, 2003, Carnival plc, POPCIL and DS each signed a letter confirming certain rights and obligations of the parties to the Aida Sale and Purchase Agreement (the "Aida Sale and Purchase Agreement"), dated September 25, 2000, between Carnival plc (substituted for P&O on October 23, 2000), POPCIL (substituted for ACL Limited on October 31, 2001) and DS (as successor by operation of law to Arkona Touristik GmbH).

Under the letter DS irrevocably exercised its right to give Carnival plc an accelerated notice with respect to an option payment under the Aida Sale and Purchase Agreement conditional on completion of the DLC transaction. Accordingly, Carnival plc confirmed that within 14 days of completion of the DLC transaction, it will pay DS (euro)58,798,566 (equal to the equivalent of DM115 million) in respect of the option payment in accordance with the terms of the Aida Sale and Purchase Agreement, which payment has been made. The parties acknowledged that following such payment, Carnival plc's and POPCIL's obligations under the Aida Sale and Purchase Agreement will be satisfied and, subject to clause 21 thereof, the Aida Sale and Purchase Agreement will terminate.

                    CHANGE IN INDEPENDENT PUBLIC ACCOUNTANTS

On April 17, 2003, KPMG Audit Plc ("KPMG") resigned as the independent public accountants for Carnival plc. The report of KPMG on Carnival plc's financial statements for the fiscal years ended December 31, 2002 and December 31, 2001 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended December 31, 2001 and December 31, 2002 and the subsequent interim period through April 17, 2003, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of KPMG, would have caused it to make reference thereto in its reports on the financial statements for such periods.

On April 17, 2003, Carnival plc engaged PricewaterhouseCoopers LLP to serve as its independent certified public accountants for the fiscal year ended November 30, 2003, subject to shareholder approval. The decision to engage
PricewaterhouseCoopers LLP was approved by the audit committee of the board of directors of Carnival plc.

During the years ended December 31, 2001 and 2002 and the subsequent interim period through April 17, 2003, Carnival plc did not consult PricewaterhouseCoopers LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Carnival plc's financial statements, or any other matters or reportable events as set forth in Item 304(a)(1)(v) of Regulation S-K.

                     FORM OF CARNIVAL CORPORATION PROXY CARD


                              CARNIVAL CORPORATION
             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JUNE 23, 2003

The undersigned shareholders of Carnival Corporation hereby revoke all prior proxies and appoint Micky Arison and Arnaldo Perez, and each of them, proxies and attorneys in fact, each with full power of substitution, with all the powers the undersigned would possess if personally present, to vote all shares of common stock of Carnival Corporation which the undersigned is entitled to vote at the annual meeting of shareholders to be held on June 23, 2003 or any postponement or adjournment of the annual meeting.

Please mark your vote as indicated in this example: [X]

A vote "FOR" Proposals 1 through 9 and "AGAINST" Proposal 10 is recommended by the Board of Directors.

1. To elect 13 directors to the boards of each of Carnival Corporation and Carnival plc.

To elect/re-elect Micky Arison as a director of Carnival      FOR               AGAINST           ABSTAIN
Corporation and Carnival plc.                                 [_]               [_]               [_]

To elect/re-elect Howard S. Frank as a director of Carnival   FOR               AGAINST           ABSTAIN
Corporation and Carnival plc.                                 [_]               [_]               [_]

To elect/re-elect Robert H. Dickinson as a director of        FOR               AGAINST           ABSTAIN
Carnival Corporation and Carnival plc.                        [_]               [_]               [_]

To elect/re-elect Pier Luigi Foschi as a director of          FOR               AGAINST           ABSTAIN
Carnival Corporation and Carnival plc.                        [_]               [_]               [_]

To elect/re-elect A. Kirk Lanterman as a director of          FOR               AGAINST           ABSTAIN
Carnival Corporation and Carnival plc.                        [_]               [_]               [_]

To elect/re-elect Ambassador Richard G. Capen Jr. as a        FOR               AGAINST           ABSTAIN
director of Carnival Corporation and Carnival plc.            [_]               [_]               [_]

To elect/re-elect Arnold W. Donald as a director of           FOR               AGAINST           ABSTAIN
Carnival Corporation and Carnival plc.                        [_]               [_]               [_]

To elect/re-elect Modesto A. Maidique as a director of        FOR               AGAINST           ABSTAIN
Carnival Corporation and Carnival plc.                        [_]               [_]               [_]

To elect/re-elect Stuart Subotnick as a director of           FOR               AGAINST           ABSTAIN
Carnival Corporation and Carnival plc.                        [_]               [_]               [_]

To elect/re-elect Uzi Zucker as a director of Carnival        FOR               AGAINST           ABSTAIN
Corporation and Carnival plc.                                 [_]               [_]               [_]

To elect/re-elect Peter Ratcliffe as a director of Carnival   FOR               AGAINST           ABSTAIN
Corporation and Carnival plc.                                 [_]               [_]               [_]

To elect/re-elect Sir John Parker as a director of Carnival   FOR               AGAINST           ABSTAIN
Corporation and Carnival plc.                                 [_]               [_]               [_]

To elect/re-elect Baroness Hogg as a director of Carnival     FOR               AGAINST           ABSTAIN
Corporation and Carnival plc.                                 [_]               [_]               [_]

2.       To approve the Amended and Restated Carnival Corporation 2002 Stock
         Plan.

FOR               AGAINST           ABSTAIN
[_]               [_]               [_]

3. To ratify the selection of PricewaterhouseCoopers LLP as independent certified public accountants for Carnival Corporation.

FOR               AGAINST           ABSTAIN
[_]               [_]               [_]

4. To appoint PricewaterhouseCoopers LLP as independent auditors for Carnival plc and authorize the audit committee of Carnival plc to agree the remuneration of the independent auditors.

FOR               AGAINST           ABSTAIN
[_]               [_]               [_]

5. To receive the accounts and reports for P&O Princess Cruises plc (now called Carnival plc) for the year ended December 31, 2002.

FOR               AGAINST           ABSTAIN
[_]               [_]               [_]

6. To approve the directors' remuneration report of P&O Princess Cruises plc (now called Carnival plc).

FOR               AGAINST           ABSTAIN
[_]               [_]               [_]

7.       To approve limits on the authority to allot shares by Carnival plc.

FOR               AGAINST           ABSTAIN
[_]               [_]               [_]

8.       To approve the disapplication of pre-emption rights for Carnival plc.

FOR               AGAINST           ABSTAIN
[_]               [_]               [_]

9.       To authorize Carnival plc's purchases of its own shares.

FOR               AGAINST           ABSTAIN
[_]               [_]               [_]

10. To approve the shareholder proposal authorizing the board of directors to take the measures necessary to change Carnival Corporation's jurisdiction of incorporation to one of the states of the United States.

AGAINST       FOR               ABSTAIN
[_]           [_]               [_]

11. In their discretion, the proxies are authorized to vote upon such other business as may come before the annual meeting, or any adjournment(s) thereof.

I will be attending the annual meeting [_]. Print name below.


______________________________


PERSONS WHO DO NOT INDICATE ATTENDANCE AT THE ANNUAL MEETING ON THIS PROXY CARD WILL BE REQUIRED TO PRESENT PROOF OF STOCK OWNERSHIP TO ATTEND.

The shares represented by this Proxy will be voted as specified herein. If not otherwise specified, such shares will be voted by the proxies FOR Proposals 1 through 9 and AGAINST Proposal 10.


                           Dated: __________________, 2003
                           Signature _____________________________
                           Signature _____________________________
                           (Please sign exactly as name appears to the left.) PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                         FORM OF CARNIVAL PLC PROXY CARD

Carnival plc (the "Company")
Annual General Meeting Proxy Card


________________________________________
NAME & ADDRESS




________________________________________

APPOINTMENT OF A PROXY

I/We hereby appoint as my/our proxy
THE CHAIRMAN OF THE MEETING
OR
The following person:-

________________________________________

________________________________________

PLEASE LEAVE THIS BOX BLANK IF YOU WISH THE CHAIRMAN OF THE MEETING TO BE YOUR PROXY. DO NOT INSERT YOUR OWN NAME. A PROXY NEED NOT BE A SHAREHOLDER IN THE COMPANY.

to attend and vote an my/our behalf at the Annual General Meeting of the Company to be held on 23 June 2003 at 11.00am and at any adjournment of the meeting. I/We would like my/our proxy to vote on the resolutions proposed at the meeting as indicated on this form. Unless otherwise instructed, the proxy may vote as he or she sees fit or withhold his or her vote in relation to any business of the meeting.

TO BE VALID THIS PROXY MUST BE SIGNED AND DATED.


_______________________________________     __________
SIGNATURE OR COMMON SEAL                    DATE

ONCE COMPLETED THIS PROXY CARD SHOULD BE DELIVERED IN PERSON OR BY POST TO COMPUTERSHARE INVESTOR SERVICES PLC IN THE ENCLOSED REPLY-PAID ENVELOPE SO AS TO BE RECEIVED BY THEM NO LATER THAN 11.00AM ON 21 JUNE 2003.

ALTERNATIVE VOTING METHOD

INTERNET VOTING - If you prefer, you may submit your proxy vote via the Internet (see Guidance Notes overleaf). You will need your PIN and Shareholder Reference Number (SRN) shown below.

______________                  ______________
PIN                             SRN
______________                  ______________

______________                  ______________
CAR001                          BARCODE
______________                  ______________

       IMPORTANT - PLEASE ENSURE THAT YOU HAVE SIGNED AND DATED YOUR PROXY PLEASE DETACH THE ATTANDANCE CARD AND FOLD WHERE INDICATED PRIOR TO POSTING

RESOLUTIONS

                                                                VOTE
ORDINARY RESOLUTIONS             FOR            AGAINST         WITHHELD

1                                [_]            [_]             [_]

2                                [_]            [_]             [_]

3                                [_]            [_]             [_]

4                                [_]            [_]             [_]

5                                [_]            [_]             [_]

6                                [_]            [_]             [_]

7                                [_]            [_]             [_]

8                                [_]            [_]             [_]

9                                [_]            [_]             [_]

10                               [_]            [_]             [_]

11                               [_]            [_]             [_]

12                               [_]            [_]             [_]

13                               [_]            [_]             [_]

14                               [_]            [_]             [_]

15                               [_]            [_]             [_]

16                               [_]            [_]             [_]

17                               [_]            [_]             [_]

18                               [_]            [_]             [_]

19                               [_]            [_]             [_]

20                               [_]            [_]             [_]

SPECIAL RESOLUTIONS

21                               [_]            [_]             [_]

22                               [_]            [_]             [_]

ORDINARY RESOLUTION
                                                                VOTE
                                 AGAINST        FOR             WITHHELD

23                               [_]            [_]             [_]


PLEASE NOTE: This form should be used only by the shareholder named above and in respect of the pre-printed designated shareholding. This personalised form is not transferable between shareholders or differing shareholder accounts. Carnival plc and Computershare Investor Services plc accept no liability for any instruction that does not comply with these conditions.

                                                                         ANNEX A



                              CARNIVAL CORPORATION
                                 2002 STOCK PLAN
                         -----------------------------

                       (Effective as of January 14, 2002,
                      as amended as of September 25, 2002,
            and as further amended and restated as of April 14, 2003)

1.       PURPOSE

                  The purpose of the Plan is to provide a means through which each member of the Combined Group and their respective Affiliates may attract able persons to enter and remain in the employ of members of the Combined Group and their Affiliates and to provide a means whereby employees, directors and consultants of each member the Combined Group and their Affiliates can acquire and maintain Share ownership, thereby strengthening their commitment to the welfare of the members of the Combined Group and their Affiliates and promoting an identity of interest between shareholders and these persons.

                  The Plan provides for granting of Incentive Stock Options, Nonqualified Stock Options and Restricted Stock Awards.

2.       DEFINITIONS

                  The following definitions shall be applicable throughout the Plan.

                           (a)      "Affiliate" means (i) any entity that
directly or indirectly is controlled by, controls or is under common control with the Company or Carnival plc, and (ii) to the extent provided by the Committee, any entity in which the Company or Carnival plc has a significant equity interest.

                           (b)      "Award" means, individually or collectively,
any Incentive Stock Option, Nonqualified Stock Option or Restricted Stock Award.

                           (c)      "Award Agreement" means a Stock Option
Agreement or Restricted Stock Agreement.

                           (d)      "Board" means the Board of Directors of the
Company.

                           (e)      "Carnival plc" means the entity previously
known as P&O Princess Cruises plc, a public limited company incorporated under the laws of England and Wales, and any successor thereto.

                           (f)      "Cause" means a member of the Combined Group
or an Affiliate having "cause" to terminate a Participant's employment or service, as defined in any existing employment, consulting or any other agreement between the Participant and a member of the Combined Group or an Affiliate or, in the absence of such an employment, consulting or other agreement, upon (i) the determination by the Committee that the Participant has ceased to perform his duties to a member of the Combined Group or an Affiliate (other than as a result of his incapacity due to physical or mental illness or injury), which failure amounts to an intentional and extended neglect of his duties to such party, (ii) the Committee's determination that the Participant has engaged or is about to engage in willful misconduct or conduct which causes or may reasonably be expected to cause substantial damage to a member of the Combined Group or an Affiliate,
(iii) the Participant having been convicted of, or plead guilty or no contest to, a felony or any crime involving as a material element fraud or dishonesty,
(iv) the failure of the Participant to follow the lawful instructions of the Board or any of his superiors or (v) in the case of a Participant who is a non-employee director, the Participant ceasing to be a member of the Board in connection with the Participant engaging in any of the activities described in clauses (i) through (iv) above.

                           (g)      "Change of Control" means, unless in the
case of a particular Award the applicable Award Agreement states otherwise or contains a different definition of "Change of Control," the occurrence of any of the following:

                                    (i)     the acquisition by any individual,
entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more (on a fully diluted basis) of either (A) the then outstanding shares of common stock of the Company, taking into account as outstanding for this purpose such common stock issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire such common stock (the "Outstanding Company Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); PROVIDED, HOWEVER, that for purposes of this Plan, the following acquisitions shall not constitute a Change of Control: (I) any acquisition by the Company or any Affiliate, (II) any acquisition by any employee benefit plan sponsored or maintained by the Company or any Affiliate, (III) any acquisition by Marilyn B. Arison, Micky Arison, Shari Arison, Michael Arison or their spouses or lineal descendents, any trust established for the benefit of any of the aforementioned Arison family members, or any Person directly or indirectly controlling, controlled by or under common control with any of the aforementioned Arison family members or any trust established for the benefit of any of the aforementioned Arison family members or any charitable trust or non-profit entity established by any person or entity described in this clause (III), (IV) any acquisition by any Person which complies with clauses (A), (B) and (C) of subsection (v) of this Section 2(g), or (V) in respect of an Award held by a particular Participant, any acquisition by the Participant or any "affiliate" (within the meaning of 17 C.F.R. ss.230.405) of the Participant (persons described in clauses (I), (II), (III)
(IV) and (V) being referred to hereafter as "Excluded Persons");

                                    (ii)    individuals who, on the date hereof,
constitute the Board (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; PROVIDED, HOWEVER, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation A promulgated under the Exchange Act, with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

                                    (iii)   the dissolution or liquidation of
the Company;

                                    (iv)    the sale, transfer or other
disposition of all or substantially all of the business or assets of the Company; or

                                    (v)     the consummation of a
reorganization, recapitalization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company that requires the approval of the Company's shareholders, whether for such transaction or the issuance of securities in the transaction (a "Business Combination"), unless immediately following such Business Combination: (A) more than 50% of the total voting power of (x) the corporation resulting from such Business Combination (the "Surviving Company"), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of sufficient voting securities eligible to elect a majority of the directors of the Surviving Company (the "Parent Company"), is represented by the Outstanding Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which the Outstanding Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of the Company's Voting Securities among the holders thereof immediately prior to the Business Combination, (B) no Person (other than any Excluded Person), is or becomes the beneficial owner, directly or indirectly, of 50% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Company (or, if there is no Parent Company, the Surviving Company) and
(C) at least a majority of the members of the board of directors of the Parent Company (or, if there is no Parent Company, the Surviving Company) following the consummation of the Business Combination were Board members at the time of the Board's approval of the execution of the initial agreement providing for such Business Combination.

                           (h)      "Code" means the Internal Revenue Code of
1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

                           (i)      "Committee" means the Compensation Committee
of the Board. Unless the Board determines otherwise, each member of the Committee shall, at the time he takes any action with respect to an Award under the Plan, be an Eligible Director. However, the mere fact that a Committee member shall fail to qualify as an Eligible Director shall not invalidate any Award granted by the Committee which Award is otherwise validly granted under the Plan.

                           (j)      "Common Stock" means the common stock, par
value $0.01 per share, of the Company and any stock into which such common stock may be converted or into which it may be exchanged.

                           (k)      "Combined Group" means the Company and
Carnival plc and any successor thereto.

                           (l)      "Company" means Carnival Corporation, a
corporation organized under the laws of the Republic of Panama, and any successor thereto.

                           (m)      "Date of Grant" means the date on which the
granting of an Award is authorized, or such other date as may be specified in such authorization or, if there is no such date, the date indicated on the applicable Award Agreement.

                           (n)      "Disability" means, unless in the case of a
particular Award, the applicable Award Agreement states otherwise, a condition entitling a person to receive benefits under the long-term disability plan of a member of the Combined Group or an Affiliate, as may be applicable to the Participant in question, or, in the absence of such a plan, the complete and permanent inability by reason of illness or accident to perform the duties of the occupation at which a Participant was employed or served when such disability commenced, as determined by the Committee based upon medical evidence acceptable to it.

                           (o)      "Effective Date" means January 14, 2002.

                           (p)      "Eligible Director" means a person who is
(i) a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act, or a person meeting any similar requirement under any successor rule or regulation and (ii) an "outside director" within the meaning of Section 162(m) of the Code, and the Treasury Regulations promulgated thereunder; PROVIDED, HOWEVER, that clause (ii) shall apply only with respect to grants of Awards with respect to which the Company's tax deduction could be limited by
Section 162(m) of the Code if such clause did not apply.

                           (q)      "Eligible Person" means any (i) individual
regularly employed by a member of the Combined Group or an Affiliate who satisfies all of the requirements of Section 6; PROVIDED, HOWEVER, that no such employee covered by a collective bargaining agreement shall be an Eligible Person unless and to the extent that such eligibility is set forth in such collective bargaining agreement or in an agreement or instrument relating thereto; (ii) director of a member of the Combined Group or an Affiliate or
(iii) consultant or advisor to a member of the Combined Group or an Affiliate who may be offered securities pursuant to Form S-8 (which, as of the Effective Date, includes only those who (A) are natural persons and (B) provide BONA FIDE services to a member of the Combined Group other than in connection with the offer or sale of securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for the Company's securities).

                           (r)      "Exchange Act" means the Securities Exchange
Act of 1934, as amended.

                           (s)      "Fair Market Value", on a given date means
(i) if the Shares are listed on a national securities exchange, the average of the highest and lowest sale prices reported as having occurred on the primary exchange with which the Shares are listed and traded on such date, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported; (ii) if the Shares are not listed on any national securities exchange but is quoted in the Nasdaq National Market ("Nasdaq") on a last sale basis, the average between the high bid price and low ask price reported on the date prior to such date, or, if there is no such sale on that date, then on the last preceding date on which a sale was reported; or (iii) if the Shares are not listed on a national securities exchange nor quoted in the Nasdaq on a last sale basis, the amount determined by the Committee to be the fair market value based upon a good faith attempt to value the Shares accurately and computed in accordance with applicable regulations of the Internal Revenue Service.

                           (t)      "Incentive Stock Option" means an Option
granted by the Committee to a Participant under the Plan which is designated by the Committee as an incentive stock option as described in Section 422 of the Code and which otherwise meets the requirements set forth herein.

                           (u)      "Mature Shares" means Shares owned by a
Participant which are not subject to any pledge or other security interest and have either been held by the Participant for six months, previously acquired by the Participant on the open market or meet such other requirements as the Committee may determine are necessary in order to avoid an accounting earnings charge on account of the use of such Shares to pay the Option Price or satisfy a withholding obligation in respect of an Option.

                           (v)      "Nonqualified Stock Option" means an Option
granted by the Committee to a Participant under the Plan, which is not designated by the Committee as an Incentive Stock Option.

                           (w)      "Option" means an Award granted under
Section 7.

                           (x)      "Option Period" means the period described
in Section 7(c).

                           (y)      "Option Price" means the exercise price for
an Option as described in Section 7(a).

                           (z)      "Pairing Agreement" means the Pairing
Agreement, dated April 17, 2003, among Carnival Corporation, The Law Debenture Trust Corporation

(Cayman) Limited, as trustee of the Carnival plc Special Voting Trust, and Sun Trust Bank, as transfer agent, as it may be amended from time to time.

                           (aa)     "Participant" means an Eligible Person who
has been selected by the Committee to participate in the Plan and to receive an Option pursuant to Section 6 or a Restricted Stock Award pursuant to Section 8.

                           (bb)     "Performance Goals" means the performance
objectives which may be established by the Committee for the purpose of determining whether, and to what extent, Awards will be earned for a Restricted Period. To the extent an Award is intended to qualify as "performance-based compensation" under Section 162(m) of the Code, the Performance Goals shall be established with reference to one or more of the following, either on a Combined Group-wide basis or, as relevant, in respect of the Company, Carnival plc or one or more Affiliates, divisions or operations of a member of the Combined Group:

                                    (i)     earnings (gross, net or per share)
                                    (ii)    stock price (absolute or relative to
                                            other companies)
                                    (iii)   market share
                                    (iv)    gross or net profit margin
                                    (v)     costs or expenses
                                    (vi)    productivity improvements
                                    (vii)   total shareholder return (absolute
                                            or relative to other companies).

                           (cc)     "Plan" means this Carnival Company 2002
Stock Plan, as amended.

                           (dd)     "Restricted Period" means, with respect to
any share of Restricted Stock, the period of time determined by the Committee during which such Award is subject to the restrictions set forth in Section 8.

                           (ee)     "Restricted Stock" means Shares issued or
transferred to a Participant subject to forfeiture and the other restrictions set forth in Section 8.

                           (ff)     "Restricted Stock Award" means an Award of
Restricted Stock granted under Section 8.

                           (gg)     "Retirement" means a termination of
employment with a member of the Combined Group and all Affiliates by a Participant on or after the earlier of (i) age 65 with at least five years of employment with a member of the Combined Group and/or its Affiliates or (ii) age 55 with at least 15 years of employment with a member of the Combined Group and/or its Affiliates.

                           (hh)     "Securities Act" means the Securities Act of
1933, as amended.

                           (ii)     "Share" means the aggregate of one share of
Common Stock and one Trust Share.

                           (jj)     "Stock Option Agreement" means any agreement
between the Company and a Participant who has been granted an Option pursuant to
Section 7 which defines the rights and obligations of the parties thereto.

                           (kk)     "Subsidiary" means any subsidiary of the
Company as defined in Section 424(f) of the Code.


                           (ll)     "Trust Share" shall have the meaning
assigned to it in the Pairing Agreement.


3.       EFFECTIVE DATE, DURATION AND SHAREHOLDER APPROVAL

                  The Plan is effective as of the Effective Date, and the Plan was approved by shareholders at a meeting held on April 15, 2002 in a manner intended to comply with the shareholder approval requirements of Sections 422(b)(1) and 162(m) of the Code and the New York Stock Exchange. The validity of any and all Restricted Stock Awards and any Award granted to an Eligible Person who is an employee or a director of, or a consultant or advisor to Carnival plc and its Affiliates (but not the Company) are contingent upon approval of the April 14, 2003 amendment and restatement of this Plan by the shareholders of the Company in a manner intended to comply with the shareholder approval requirements of Section 162(m) of the Code and the New York Stock Exchange.

                  The expiration date of the Plan, on and after which no Awards may be granted hereunder, shall be the tenth anniversary of the Effective Date; PROVIDED, HOWEVER, that the administration of the Plan shall continue in effect until all matters relating to Awards previously granted have been settled.

4.       ADMINISTRATION

                  The Committee shall administer the Plan. The majority of the members of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present or acts approved in writing by a majority of the Committee shall be deemed the acts of the Committee.

                  Subject to the provisions of the Plan and applicable law, the Committee shall have the power, in addition to other express powers and authorizations conferred on the Committee by the Plan, to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Awards;
(v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended and the method or methods by which

Awards may be settled, exercised, canceled, forfeited or suspended; (vi) determine whether, to what extent, and under what circumstances the delivery of cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret, administer reconcile any inconsistency, correct any defect and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action specified under the Plan or that the Committee deems necessary or desirable for the administration of the Plan.

                  (b) The Committee shall have the authority to amend the Plan (including by the adaptation of appendices or subplans) and/or the terms and conditions relating to an Award to the extent necessary to permit participation in the Plan by Eligible Persons who are located outside of the United States on terms and conditions comparable to those afforded to Eligible Persons located within the United States; provided, however, that no such action shall be taken without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan (including as necessary to prevent the Company from being denied a tax deduction on account of Section 162(m) of the Code).

                  (c) Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award or any documents evidencing Awards shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all parties, including, without limitation, each member of the Combined Group, their respective Affiliates, any Participant, any holder or beneficiary of any Award, and any shareholder.

5.       GRANT OF AWARDS; SHARES SUBJECT TO THE PLAN

                  The Committee may, from time to time, grant Awards of Options or Restricted Stock to one or more Eligible Persons; PROVIDED, HOWEVER, that:

                           (a)      Subject to Section 10, the aggregate number
of Shares in respect of which Awards may be granted under the Plan shall not exceed 40,000,000; provided, however, that only 2,000,000 of such Shares shall be available for Awards of Restricted Stock.

                           (b)      Shares shall be deemed to have been used in
settlement of Awards whether they are actually delivered. In the event any Award shall be surrendered, terminate, expire, forfeited or cancelled for any reason whatsoever without the Participant having benefited from therefrom, the number of Shares no longer subject thereto shall thereupon be released and shall thereafter be available for new Awards under the Plan. For purposes of the foregoing sentence, a Participant shall not be deemed to have received any "benefit" in the case of forfeited Restricted Stock Awards by reason of having enjoyed voting rights and dividend rights prior to the date of forfeiture;

                           (c)      Shares delivered by the Company in
settlement of Awards may be authorized and unissued Shares or Shares held in the treasury of the Company or purchased on the open market or by private purchase; and

                           (d)      Subject to Section 10, no person may be
granted an Award under the Plan during any calendar year with respect to more than 2,000,000 Shares; provided that such number shall be adjusted pursuant to
Section 10, and Shares otherwise counted against such number, only in a manner which will not cause the Awards granted under the Plan to fail to qualify as "performance-based compensation" under Section 162(m) of the Code.

6.       ELIGIBILITY

                  Participation shall be limited to Eligible Persons who have received written notification from the Committee, or from a person designated by the Committee, that they have been selected to participate in the Plan.

7.       TERMS OF OPTIONS

                  The Committee is authorized to grant one or more Incentive Stock Options or Nonqualified Stock Options to any Eligible Person; PROVIDED, HOWEVER, that no Incentive Stock Option shall be granted to any Eligible Person who is not an employee of the Company or a Subsidiary. Each Option so granted shall be subject to the conditions set forth in this Section 7, or to such other conditions as may be reflected in the applicable Stock Option Agreement.

                           (a)      OPTION PRICE. The Option Price per Share for
each Option shall be set by the Committee at the time of grant but shall not be less than (i) in the case of an Incentive Stock Option, and subject to Section 7(f), the Fair Market Value of a Share on the Date of Grant, and (ii) in the case of a Non-Qualified Stock Option, 85% of the Fair Market Value of a Share on the Date of Grant; PROVIDED, HOWEVER, that all Options intended to qualify as "performance-based compensation" under Section 162(m) of the Code shall have an Option Price per Share no less than the Fair Market Value of a Share on the Date of Grant.

                           (b)      MANNER OF EXERCISE AND FORM OF PAYMENT. No
Shares shall be delivered pursuant to any exercise of an Option until payment in full of the Option Price therefor is received by the Company. Options which have become exercisable may be exercised by delivery of written notice of exercise to the Company accompanied by payment of the aggregate Option Price. The Option Price shall be payable in cash and/or Shares valued at the Fair Market Value at the time the Option is exercised (including by means of attestation of ownership of a sufficient number of Shares in lieu of actual delivery of such Shares to the Company), provided that such Shares are Mature Shares, or, in the discretion of the Committee, either (i) in other property having a fair market value on the date of exercise equal to the Option Price, (ii) by delivering to the Committee a copy of irrevocable instructions to a stockbroker to deliver promptly to the Company an amount of loan proceeds, or proceeds of the sale of the Shares subject to the Option, sufficient to pay the Option Price or (iii) by such other method as the Committee may allow.

                           (c)      VESTING, OPTION PERIOD AND EXPIRATION.
Options shall vest and become exercisable in such manner and on such date or dates determined by the Committee and shall expire after such period, not to exceed ten years, as may be determined by the Committee (the "Option Period"); provided, however, that notwithstanding any vesting dates set by the Committee, the Committee may, in its sole discretion, accelerate the exercisability of any Option, which acceleration shall not affect the terms and conditions of such Option other than with respect to exercisability. If an Option is exercisable in installments, such installments or portions thereof which become exercisable shall remain exercisable until the Option expires.

                           Unless otherwise stated in the applicable Stock
Option Agreement, an Option shall expire earlier than the end of the Option Period in the following circumstances:

                                    (i)     If prior to the end of the Option
         Period, the Participant's employment or service with each member of the Combined Group and all Affiliates is terminated by a member of the Combined Group without Cause or by the Participant for any reason other than Retirement, the Option shall expire on the earlier of the last day of the Option Period or the date that is three months after the date of such termination; PROVIDED, HOWEVER, that any Participant whose employment or service with a member of the Combined Group or any Affiliate is terminated and who is subsequently rehired or reengaged by a member of the Combined Group or any Affiliate prior to the expiration of the Option shall not be considered to have undergone a termination. In the event of a termination described in this clause (i), the Option shall remain exercisable by the Participant until its expiration only to the extent the Option was exercisable at the time of such termination.

                                    (ii)    If the Participant dies or is
         terminated on account of Disability prior to the end of the Option Period and while still in the employ or service of a member of the Combined Group or an Affiliate, or dies following a termination described in clause (i) above but prior to the expiration of an Option, the Option shall expire on the earlier of the last day of the Option Period or the date that is one year after the date of death or termination on account of Disability of the Participant, as applicable. In such event, the Option shall remain exercisable by the Participant or his or her beneficiary determined in accordance with Section 9(p), as applicable, until its expiration only to the extent the Option was exercisable by the Participant at the time of such event.

                                    (iii)   If the Participant ceases employment
         or service with a member of the Combined Group and Affiliates due to a termination by a member of the Combined Group or an Affiliate for Cause, the Option shall expire immediately upon such cessation of employment or service.

                           Unless stated otherwise in an applicable Stock Option
Agreement, if the Participant terminates by reason of Retirement prior to the end of the Option Period, the Option shall (i) expire at the end of the Option Period and (ii) continue vesting in accordance with the vesting schedule set forth in the Stock Option Agreement, without regard to any requirement in such vesting schedule that the Participant remain employed with a member of the Combined Group or an Affiliate as a condition to vesting.

                           (d)      OTHER TERMS AND CONDITIONS. Each Option
granted under the Plan shall be evidenced by a Stock Option Agreement. Except as specifically provided otherwise in a Stock Option Agreement, each Option granted under the Plan shall be subject to the following terms and conditions:

                                    (i)     Each Option or portion thereof that
         is exercisable shall be exercisable for the full amount or for any part thereof.

                                    (ii)    Each Share purchased through the
         exercise of an Option shall be paid for in full at the time of the exercise. Each Option shall cease to be exercisable, as to any Share, when the Participant purchases the share or when the Option expires.

                                    (iii)   Subject to Section 8(h), Options
         shall not be transferable by the Participant except by will or the laws of descent and distribution and shall be exercisable during the Participant's lifetime only by him.

                                    (iv)    Each Option shall vest and become
         exercisable by the Participant in accordance with the vesting schedule established by the Committee and set forth in the Stock Option Agreement.

                                    (v)     At the time of any exercise of an
         Option, the Committee may, in its sole discretion, require a Participant to deliver to the Committee a written representation that the Shares to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof. Upon such a request by the Committee, delivery of such representation prior to the delivery of any Shares issued upon exercise of an Option shall be a condition precedent to the right of the Participant or such other person to purchase any Shares. In the event certificates for Shares are delivered under the Plan with respect to which such investment representation has been obtained, the Committee may cause a legend or legends to be placed on such certificates to make appropriate reference to such representation and to restrict transfer in the absence of compliance with applicable federal or state securities laws.

                                    (vi)    Each Participant awarded an
         Incentive Stock Option under the Plan shall notify the Company in writing immediately after the date he makes a disqualifying disposition of any Shares acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including any sale) of such Shares before the later of (a) two years after the Date of Grant of the Incentive Stock Option or (b) one year after the date the Participant acquired the Shares by exercising the Incentive Stock Option.

                                    (vii)   Except as specifically provided
         otherwise in a Stock Option Agreement, any Participant who is classified as a "shipboard employee," and who has not otherwise evidenced a specific intent to permanently terminate his employment with each member of the Combined Group and all Affiliates (as reasonably determined by the Committee) shall not be considered to have terminated employment with each member of the Combined Group and all Affiliates until a six-month period has expired from his signing off of a ship without physically signing on to another ship.

                           (e)      INCENTIVE STOCK OPTION GRANTS TO 10%
SHAREHOLDERS. Notwithstanding anything to the contrary in this Section 7, if an Incentive Stock Option is granted to a Participant who owns stock representing more than ten percent of the voting power of all classes of stock of the Company or of a Subsidiary or a parent of the Company, the Option Period shall not exceed five years from the Date of Grant of such Option and the Option Price shall be at least 110 percent of the Fair Market Value (on the Date of Grant) of the Shares subject to the Option.

                           (f)      $100,000 PER YEAR LIMITATION FOR INCENTIVE
STOCK OPTIONS. To the extent the aggregate Fair Market Value (determined as of the Date of Grant) of Shares for which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company) exceeds $100,000, such excess Incentive Stock Options shall be treated as Nonqualified Stock Options.

8.       RESTRICTED STOCK AWARDS

                           (a)      AWARDS OF RESTRICTED STOCK.

                                    (i)     The Committee shall have the
         authority (A) to grant Restricted Stock Awards to Eligible Persons, (B) to issue or transfer Restricted Stock to Participants, and (C) to establish terms, conditions and restrictions applicable to such Restricted Stock, including the Restricted Period, which may differ with respect to each Participant, the time or times at which Restricted Stock shall be granted or become vested and the number of Shares to be covered by each grant.

                                    (ii)    Each Participant granted a
         Restricted Stock Award shall execute and deliver to the Company a Restricted Stock Agreement with respect to the Restricted Stock setting forth the restrictions applicable to such Restricted Stock. If the Committee determines that the Restricted Stock shall be held in escrow rather than delivered to the Participant pending the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Company (A) an escrow agreement satisfactory to the Committee and (B) the appropriate blank stock powers with respect to the Restricted Stock covered by such agreement. If a Participant shall fail to execute an agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and stock powers, the Award shall be null and void. Subject to the restrictions set forth in Section 8(b), the Participant generally shall have the rights and privileges of a stockholder as to such Restricted Stock, including the right to vote such Restricted Stock. At the discretion of the Committee, cash dividends and stock dividends with respect to the Restricted Stock may be either currently paid to the Participant or withheld by the Company for the Participant's account, and interest may be credited on the amount of cash dividends withheld at a rate and subject to such terms as determined by the Committee. The cash dividends or stock dividends so withheld by the Committee and attributable to any particular share of Restricted Stock (and earnings thereon, if applicable) shall be distributed to the Participant upon the release of restrictions on such share and, if such share is forfeited, the Participant shall have no right to such cash dividends stock dividends.

                                    (iii)   Upon the grant of an Award of
         Restricted Stock, the Committee shall cause a stock certificate registered in the name of the Participant to be issued and, if it so determines, deposited together with the stock powers with an escrow agent designated by the Committee. If an escrow arrangement is used, the Committee may cause the escrow agent to issue to the Participant a receipt evidencing any stock certificate held by it registered in the name of the Participant.

                           (b)      RESTRICTIONS.

                                    (i)     Restricted Stock awarded to a
         Participant shall be subject to the following restrictions until the expiration of the Restricted Period, and to such other terms and conditions as may be set forth in the applicable Restricted Stock
         Agreement: (A) if an escrow arrangement is used, the Participant shall not be entitled to delivery of the stock certificate; (B) the Shares shall be subject to the restrictions on transferability set forth in the Restricted Stock Agreement; (C) the Shares shall be subject to forfeiture to the extent provided in the applicable Restricted Stock Agreement and, to the extent such Shares are forfeited, the stock certificates shall be returned to the Company, and all rights of the Participant to such Shares and as a shareholder shall terminate without further obligation on the part of the Company.

                                    (ii)    The Committee shall have the
         authority to remove any or all of the restrictions on the Restricted Stock whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date of the Restricted Stock Award, such action is appropriate.

                           (c)      RESTRICTED PERIOD. The Restricted Period of
Restricted Stock shall commence on the Date of Grant and shall expire from time to time as to that part of the Restricted Stock indicated in a schedule established by the Committee in the applicable Restricted Stock Agreement.

                           (d)      DELIVERY OF RESTRICTED STOCK. Upon the
expiration of the Restricted Period with respect to any Shares covered by an Award of Restricted Stock, the restrictions set forth in Section 8(b) and the Restricted Stock Agreement shall be of no further force or effect with respect to shares of Restricted Stock which have not then been forfeited. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Participant, or his beneficiary, without charge, the stock certificate evidencing the shares of Restricted Stock which have not then been forfeited and with respect to which the Restricted Period has expired (to the nearest full share) and any cash dividends or stock dividends credited to the Participant's account with respect to such Restricted Stock and the interest thereon, if any.

                           (e)      STOCK RESTRICTIONS. Each certificate
representing Restricted Stock awarded under the Plan shall bear a legend until the lapse of all restrictions with respect to the Shares subject to the Award substantially in the form set forth below, as well as containing any other information the Company deems appropriate:

                  Transfer of this certificate and the shares represented hereby is restricted pursuant to the terms of the Carnival Corporation 2002 Stock Plan, as amended from time to time, and a Restricted Stock Agreement, dated as of _____________, between Carnival Corporation and __________________. Copies of such Plan and Agreement are on file at the offices of Carnival Corporation.

Stop transfer orders shall be entered with the Company's transfer agent and registrar against the transfer of legended securities.

                           (f)      APPLICABILITY OF SECTION 162(M). With
respect to Awards of Restricted Stock intended to qualify as "performance-based compensation" under Section 162(m) of the Code, this Section 8 (including the substance of the Performance Goals, the timing of establishment of the Performance Goals, the adjustment of the Performance Goals and determination of the Award) shall be implemented by the Committee in a manner designed to preserve such Awards as such "performance-based compensation."

9.       GENERAL

                           (a)      ADDITIONAL PROVISIONS OF AN AWARD. Awards
granted to a Participant under the Plan also may be subject to such other provisions (whether or not applicable to Awards granted to any other Participant) as the Committee determines appropriate including, without limitation, provisions to assist the Participant in financing the purchase of Shares upon the exercise of Options (provided that the Committee determines that providing such financing does not violate the Sarbanes-Oxley Act of

2002), provisions for the forfeiture of or restrictions on resale or other disposition of Shares acquired under any Award, provisions giving the Company the right to repurchase Shares acquired under any Award in the event the Participant elects to dispose of such Shares, provisions allowing the Participant to elect to defer the receipt of Shares upon the exercise of Awards for a specified period or until a specified event, and provisions to comply with Federal and state securities laws and Federal and state tax withholding requirements. Any such provisions shall be reflected in the applicable Award Agreement.

                           (b)      PRIVILEGES OF STOCK OWNERSHIP. Except as
otherwise specifically provided in the Plan, no person shall be entitled to the privileges of ownership in respect of Shares which are subject to Awards hereunder until such Shares have been issued to that person.

                           (c)      GOVERNMENT AND OTHER REGULATIONS. The
obligation of the Company to issue Shares upon the exercise of Options or otherwise settle Awards in Shares shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell and shall be prohibited from offering to sell or selling any Shares pursuant to an Award unless such Shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such Shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the Shares to be offered or sold under the Plan. If the Shares offered for sale or sold under the Plan are offered or sold pursuant to an exemption from registration under the Securities Act, the Company may restrict the transfer of such Shares and may legend the stock certificates representing such Shares in such manner as it deems advisable to ensure the availability of any such exemption.

                           (d)      TAX WITHHOLDING.

                                    (i)     A Participant may be required to
pay to a member of the Combined Group or any Affiliate, and each member of the Combined Group or any Affiliate shall have the right and is hereby authorized to withhold from any Shares or other property deliverable under any Award or from any compensation or other amounts owing to a Participant the amount (in cash, Shares or other property) of any required tax withholding and payroll taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.

                                    (ii)    Without limiting the generality of
clause (i) above, the Committee may, in its sole discretion, permit a Participant to satisfy, in whole or in part, the foregoing withholding liability (but no more than the minimum required withholding liability if using method (B) or (C) of this subsection) by (A) payment in cash; (B) delivery of Shares owned by the Participant (which Shares must be Mature Shares) with a Fair Market Value equal to such withholding liability or (C) having the Company withhold from the number of Shares otherwise issuable pursuant to the exercise of the Award a number of Shares with a Fair Market Value equal to such withholding liability.

                           (e)      CLAIM TO OPTIONS AND EMPLOYMENT RIGHTS. No
employee of a member of the Combined Group, an Affiliate, or other person, shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of a member of the Combined Group or an Affiliate.

                           (f)      NO LIABILITY OF COMMITTEE MEMBERS. No member
of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his behalf in his capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person's own fraud or willful bad faith; PROVIDED, HOWEVER, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

                           (g)      GOVERNING LAW. The Plan shall be governed by
and construed in accordance with the internal laws of the State of Florida without regard to the principles of conflicts of law thereof, or principles of conflicts of laws of any other jurisdiction which could cause the application of the laws of any jurisdiction other than the State of Florida.

                           (h)      NONTRANSFERABILITY.

                                    (i)     Each Award shall be exercisable
only by a Participant during the Participant's lifetime, or, if permissible under applicable law, by the Participant's legal guardian or representative. No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against each member of the Combined Group or an Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

                                    (ii)    Notwithstanding the foregoing, the
Committee may, in its sole discretion, permit Nonqualified Stock Options and Restricted Stock to be transferred by a Participant, without consideration, subject to such rules as the Committee may adopt consistent with any applicable Award Agreement to preserve the purposes of the Plan, to:

                           (A) any person who is a "family member" of the Participant, as such term is used in the instructions to Form S-8 (collectively, the "Immediate Family Members");

                           (B) a trust solely for the benefit of the Participant and his or her Immediate Family Members;

                           (C) a partnership or limited liability company whose only partners or shareholders are the Participant and his Immediate Family Members; or

                           (D) any other transferee as may be approved either (a) by the Board or the Committee in its sole discretion, or (b) as provided in the applicable Award Agreement;

(each transferee described in clauses (A), (B), (C) and (D) above is hereinafter referred to as a "Permitted Transferee"); PROVIDED that the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that such a transfer would comply with the requirements of the Plan.

                                    (iii)   The terms of any Nonqualified Stock
Option or Restricted Stock transferred in accordance with the immediately preceding sentence shall apply to the Permitted Transferee and any reference in the Plan, or in any applicable Award Agreement, to a Participant shall be deemed to refer to the Permitted Transferee, except that (A) Permitted Transferees shall not be entitled to transfer any Nonqualified Stock Option or Restricted Stock, other than by will or the laws of descent and distribution; (B) Permitted Transferees shall not be entitled to exercise a transferred Nonqualified Stock Option unless there shall be in effect a registration statement on an appropriate form covering the Shares to be acquired pursuant to the exercise of such Nonqualified Stock Option if the Committee determines, consistent with any applicable Stock Option Agreement, that such a registration statement is necessary or appropriate, (C) the Committee or any member of the Combined Group shall not be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Participant under the Plan or otherwise, and (D) the consequences of a Participant no longer being employed by, or in the services of, the a member of the Combined Group or an Affiliate under the terms of the Plan and the applicable Award Agreement shall continue to be applied with respect to the Participant, including, without limitation, that a Nonqualified Stock Option shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in the Plan and the applicable Stock Option Agreement.

                           (i)      RELIANCE ON REPORTS. Each member of the
Committee and each member of the Board shall be fully justified in acting or failing to act, as the case may be, and shall not be liable for having so acted or failed to act in good faith reliance upon any report made by the independent public accountant of the Combined Group and its Affiliates and upon any other information furnished in connection with the Plan by any person or persons other than himself.

                           (j)      RELATIONSHIP TO OTHER BENEFITS. No payment
under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of a member of the Combined Group or any Affiliate except as otherwise specifically provided in such other plan.

                           (k)      EXPENSES. The expenses of administering the
Plan shall be borne by the Company and Affiliates.

                           (l)      GENDER AND NUMBER. Where the context admits,
masculine pronouns and other words of masculine gender shall refer to both men and women, words in the singular shall include the plural and words in the plural shall include the singular.

                           (m)      TITLES AND HEADINGS. The titles and headings
of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.

                           (n)      TERMINATION OF EMPLOYMENT. For all purposes
herein, a person who transfers from employment or service with a member of the Combined Group to employment or service with an Affiliate or vice versa shall not be deemed to have terminated employment or service with a member of the Combined Group or such Affiliate.

                           (o)      SEVERABILITY. If any provision of the Plan
or any Award Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or Award, such provision shall be stricken as to such jurisdiction, person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

                           (p)      BENEFICIARY DESIGNATION. Each Participant
may designate one or more beneficiaries by delivering a signed written designation thereof to the Committee. Upon the death of a Participant, his beneficiaries shall be entitled to the Awards granted to such Participant under the terms of this Plan. A Participant may change his beneficiary designation at any time by delivering a new designation in accordance with the first sentence of this paragraph. Any designation shall become effective only upon its receipt by the Committee. In the absence of an effective beneficiary designation in accordance with this Section 9(p), a Participant's beneficiary shall be his estate. After the receipt of Options in accordance with this paragraph, beneficiaries will only be able to exercise such Options in accordance with Section 7(c)(ii) of this Plan.

10.      CHANGES IN CAPITAL STRUCTURE

                  Awards granted under the Plan and any Award Agreements, the maximum number of Shares subject to all Awards stated in Section 5(a) and the maximum number of Shares with respect to which any one person may be granted Awards during any period stated in Section 5(d) shall be subject to adjustment or substitution, as determined by the Committee in its sole discretion, as to the number, price or kind of a share of stock or other consideration subject to such Awards or as otherwise determined by the Committee to be equitable (i) in the event of changes in the outstanding Shares or in the capital structure of the Company by reason of stock or extraordinary cash dividends, stock splits, reverse stock splits, recapitalization, reorganizations, mergers, consolidations, combinations, exchanges, an unpairing of the shares of Common Stock from the Trust Shares, or other relevant changes in capitalization occurring after the Date of Grant of any such Awards or (ii) in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, Participants, or which otherwise warrants equitable adjustment because it interferes with the intended operation of the Plan. Any adjustment in Incentive Stock Options under this Section 10 shall be made only to the extent not constituting a "modification" within the meaning of Section 424(h)(3) of the Code, and any adjustments under this Section 10 shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act. Further, with respect to Awards intended to qualify as "performance-based compensation" under Section 162(m) of the Code, such adjustments or substitutions shall be made only to the extent that the Committee determines that such adjustments or substitutions may be made without causing the Company to be denied a tax deduction on account of Section 162(m) of the Code. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

                  Notwithstanding the above, in the event of any of the following:

                  A. The Company is merged or consolidated with another corporation or entity and, in connection therewith, consideration is received by shareholders of the Company in a form other than stock or other equity interests of the surviving entity;

                  B. All or substantially all of the assets of the Company are acquired by another person;

                  C.       The reorganization or liquidation of the Company; or

                  D. The Company shall enter into a written agreement to undergo an event described in clauses A, B or C above,

then the Committee may, in its discretion and upon at least 10 days advance notice to the affected persons, cancel any outstanding Awards and cause the holders thereof to be paid, in cash or stock, or any combination thereof, the value of such Awards based upon the price per share of the shares of stock or other consideration received or to be received by other shareholders of the Company in the event. The terms of this Section 10 may be varied by the Committee in any particular Award Agreement.

11.      EFFECT OF CHANGE OF CONTROL

                  Except to the extent reflected in a particular Award
Agreement:

                           (a)      In the event of a Change of Control,
notwithstanding any provision of the Plan to the contrary, all Options shall become immediately exercisable with respect to 100 percent of the Shares subject to such Option, and the Restricted Period shall expire immediately with respect to 100 percent of the shares of Restricted Stock (including a waiver of any applicable Performance Goals) and, to the extent practicable, such acceleration of exercisability and expiration of the Restricted Period (as applicable) shall occur in a manner and at a time which allows affected Participants the ability to participate in the Change in Control transaction with respect to the Shares subject to their Awards.

                           (b)      In addition, in the event of a Change of
Control, the Committee may in its discretion and upon at least 10 days' advance notice to the affected persons, cancel any outstanding Award and pay to the holders thereof, in cash or stock, or any combination thereof, the value of such Awards based upon the price per Share received or to be received by other shareholders of the Company in the event.

                           (c)      The obligations of the Company under the
Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company. The Company agrees that it will make appropriate provisions for the preservation of Participants' rights under the Plan in any agreement or plan which it may enter into or adopt to effect any such merger, consolidation, reorganization or transfer of assets.

12.      NONEXCLUSIVITY OF THE PLAN

                  Neither the adoption of this Plan by the Board nor the submission of this Plan to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

13.      AMENDMENTS AND TERMINATION

                  (a) AMENDMENT AND TERMINATION OF THE PLAN. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; PROVIDED that no such amendment, alteration, suspension, discontinuation or termination shall be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan (including as necessary to prevent the Company from being denied a tax deduction on account of Section 162(m) of the Code); and PROVIDED FURTHER that any such amendment, alteration, suspension, discontinuance or termination that would impair the rights of any Participant or any holder or beneficiary of any Option theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary.

                  (b) AMENDMENT OF AWARD AGREEMENTS. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted or the associated Award Agreement, prospectively or retroactively; PROVIDED that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would impair the rights of any Participant, holder or beneficiary in respect of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant; and PROVIDED FURTHER that, without stockholder approval, the Committee may not take any action that results in the "repricing" of any Option granted under the Plan. For purposes of this Section 13(b) a "repricing" means any of the following (or any other action that has the same effect of any of the following): (i) amending or modifying the terms of an Option after the Date of Grant in a manner that reduces the Option Price of such Option; (ii) any other action that would either
(A) be reportable on the Company's proxy statement as Options which have been "repriced" (as such term is used in Item 402 of Regulation S-K promulgated under the Exchange Act) or (B) results in an Option being considered repriced under generally accepted accounting principles; or (iii) canceling an Option at time when its Option Price is equal to or less than the Fair Market Value of the Shares subject to the Option, in exchange for another Option, Restricted Stock Award or any other equity-based award. A cancellation and exchange described in clause (iii) of the preceding sentence will be considered a "repricing" regardless of whether (x) the Option, Restricted Stock Award or other equity-based award is delivered simultaneously with the cancellation of the Option, (y) it is reportable as a repricing in the Company's proxy statement or under generally accepted accounting principles, and (z) the cancellation of the Option was voluntary on the part of the Participant.

                                      * * *

         As adopted by the Board of Directors of Carnival Corporation as of January 14, 2002 and amended as of September 25, 2002, and further amended and restated as of April 14, 2003.

                                                                         ANNEX B



                              CARNIVAL CORPORATION
                                  CARNIVAL PLC
                             AUDIT COMMITTEE CHARTER

The Audit Committee is a committee of the Board of Directors. The purpose of the Audit Committee shall be to (a) assist the Board of Directors oversight of (i) the integrity of the Company's financial statements, (ii) the Company's compliance with legal and regulatory requirements, (iii) the independent auditor's qualifications and independence, and (iv) the performance of the Company's internal audit functions and independent auditors; and (b) prepare the report that the SEC rules require be included in the Company's annual proxy statement.

The members of the Audit Committee shall meet the independence and experience requirements of the New York Stock Exchange. In particular, at least one member shall qualify as a "financial expert" as defined in SEC regulations. The members of the Audit Committee shall be appointed by the Board on the recommendation of the Nominating and Governance Committee. The duties and responsibilities of a member of the Audit Committee are in addition to duties set out for a member of the Board of Directors.

In meeting its responsibilities, the Audit Committee is expected to:

1. Provide an open avenue of communications between Financial Management, Management Advisory Services/Audit Services ("MAS/AS") Environmental Compliance ("EC",) the external auditors, the Audit Committee and the Board of Directors.

2.       Review and reassess the adequacy of this Charter annually.

3. Appoint, oversee, evaluate the performance of and approve the compensation for the independent auditors annually, and, where appropriate, review and approve the discharge of the external auditors. The Chief Financial Officer ("CFO") will provide the Audit Committee with the independent auditor's fee proposal, for approval, at the October meeting of the Audit Committee. The external auditors are ultimately accountable to the Board of Directors and the Audit Committee.

4. Review and concur in the appointment, replacement, reassignment, or dismissal of the Senior Vice President - MAS/AS.

5. Set hiring policies for employees or former employees of the independent auditors.

6. At least annually, obtain and review a report by the independent auditor describing: the firm's internal quality control procedures; any material issues raised by the most recent internal quality-control review or peer review of the firm, or by any inquiry or investigation by the governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues and (to assess the auditor's independence) all relationships between the independent auditor and any of the Company's significant shareholders/affiliates, executive officers and/or directors. The Audit Committee should engage in a dialogue with the independent auditor with respect to any disclosed relationships that may impact the objectivity and independence of the auditor.

7. Review and pre-approve the retention and fee of the independent auditors for any statutorily permitted non-audit services.

         (a) The Audit Committee will pre-approve at its October meeting a budget for certain categories of permissible services.

         (b) The independent auditor will include in their quarterly report, all non-audit fees incurred for the quarter and year-to-date.

         (c) Any allowed service that has not been pre-approved must be approved by the Chairman of the Audit Committee on a project by project basis followed by full Audit Committee approval quarterly.

8. Evaluate together with the Board the performance of the independent auditor and determine whether it is appropriate to adopt a policy of rotating independent auditors on a regular basis.

9. Review with management, the Senior Vice President - MAS/AS, Vice President-EC and the external auditors:


(a) Significant risks or exposures and assess the steps management has taken to minimize such risks to the Company.

(b) The audit scope and plan of Audit Services, EC and external auditors, and the coordination of any audits between them, including the review by the external auditors of the Company's Quarterly Reports on Form 10-Q prior to the Company's filing such reports with the Securities and Exchange Commission.

(c) The coordination of audit effort to assure completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

(d) The adequacy of the Company's internal controls, including computerized information system controls and security.

(e)               The adequacy of compliance with Environmental Compliance plan.

(f) Any significant findings and recommendations of the external auditors, MAS/AS and EC together with management's responses thereto.

10. Review with CFO and the external auditors at the completion of the quarterly and annual examination:

         (a) The Company's financial statements and related footnotes, including the disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations," prior to release to shareholders.

         (b) External auditors' audit of the financial statements and their report thereon.

         (c) Any significant changes required in external auditors' audit plan.

         (d) Any problems, difficulties or disputes with management encountered during the course of the audit and management's response.

         (e) Other matters related to the conduct of the audit which are to be communicated to the Committee under generally accepted auditing standards.

         (f)      Any changes in significant accounting principles or FASB's.

         (g) The Company's critical accounting policies and estimates and unusual transactions.

11.      Consider and review with management and the Senior Vice President -
         MAS/AS:

         (a) Significant findings during the year and management's responses thereto.

         (b) Any difficulties encountered in the course of their audits, including any restrictions on the scope of their work or access to required information.

         (c)      The MAS/AS department budget and staffing.

         (d)      The MAS/AS department charter.

         (e) MAS/AS compliance with the IIA's Standards for the Professional Practice of Internal Auditing (Standards).

         (f) Any changes in the annual proposed audit plan with an explanation of deviations.

12. Discuss with CFO earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies (which discussions may occur after issuance).

13. Review with the Senior Vice President - MAS and external auditors the results of the Company's monitoring compliance with the Company's code of conduct including disclosure of insider and affiliated party transactions. Review periodically the Company's policy statements in terms of representing the code of conduct.

14. Review with the General Counsel legal and regulatory matters that may have a material impact on the financial statements, the Company's compliance policies, and any material inquiries or reports received from regulators or governmental agencies.

15. Periodically meet separately, with the Senior Vice President - MAS/AS, Vice President - EC, external auditors, and management in separate executive sessions to discuss any matters that the Committee believes should be discussed privately. The Senior Vice President - MAS/AS, Vice President - EC, and the external auditors should have sufficient opportunity to initiate meetings with the Audit Committee without management present.

16. Report regularly to the Board of Directors with such recommendations as the Committee may deem appropriate, including any recommendations to ensure the independence of the external auditors.

17. The Audit Committee shall have the power to conduct or authorize investigations into any matters within the Committee's scope of responsibilities. The Committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation or to otherwise carry out its duties.

18. The Committee shall meet at least four times per year or more frequently as circumstances require. The Committee may ask members of management or others to attend the meeting and provide pertinent information as necessary. Minutes of the Audit Committee shall be submitted to the Board of Directors.

19. The Committee will perform such other functions and prepare such other reports, as assigned by law or required under applicable stock exchange regulations, the Company's charter or bylaws, or the Board of Directors.

20. Prepare a written report, to be published in the Company's proxy statement and/or information statement, to the extent required under any applicable securities laws and stock exchange regulations.

21. Prepare a written report, to be published in the Company's proxy statement and/or information statement, to the extent required under any applicable securities laws and stock exchange regulations.

22. No member of the Audit Committee may receive any compensation from the Company other than director's fees.

23. Prepare and review with the Board of Directors an annual performance evaluation of the Audit Committee. The performance evaluation by the Audit Committee shall be conducted in such manner as the Audit Committee deems appropriate. The report to the Board may take the form of an oral report by the chairperson of the Audit Committee or any other member of the Audit Committee designated by the committee to make the report.

24. Establish and monitor policies and procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls and auditing matters and (ii) the confidential, anonymous submission by employees of concerns regarding questionable accounting or other matters.

                                                                         ANNEX C



                             UK REPORT AND ACCOUNTS

SET FORTH BELOW ARE EXTRACTS FROM THE FINANCIAL AND STATUTORY INFORMATION OF THE UK REPORT AND ACCOUNTS FOR CARNIVAL PLC EXTRACTED FROM CARNIVAL PLC'S (THEN KNOWN AS P&O PRINCESS CRUISES PLC) 2002 ANNUAL REPORT AND ACCOUNTS. REFERENCES TO "WE," "US," "OUR" OR "THE COMPANY" ARE TO CARNIVAL PLC.

                                DIRECTORS' REPORT

The directors of P&O Princess Cruises plc [now called Carnival plc] present their report to shareholders together with the audited financial statements for the year ended December 31, 2002.

PRINCIPAL ACTIVITIES

The Group's principal activities during the year were the international operation of cruise ships and the provision of related land-based tourist services, including tours and accommodation in Alaska.

BUSINESS REVIEW AND FUTURE DEVELOPMENTS

A review of Group activities during the year and likely future developments is provided in the Chairman's statement, the Chief Executive's review, the overview of the brands and the operating and financial review on pages 2 to 24 [of our 2002 Annual Report and Accounts].

DIVIDEND

The Company has paid three interim dividends during the year totalling 9 U.S. cents per share (2001 9 U.S. cents). A fourth interim dividend of 3 U.S. cents per ordinary share (2001 3 U.S. cents paid as a final dividend) will be paid on March 14, 2003 to shareholders on the register at the close of business on February 21, 2003. No final dividend is proposed so the total dividends for the year will be 12 U.S. cents per share (2001 12 U.S. cents).

Although the dividend is declared in U.S. cents, it will be paid in sterling unless shareholders elect to receive their dividends in U.S. dollars. The dividend will be converted into sterling at an exchange rate set on March 4, 2003.

Holders of the Company's American Depositary Shares (ADSs) will receive their fourth interim dividend of 12 U.S. cents per ADS in U.S. dollars.

DUAL LISTED COMPANY TRANSACTIONS

On November 20, 2001, the Company announced that it had entered into agreements to combine with Royal Caribbean Cruises Ltd. (Royal Caribbean) under a dual listed company (DLC) structure. On December 13, 2001, Carnival Corporation (Carnival) submitted a proposal to the board of the Company regarding an offer to acquire the entire issued share capital of the Company. Carnival also proposed the possibility of effecting a combination of Carnival and P&O Princess Cruises by other means, including a DLC structure. The board of P&O Princess Cruises carefully considered Carnival's proposal and determined that it was not more favourable from a financial point of view to the Company's shareholders than the proposed transaction with Royal Caribbean and that there was reasonable doubt as to its deliverability. On January 30, 2002, Carnival revised its offer to acquire P&O Princess Cruises but, for reasons as before, the board of the Company continued to recommend the Royal Caribbean proposal.

On February 7, 2002, Carnival announced the terms of a further increased offer of 0.3004 shares in Carnival for each share in P&O Princess Cruises plc. The Board considered the offer from Carnival but, in view of its concerns about the structure and deliverability of the proposal, the Board continued to recommend the proposal to enter into a dual listed company combination with Royal Caribbean. On February 14, 2002, at an Extraordinary General Meeting convened to consider the Royal Caribbean proposal, shareholders voted to adjourn the meeting until such time as the outcome of the reviews by the relevant competition regulators of both the Royal Caribbean proposal and the Carnival proposal were known.

On October 4, 2002, the Federal Trade Commission of the United States announced that it would not oppose a combination of the Company with either Royal Caribbean or Carnival. The regulatory authorities of the European Commission, the United Kingdom and Germany had previously cleared both proposals. Following the Federal Trade Commission's announcement, the Company entered into talks with Carnival. On October 24, 2002, Carnival announced the terms of a pre-conditional proposal to enter into a DLC transaction with P&O Princess on the same economic terms as its latest previously-announced share exchange offer. As part of the transaction, Carnival proposed a Partial Share Offer for up to, in aggregate, 20 per cent. of the issued share capital of the Company. On October 25, 2002, the Board announced that it was withdrawing its recommendation of the Royal Caribbean proposal. The Board also announced that, on payment of the agreed fee of $62.5m, it had agreed with Royal Caribbean to terminate the implementation agreement between the companies and, subject to there being no change of control of P&O Princess prior to January 1, 2003, to terminate the joint-venture agreement between the two companies on that date. On January 2, 2003, the Company announced that the joint-venture agreement had been terminated.

On January 8, 2003, the Board announced that it recommended the proposal to enter into a DLC transaction with Carnival. It is expected that an Extraordinary General Meeting of shareholders to consider the proposed transaction with Carnival will be held in April 2003.

DIRECTORS

The names of the persons who served as directors of the Company during the financial year, and biographical notes about each of the directors, are set out on page 16 [of our 2002 Annual Report and Accounts]. Details of the directors' membership of board committees are set out in the Corporate Governance report below. Details of the directors' remuneration and their interests in the shares of the Company are set out in the Remuneration report attached as Annex D to this proxy statement or on pages 35 to 40 [of our 2002 Annual Report and Accounts].

STATEMENT OF DIRECTORS' RESPONSIBILITIES

Company law requires the directors to prepare financial statements for each financial year which give a true and fair view of the state of affairs of the Company and Group as at the end of the year and of the profit or loss of the Group for that period. The directors are also responsible for the maintenance of adequate accounting records in compliance with the Act, for safeguarding the assets of the Group, and for preventing and detecting fraud and other irregularities. In preparing the financial statements on pages 42 to 73 inclusive [of our 2002 Annual Report and Accounts], the directors consider that appropriate accounting policies have been used and applied in a consistent manner, supported by reasonable and prudent judgements and estimates, and that all relevant accounting standards have been followed.

SHARE CAPITAL

Changes in the Company's share capital during the year are given in note 16 to the accounts.

SUBSTANTIAL SHAREHOLDINGS

As at the date of this report, the Company had been notified of the following interests of 3% or more in the Company's issued share capital:

                                                                   PERCENTAGE OF
                                                  NO. OF SHARES   ISSUED CAPITAL
--------------------------------------------------------------------------------
Deutsche Bank AG................................   75,971,531         11.0%
Henderson Global Investors Limited..............   31,337,762          4.5%
Lehman Brothers International...................   26,794,356          3.9%
Legal & General Investment Management Limited...   25,197,288          3.6%
Barclays Global Investors Limited...............   24,201,310          3.5%
Baillie Gifford & Co............................   23,531,595          3.4%
Cater Allen International Limited...............   21,849,000          3.2%
M&G Investment Management Limited...............   21,516,184          3.1%
Credit Suisse First Boston Equities Limited.....   21,184,897          3.0%
--------------------------------------------------------------------------------

HEALTH, SAFETY, WELFARE AND THE ENVIRONMENT

There is a Group policy for health, safety, welfare and the environment, which is reviewed each year by the board and communicated to all staff. Each business unit is required to produce its own policy and management systems to reflect Group policy and best industry practice in its sector of business.

Monitoring of compliance with Group policy is maintained by periodic assessment. Reports are reviewed by the director responsible for safety and environmental matters and a monthly report is submitted to the board.

The Group's response to environmental issues is set out in more detail in the statement on page 17 [of our 2002 Annual Report and Accounts].

CREDITOR PAYMENT POLICY

The Company's policy is to pay suppliers in accordance with terms and conditions agreed when the orders are placed. Although the Company does not follow a particular code or standard on payment policy, where payment terms have not been specifically agreed invoices dated in one calendar month are paid close to the end of the following month. These policies are understood by the purchasing and finance departments. The Company has procedures for dealing promptly with complaints and disputes. The Company had no trade creditors outstanding at December 31, 2002 (2001 nil).

EMPLOYEES

The Company is committed to keeping employees informed of the performance, development and progress of the Group. This is primarily achieved through management briefings and widely-distributed news and information bulletins.

The Company aims to meet the objective of the code of good practice on the employment of disabled people. Full and fair consideration is given to disabled applicants for employment and training, and career development is encouraged on the basis of aptitude and abilities. It is the policy of the Company to retain employees who become disabled whilst in its service and to provide specialist training where appropriate.

Employees are able to share in the results of the Group through performance-related bonus schemes which are widely applied.

CHARITABLE DONATIONS

During the year ended December 31, 2002, the Group made charitable donations totalling $0.2m (2001 $0.2m).

POLITICAL CONTRIBUTIONS

The Group did not make any contributions to U.K. political parties during the year ended December 31, 2002 (2001 nil).

By order of the Board
Simon Pearce
Company Secretary
February 6, 2003

                              CORPORATE GOVERNANCE

The Principles of Good Governance and Code of Best Practice (the `Combined Code') are incorporated into the Listing Rules of the U.K. Listing Authority.
Section 1 of the Combined Code contains 14 principles of good governance and 45 code provisions which are applicable to listed companies.

The provisions of the Combined Code applicable to the Company are divided into four parts:

Part A:  Directors

Part B:  Directors' Remuneration

Part C:  Relations with Shareholders

Part D:  Accountability and Audit

Set out below is a statement of how the Company has applied the principles of the Combined Code during the year.

PART A:  DIRECTORS

BOARD OF DIRECTORS

The business of the Company is managed by the board of directors. The board has seven members; the Chairman, two executive directors and four non-executive directors. One of the non-executive directors, Horst Rahe, is not considered to be independent on account of his interest in a deferred consideration arrangement relating to the Group's purchase of AIDA Cruises Limited, described in note 23 to the financial statements. The roles of Chairman and Chief Executive Officer are separate and no individual or group of individuals dominates the board's decision making. The directors have wide ranging experience and all have occupied, or currently occupy, senior positions in industry or government.

In accordance with the articles of association of the Company, directors are required to submit themselves for re-election at intervals of no more than three years. The biographical details of the board members are set out on page 16 [of our 2002 Annual Report and Accounts]. On joining the board, directors are briefed on the Company and its activities. Arrangements are made for senior executives not on the board to attend board meetings and make presentations on the results and strategies of their business units.

The non-executive directors other than Horst Rahe are independent of management and have no relationships which could materially interfere with the exercise of their independent judgement. Sir John Parker was appointed Deputy Chairman on September 26, 2002, in succession to Peter Foy, and has been identified as the senior independent director. Board members are given appropriate documentation in advance of each board and committee meeting. All directors have access to the Company Secretary and are able to take independent professional advice, at the Company's expense, if required. The board has a formal schedule of matters reserved to it for decision. This includes the approval of annual and interim results, acquisitions and disposals, as well as material agreements, major capital expenditure, budgets and strategic plans. Other matters are delegated to board committees including those detailed below.

Generally, the board meets monthly, but additional meetings were held during the year to consider the proposed transactions with Royal Caribbean and Carnival. The following table sets out the number of meetings of the Board, and of the principal committees of the Board, during 2002 together with details of attendance. In addition to formal board meetings, the Chairman and Chief Executive Officer maintain regular contact with all directors and hold informal meetings with the non-executive directors to discuss issues affecting the Company.


   NUMBER OF            BOARD        AUDIT      REMUNERATION    NOMINATION
   MEETINGS               17           4             5               1
--------------------------------------------------------------------------------
   Attendance:
   Lord Sterling          14          n/a           n/a              1
   Sir John Parker        16           3             5               1
   Peter Ratcliffe        17          n/a           n/a              1
   Nick Luff              17          n/a           n/a             n/a
   Baroness Hogg          16           4             4               1
   Peter Foy              11           3             4               1
   Horst Rahe             13          n/a           n/a             n/a


PRINCIPAL COMMITTEES OF THE BOARD

The following committees of the board, which have written terms of reference setting out their authority and duties, have operated throughout the year.

         AUDIT COMMITTEE

Chairman:  Baroness Hogg

Other members:  Sir John Parker, Peter Foy

The audit committee is scheduled to meet four times a year and at other times if required. The Chief Financial Officer normally attends meetings at the invitation of the committee.

The audit committee examines the process of financial reporting within the Group, reviews the Group's accounting policies and monitors the integrity of the financial statements. It also reviews the Group's system of internal control and the processes for monitoring and evaluating the risks facing the Group. The committee is responsible for the appointment of the independent external auditors, reviewing the scope and results of the audit with the external auditors and monitoring the independence of the external auditors. Further details of this are set out below. The Committee is also responsible for monitoring the terms of reference and results of the work of the internal audit department.

         REMUNERATION COMMITTEE

Chairman:  Peter Foy

Other members:  Baroness Hogg, Sir John Parker

The remuneration committee is scheduled to meet at least twice a year and at other times as required. Executive directors are invited to attend for appropriate items but are excluded when their own performance and remuneration are under review.

The remuneration committee makes recommendations and approves on behalf of the board the salaries, incentives and other benefit arrangements of the Chairman and executive directors and oversees the Company's incentive schemes. Fees payable to non-executive directors are determined by the board.

         NOMINATION COMMITTEE

Chairman:  Lord Sterling

Other members:  Baroness Hogg, Sir John Parker, Peter Ratcliffe, Peter Foy

The nomination committee meets periodically as required. Its function is to assess and recommend to the board candidates for appointment as executive and non-executive directors of the Company. It makes recommendations to the board on its composition and balance and also reviews proposals for changes in responsibilities of directors.

PART B:  DIRECTORS' REMUNERATION

The remuneration report is set out on pages 35 to 40 [of our 2002 Annual Report and Accounts and attached as Annex D to this proxy statement].

PART C:  RELATIONS WITH SHAREHOLDERS

The formal channels of communication by which the board accounts to shareholders for the overall performance of the Company are the annual report and accounts, the Form 20-F filed with the U.S. Securities and Exchange Commission and the yearly and quarterly announcements made through the stock exchanges on which the Company's shares are listed.

The Chief Executive Officer and the Chief Financial Officer meet frequently with representatives of institutional shareholders to discuss their views and to ensure that the strategies and objectives of the Company are well understood. Issues discussed with institutional shareholders include the Company's performance, the impact of major transactions such as acquisitions or disposals and any corporate governance concerns.

Presentations are made to representatives of the investment community at appropriate intervals in the U.K., the U.S. and elsewhere and are simultaneously made available to shareholders by telephone and by live broadcast over the internet.

ANNUAL GENERAL MEETING ("AGM")

The date, time and location of the third AGM of the Company have not yet been set, pending the outcome of the Extraordinary General Meeting convened to consider the proposed transaction with Carnival, which is expected to be held in April 2003. The AGM will be held before July 31, 2003 and shareholders will receive notice of the meeting in due course.

PART D:  ACCOUNTABILITY AND AUDIT

DIRECTORS' RESPONSIBILITY

The statement of directors' responsibilities in relation to financial statements is set out on page 30 [of our 2002 Annual Report and Accounts].

INDEPENDENCE OF AUDITORS

The Audit Committee is responsible for recommending a firm of auditors of appropriate independence and experience and for the approval of all audit fees and terms. The Committee's policy is to undertake a formal assessment of the auditors' independence each year which includes:

o        a review of non-audit services provided to the Group and related fees;

o discussion with the auditors of a written report detailing all relationships with the Company and any other parties that could affect independence or the perception of independence;

o a review of the auditors' own procedures for ensuring the independence of the audit firm and partners and staff involved in the audit, including the regular rotation of the audit partner; and

o obtaining written confirmation from the auditors that, in their professional judgement, they are independent.

During the year, the Audit Committee implemented procedures relating to the provision of non-audit services by the Company's auditor. These include:

o the maintenance of a schedule of certain non-audit services, including consultancy, investment banking and legal services, which the Company is specifically prohibited from obtaining from the audit firm;

o requiring the selection of providers of permitted non-audit services to be subject to a tender process, where appropriate;

o requiring non-audit work and the fees involved to be approved in advance; and

o procedures which control, and in certain circumstances, prohibit, the recruitment by group companies of staff formerly employed by the external audit firm and involved in the audit of the group.

An analysis of the fees payable to the external audit firm in respect of both audit and non-audit services during the year is set out in note 3 to the accounts.

GOING CONCERN

On the basis of current financial projections and facilities available, the directors have a reasonable expectation that the Company and the Group have adequate resources to continue in operational existence for the foreseeable future and, accordingly, consider that it is appropriate to adopt the going concern basis in preparing the financial statements.

INTERNAL CONTROL AND RISK MANAGEMENT

Internal control and risk management within the Group's business units is a well-defined, ongoing process embedded in each of the operations. It is designed to identify, evaluate and manage the significant risks faced by the Group. A system of controls designed to be capable of responding quickly to evolving risks in the business has been established, comprising procedures for the prompt reporting of significant control weaknesses, together with the appropriate corrective action.

Each principal business activity is controlled by a local executive committee, which receives detailed reports so that issues can be discussed and corrective action determined at the appropriate level to remedy identified control weaknesses. The executive committees are supported by risk management committees which focus on the business unit concerned but draw on Group-wide technical and auditing resources. In addition to an internal audit function, such resources include specialised technical audit teams and centralised control of health, safety, welfare and environmental issues.

The Group executive management team receives information on the issues arising at the business units, together with regular trading, operations, finance and business risk updates. This is provided via formal reporting processes and the close involvement of relevant individuals in the management of the business units. The primary focus of this aspect of the system are the executive directors, with a head office executive committee monitoring the process, ensuring that issues common to more than one business unit are identified and that all relevant matters are brought to the attention of the board as a whole.

The directors are responsible for the Group's system of internal control, but recognise that any such system can provide only reasonable, and not absolute, assurance against material misstatement or loss.

STATEMENT OF COMPLIANCE WITH THE COMBINED CODE

The system of internal control was in place throughout the year and has continued in place up to the date of approval of this annual report. The system is designed to manage rather than eliminate the risk of failure to achieve business objectives. The board confirms that it has reviewed its effectiveness and that it accords with the Turnbull guidance.

Throughout the period from January 1, 2002 to the date of approval of the financial statements, P&O Princess Cruises plc has complied with the provisions set out in Section 1 of the Combined Code.

COMPLIANCE WITH OTHER CORPORATE GOVERNANCE REQUIREMENTS

In addition to complying with the Combined Code, as a company listed on the New York Stock Exchange, P&O Princess Cruises plc also complies with the applicable rules and regulations of the NYSE, the U.S. Securities and Exchange Commission and other legislation applicable to overseas companies listed in the U.S., including the recently-enacted Sarbanes-Oxley Act of 2002. These rules and regulations impose requirements on the Company related to good corporate governance practices.

                       REPORT OF THE INDEPENDENT AUDITORS

Report of the independent auditors to the members of P&O Princess Cruises plc

We have audited the financial statements on pages 42 to 73 [of the 2002 Annual Report and Accounts]. We have also audited the information in the directors' remuneration report that is described as having been audited.

This report is made solely to the Company's members, as a body, in accordance with section 235 of the Companies Act 1985. Our audit work has been undertaken so that we might state to the Company's members those matters we are required to state to them in an auditor's report and for no other purpose. To the fullest extent permitted by law, we do not accept or assume responsibility to anyone other than the Company and the Company's members as a body, for our audit work, for this report, or for the opinions we have formed.

RESPECTIVE RESPONSIBILITIES OF DIRECTORS AND AUDITORS

The directors are responsible for preparing the Annual Report and the directors' remuneration report. As described on page 30 [of the 2002 Annual Report], this includes responsibility for preparing the financial statements in accordance with applicable United Kingdom law and accounting standards. Our responsibilities, as independent auditors, are established in the United Kingdom by statute, the Auditing Practices Board, the Listing Rules of the Financial Services Authority, and by our profession's ethical guidance.

We report to you our opinion as to whether the financial statements give a true and fair view and whether the financial statements and the part of the directors' remuneration report to be audited have been properly prepared in accordance with the Companies Act 1985. We also report to you if, in our opinion, the directors' report is not consistent with the financial statements, if the Company has not kept proper accounting records, if we have not received all the information and explanations we require for our audit, or if information specified by law or the Listing Rules regarding directors' remuneration and transactions with the Group is not disclosed.

We review whether the Corporate governance statement on pages 32 to 34 [of our 2002 Annual Report] reflects the Company's compliance with the seven provisions of the Combined Code specified for our review by the Listing Rules, and we report if it does not. We are not required to consider whether the Board's statements on internal control cover all risks and controls, or form an opinion on the effectiveness of the Group's corporate governance procedures or its risk and control procedures.

We read the other information contained in the Annual Report, including the Corporate governance statement and the unaudited part of the directors' remuneration report, and consider whether it is consistent with the audited financial statements. We consider the implications for our report if we become aware of any apparent misstatements or material inconsistencies with the financial statements.

BASIS OF AUDIT OPINION

We conducted our audit in accordance with Auditing Standards issued by the Auditing Practices Board. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the financial statements and the part of the directors' remuneration report to be audited. It also includes an assessment of the significant estimates and judgements made by the directors in the preparation of the financial statements, and of whether the accounting policies are appropriate to the Group's circumstances, consistently applied and adequately disclosed.

We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial statements and the part of the directors' remuneration report to be audited are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the financial statements and the part of the directors' remuneration report to be audited.

OPINION

In our opinion:

o the financial statements give a true and fair view of the state of affairs of the Company and the Group as at December 31, 2002 and of the profit of the Group for the year then ended; and

o the financial statements and the part of the directors' remuneration report to be audited have been properly prepared in accordance with the Companies Act 1985.

KPMG Audit Plc
Chartered Accountants
Registered Auditor
London
February 6, 2003

                          GROUP PROFIT AND LOSS ACCOUNT

                             Years ended December 31

                                                                               2001              2000
                                                                             U.S. $M            U.S. $M
                                                            2002             RESTATED          RESTATED
                                          NOTE             U.S. $M           (NOTE 1)          (NOTE 1)
Turnover                                   2               2,526.8           2,451.0            2,423.9
Cost of sales                                             (1,896.3)         (1,881.6)          (1,842.0)
Administrative expenses:
   Administrative expenses before                          (214.8)           (208.1)            (208.8)
     exceptional transaction costs
   Exceptional transaction costs          2.3              (117.0)               --                 --
-----------------------------------------------------------------------------------------------------------
                                                           (331.8)           (208.1)            (208.8)
Operating costs                            3              (2,228.1)         (2,089.7)          (2,050.8)
-----------------------------------------------------------------------------------------------------------
Group operating profit                                      298.7             361.3              373.1
Share of operating results of                                  --               0.1                0.5
   joint ventures
-----------------------------------------------------------------------------------------------------------
Total operating profit                     2                298.7             361.4              373.6
Loss on disposal of ships                  2                   --              (1.9)              (6.7)
Profit on sale of business                 2                  1.2                --                0.2
-----------------------------------------------------------------------------------------------------------
Profit on ordinary activities              2                299.9             359.5              367.1
   before interest
Net interest payable and similar           4               (74.0)             (58.0)             (49.1)
   items
-----------------------------------------------------------------------------------------------------------
Profit on ordinary activities                               225.9             301.5              318.0
   before taxation
Taxation                                   5                (17.1)             81.7              (57.4)
-----------------------------------------------------------------------------------------------------------
Profit on ordinary activities                               208.8             383.2              260.6
   after taxation
Equity minority interests                  18                  --              (0.1)              (2.6)
-----------------------------------------------------------------------------------------------------------
Profit for the financial year                               208.8             383.1              258.0
   attributable to shareholders
Dividends                                  6                (83.2)            (83.2)             (83.1)
-----------------------------------------------------------------------------------------------------------
Retained profit for the financial          17               125.6             299.9              174.9
   year
-----------------------------------------------------------------------------------------------------------
Earnings per share
Basic earnings per share
     (in cents)                            7                30.2c             55.4c              37.7c
Diluted earnings per share
     (in cents)                            7                30.0c             55.1c              37.7c
Adjusted basic earnings per
     share (in cents)                      7                47.1c             41.3c              37.7c
Adjusted diluted earnings per
     share (in cents)                      7                46.8c             41.1c              37.7c

Each ADS represents an interest in four ordinary shares.
In all three years all profits and losses arise from continuing activities. Adjusted earnings per share excludes exceptional transaction costs in 2002 and exceptional tax items in 2001 (see note 7)
See accompanying notes to the financial statements

                               GROUP BALANCE SHEET
                                AS AT DECEMBER 31

                                                                               2001              2000
                                                                             U.S. $M            U.S. $M
                                                             2002             RESTATED          RESTATED
                                              NOTE          U.S. $M           (NOTE 1)          (NOTE 1)
Fixed assets
Intangible assets
     Goodwill                                   8              127.1           112.9                 121.0
Tangible assets
     Ships                                      9            5,380.0         4,038.4               3,608.0
     Properties and other fixed
     assets                                    10              249.4           248.0                 219.6
-----------------------------------------------------------------------------------------------------------
                                                             5,629.4         4,286.4               3,827.6
Investments                                    11               16.3            19.0                  10.9
-----------------------------------------------------------------------------------------------------------
                                                             5,772.8         4,418.3               3,959.5
-----------------------------------------------------------------------------------------------------------
Current assets
Stocks                                         12               87.4            74.3                  79.8
Debtors                                        13              309.4           256.7                 322.3
Cash at bank and in hand                                       162.1           120.4                 247.2
-----------------------------------------------------------------------------------------------------------
                                                               558.9           451.4                 649.3
-----------------------------------------------------------------------------------------------------------
Creditors:  amounts falling due               14              (987.2)         (825.3)               (975.7)
within one year
-----------------------------------------------------------------------------------------------------------
Net current liabilities                                       (428.3)         (373.9)               (326.4)
-----------------------------------------------------------------------------------------------------------
Total assets less current
liabilities                                                  5,344.5         4,044.4               3,633.1
-----------------------------------------------------------------------------------------------------------
Creditors: amounts falling due                 14           (2,516.8)       (1,393.1)             (1,062.7)
after more than one year
Provisions for liabilities and
charges                                        15              (13.7)          (21.7)               (214.7)
-----------------------------------------------------------------------------------------------------------
                                                             2,814.0         2,629.6               2,355.7
-----------------------------------------------------------------------------------------------------------
Capital and reserves
Called up share capital                        16              346.7           346.3                 346.3
Share premium account                          17                3.7             0.2                   --
Other reserves                                 17               93.1            82.4                  82.4
Merger reserve                                 17              910.3           910.3                 910.3
Profit and loss account                        17            1,460.0         1,290.2               1,016.5
-----------------------------------------------------------------------------------------------------------
Equity shareholders' funds                                   2,813.8         2,629.4               2,355.5
Equity minority interests                      18                0.2             0.2                   0.2
-----------------------------------------------------------------------------------------------------------
                                                             2,814.0         2,629.6               2,355.7
-----------------------------------------------------------------------------------------------------------


See accompanying notes to the financial statements.

Approved by the Board of directors on February 6, 2003 and signed on its behalf by:

Peter Ratcliffe
Nick Luff

                            GROUP CASH FLOW STATEMENT
                             YEARS ENDED DECEMBER 31

                                                                               2001              2000
                                                                             U.S. $M            U.S. $M
                                                            2002             RESTATED          RESTATED
                                          NOTE             U.S. $M           (NOTE 1)          (NOTE 1)
Net  cash  inflow  from  operating         19               576.1              507.0             532.3
activities
Returns on investments and
servicing of finance
Interest received                                             5.9                6.6               2.6
Interest paid                                              (109.9)             (87.1)            (78.5)
-----------------------------------------------------------------------------------------------------------
Net cash outflow for returns on                            (104.0)             (80.5)            (75.9)
investments and servicing of
finance
-----------------------------------------------------------------------------------------------------------
Taxation                                                      6.4             (171.0)            (34.3)
-----------------------------------------------------------------------------------------------------------
Capital expenditure
Purchase of ships                                        (1,124.1)            (579.3)           (749.8)
Purchase of other fixed asset                               (32.4)             (53.5)            (45.9)
Disposal of ships                                              --               46.6              14.7
Disposal of other fixed assets                                 --                 --               0.2
-----------------------------------------------------------------------------------------------------------
Net cash outflow for capital                             (1,156.5)            (586.2)           (780.8)
expenditure
Acquisitions and disposals
Disposal/(purchase) of                                        3.1               (6.3)            (14.7)
subsidiaries and long term 11, 20
investments
Equity dividends paid                                       (85.0)            (145.5)               --
-----------------------------------------------------------------------------------------------------------
Net cash outflow before financing                          (759.9)            (482.5)           (373.4)
-----------------------------------------------------------------------------------------------------------
Financing
Issues of stock                                               3.9                0.2                --
Movement on loans from P&O                                     --                3.7             356.2
Loan drawdowns                                              879.4              606.3             247.7
Loan repayments                                             (65.4)            (277.1)            (39.3)
Net investment by P&O                                          --                 --               1.2
Repayment of finance lease                                   (2.6)                --                --
-----------------------------------------------------------------------------------------------------------
Net cash inflow from financing                              815.3              333.1             565.8
-----------------------------------------------------------------------------------------------------------
Increase/(decrease) in cash in             19                55.4             (149.4)            192.4
the year
-----------------------------------------------------------------------------------------------------------

See accompanying notes to the financial statements.

The restatement for FRS19 "Deferred Taxation" has no impact on the cash flow as previously reported for the years ended December 31, 2001 and December 31, 2000.

                              COMPANY BALANCE SHEET
                                AS AT DECEMBER 31

                                                                               2002              2001
                                                            NOTE             U.S. $M            U.S. $M
Fixed assets                                                  9                154.1             146.0
Tangible assets - ships                                      27                428.7             428.7
Investments - subsidiaries
---------------------------------------------------------------------------------------------------------
                                                                               582.8             574.7
---------------------------------------------------------------------------------------------------------
Current assets
Debtors                                                      13              1,084.8           1,017.3
Creditors: amounts falling due within one year               14                (40.3)            (41.0)
---------------------------------------------------------------------------------------------------------
Net current assets                                                           1,044.5             976.3
---------------------------------------------------------------------------------------------------------
Total assets less current liabilities                                        1,627.3           1,551.0
Creditors: amounts falling due after more than one
year                                                         14             (1,120.9)         (1,066.2)
---------------------------------------------------------------------------------------------------------
                                                                               506.4             484.8
---------------------------------------------------------------------------------------------------------
Capital and reserves
Called up share capital                                      16                346.7             346.3
Share premium account                                        17                  3.7               0.2
Other reserves                                               17                 93.1              82.4
Profit and loss account                                      17                 62.9              55.9
---------------------------------------------------------------------------------------------------------
Equity shareholders' funds                                                     506.4             484.8
---------------------------------------------------------------------------------------------------------

See accompanying notes to the financial statements.

Approved by the Board of directors on February 6, 2003 and signed on its behalf by:

Peter Ratcliffe
Nick Luff

              GROUP STATEMENT OF TOTAL RECOGNISED GAINS AND LOSSES
                             YEARS ENDED DECEMBER 31

                                                                          2001                 2000
                                                                         U.S. $M              U.S. $M
                                                         2002           RESTATED             RESTATED
                                                        U.S. $M         (NOTE 1)             (NOTE 1)
Profit for the year                                      208.8             383.1              258.0
Exchange movements on foreign currency net                44.2             (26.2)              (5.5)
investments
-------------------------------------------------------------------------------------------------------
Total recognised gains and losses relating to the          253.0           356.9            252.5
year
Prior year adjustment (note 1)                            (108.1)             --               --
-------------------------------------------------------------------------------------------------------
Total gains and losses recognized since last                                                144.9
annual report
-------------------------------------------------------------------------------------------------------


               RECONCILIATION OF MOVEMENTS IN SHAREHOLDERS FUNDS'
                             YEARS ENDED DECEMBER 31

                                              GROUP 2001      GROUP 2000
                                               U.S. $M         U.S. $M
                               GROUP 2002      RESTATED        RESTATED      COMPANY 2002     COMPANY 2001
                                U.S. $M        (NOTE 1)        (NOTE 1)        U.S. $M          U.S. $M
Total  recognised gains and
losses for the year                253.0          356.9           252.5            90.2           135.7
Dividends                          (83.2)         (83.2)          (83.1)          (83.2)          (83.2)
New shares issued                    3.9            0.2            41.3             3.9             0.2
Shares to be issued                 10.7             --            46.8            10.7              --
Investment in P&O Princess
Cruises by P&O                        --             --             1.2              --              --
----------------------------------------------------------------------------------------------------------
                                   184.4          273.9           258.7            21.6            52.7

Shareholders' funds at
beginning of the year
(The shareholders'
funds for the Group
at the beginning of 2001,
as previously reported,
were $2,463.6m (2000:
$2,188.8m) before
deducting the prior year
adjustment of $108.1m
(2000: $92.0m)                   2,629.4        2,355.5         2,096.8           484.8           432.1
----------------------------------------------------------------------------------------------------------
Shareholders' funds at end       2,813.8        2,629.4         2,355.5           506.4           484.8
of the year

See accompanying notes to the financial statements.

1.       ACCOUNTING POLICIES

The following accounting policies have been applied consistently in dealing with items which are considered material in relation to the Group.

BASIS OF PREPARATION OF FINANCIAL STATEMENTS

The Group financial statements comprise the consolidation of the accounts of the Company and all its subsidiaries and incorporate the Group's interest in its joint ventures. The accounts of its subsidiaries and joint ventures are made up to December 31.

The consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United Kingdom ("U.K. GAAP") under the historical cost convention, and in accordance with applicable U.K. accounting standards. These principles differ in certain significant respects from accounting principles generally accepted in the United States ("U.S. GAAP"). Application of U.S. GAAP would have affected shareholders' funds at December 31, 2002 and 2001 and profit attributable to shareholders for the years ended December 31, 2002, 2001 and 2000, to the extent summarised in note 28, additional information for U.S. investors.

BASIS OF CONSOLIDATION

P&O Princess Cruises plc acquired the cruise business of The Peninsular and Oriental Steam Navigation Company ("P&O") on October 23, 2000. The acquisition was effected by the issue of ordinary shares in P&O Princess Cruises plc to the holders of deferred stock in P&O in settlement of a dividend declared by P&O.

The consolidated financial statements have been prepared using merger accounting principles as if the businesses comprising P&O Princess Cruises had been part of P&O Princess Cruises for all periods presented, since they have been under common control throughout this period. Businesses acquired from or disposed of to third parties during the periods presented have been accounted for using acquisition accounting, from or to the date control passed.

PRIOR YEAR ADJUSTMENT ON IMPLEMENTATION OF FRS19

The Accounting Standards Board issued Financial Reporting Standard No. 19 "Deferred Tax" (FRS19) in December 2000. The standard is effective for accounting periods ending on or after January 23, 2002. The standard requires full provision to be made for deferred tax assets and liabilities arising from most types of timing difference between the recognition of gains and losses in the financial statements and their recognition in a tax computation. Deferred tax assets are, however, only to be recognised to the extent that it is regarded as more likely than not that they will be recovered. P&O Princess Cruises has adopted the standard as of January 1, 2002 resulting in the restatement of comparative data from partial provisioning for deferred tax to the full provision basis.

As a result of the implementation of FRS19, the balance sheet as at December 31, 1999 was restated to reflect full provision for deferred tax, an increase in deferred tax liabilities of $92.0m.

The net effect on net assets and shareholders' funds as at December 31, 2000 as a result of implementing FRS19 is a reduction of $108.1m with a charge to the profit and loss account for the year of $16.1m.

The tax credit in the profit and loss account for the year to December 31, 2001 has increased by $96.8m to reflect the elimination of the majority of future potential tax liabilities upon P&O Princess Cruises' election to enter the U.K. tonnage tax regime. This is consistent with the elimination of the partially provided deferred tax in the 2001 audited financial statements. The net effect on net assets and shareholders' funds as at December 31, 2001 as a result of implementing FRS 19 is a reduction of $11.3m.

USE OF ESTIMATES

Preparation of financial statements in conformity with U.K. GAAP and U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of turnover and expenses for an accounting period. Actual results could differ from these estimates.

GOODWILL ARISING ON ACQUISITIONS

Goodwill arising on business acquisitions being the difference between the fair value of consideration compared to the fair value of net assets acquired represents the residual purchase price after allocation to all identifiable net assets. Goodwill is included within intangible fixed assets and is stated at cost less accumulated amortisation. Amortisation is calculated to write off goodwill on a straight line basis over its expected useful life, which can be up to 40 years. A life of more than 20 years is adopted when the directors consider the period for which the value of the underlying business acquired exceeds the value of the identifiable net assets is demonstrably longer than 20 years. Goodwill with an expected useful life of more than 20 years is reviewed annually for any impairment, by comparing carrying value with discounted cashflows.

JOINT VENTURES

A joint venture is an entity in which the Group has a long term interest and shares control with one or more co-venturers. Joint ventures are stated at P&O Princess Cruises' share of underlying net assets. P&O Princess Cruises' share of the profits or losses of joint ventures is included in the consolidated profit and loss account on an equity accounting basis.

INVESTMENTS

Investments in subsidiary undertakings are held at cost less provisions for impairment.

Shares in P&O Princess Cruises plc held for the purpose of long term incentive plans (LTIPs) are held within fixed asset investments. To the extent that these shares have been identified for bonus awards, provision is made for the difference between the book value of these shares and their residual value, if any.

TANGIBLE FIXED ASSETS

Ships are stated at cost less accumulated depreciation. Subsequent ship improvement costs are capitalised as additions to the ship, while costs of repairs and maintenance are accounted for as dry docking costs.

Properties and other fixed assets, including computer hardware and software, are stated at cost less accumulated depreciation.

Interest incurred in respect of payments on account of assets under construction is capitalised to the cost of the assets concerned.

Depreciation is calculated to write off the cost to estimated residual value on a straight line basis over the expected useful life of the asset concerned as follows:

Cruise ships            30 years

Freehold buildings      40 years

Other fixed assets      3 - 16 years

Freehold land and ships under construction are not depreciated.

DRY-DOCKING COSTS

Dry-docking costs are capitalised and expensed on a straight line basis to the date of the next scheduled drydock.

IMPAIRMENT OF FIXED ASSETS

P&O Princess Cruises reviews all fixed assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable based on estimated future cash flows. Provision for impairment in value of fixed assets is made in the profit and loss account.

STOCKS

Stocks consist of provisions, supplies, fuel and gift shop merchandise and are stated at the lower of cost or net realisable value.

CASH AND BORROWINGS

Cash and cash equivalents consist of cash, money market deposits and certificates of deposit. All cash equivalents have original maturities of 90 days or less. Cash and cash equivalents at the balance sheet date are deducted from bank loans and overdrafts where formal rights of set-off exist.

TURNOVER

Turnover comprises sales to third parties (excluding VAT and similar sales taxes). Turnover includes air and land supplements and on board sales and is taken before deducting travel agents' commission.

Deposits received on sales of cruises are initially recorded as deferred income and are recognised, together with revenues from shipboard activities and all associated direct costs of a voyage, on a pro rata basis over the period of the cruise.

MARKETING AND PROMOTION COSTS

Marketing and promotion costs are expensed over the period of benefit, not exceeding one year from the end of the year the cost is incurred.

LEASES

Assets acquired under finance leases are capitalised and the outstanding future lease obligations are shown in creditors. Rentals under operating leases are charged to the profit and loss account on a straight line basis over the life of the lease.

PENSION COSTS

Contributions in respect of defined contribution pension plans are charged to the profit and loss account when they are payable. Contributions in respect of defined benefit pension plans are calculated as a percentage, agreed on actuarial advice, of the pensionable salaries of employees. The cost of providing defined benefit pensions is charged to the profit and loss account on a systematic basis over the periods benefiting from the services of employees, and is calculated with the advice of an independent qualified actuary, using the projected unit method. This is in accordance with Statement of Standard Accounting Practice 24 `Accounting for pension costs', the basis on which the Group accounts for pension costs. Additional disclosure as required by FRS17 is also provided.

DEFERRED TAXATION

Deferred tax is recognised without discounting, in respect of all timing differences between the treatment of certain items for taxation and accounting purposes which have arisen but not reversed by the balance sheet date, except as otherwise required by FRS19. A net deferred tax asset is regarded as recoverable and therefore recognised only when, on the basis of all available evidence, it can be regarded as more likely than not that there will be suitable taxable profits from which the future reversal of the underlying timing differences can be deducted.

DERIVATIVES AND OTHER FINANCIAL INSTRUMENTS

P&O Princess Cruises uses currency swaps, interest rate swaps and forward currency contracts to manage its exposure to certain foreign currency and interest rate risks and to hedge major capital expenditure or lease commitments by businesses in currencies other than their functional currency. Gains and losses on instruments used for hedging are not recognised until the exposure that is being hedged is itself recognised.

FOREIGN CURRENCIES

The functional and reporting currency of the Group is the U.S. dollar as the majority of its trade and assets are denominated in that currency. Transactions in currencies other than a business' functional currency are recorded at the rate of exchange ruling at the date of the transaction. Profits and losses of subsidiaries, branches, and joint ventures which have functional currencies other than U.S. dollars are translated into U.S. dollars at average rates of exchange. Assets and liabilities denominated in foreign currencies are translated at the year end exchange rates.

Exchange differences arising from the retranslation of the opening net assets of subsidiaries, branches and joint ventures which have currencies of operation other than U.S. dollars and any related loans are taken to reserves, together with the differences arising when the profit and loss accounts are translated at average rates and compared with rates ruling at the year end. Other exchange differences are taken to the profit and loss account.

2.       SEGMENTAL ANALYSIS

P&O Princess Cruises has a single business of operating cruise ships and related landside assets under various brand names including; Princess Cruises, P&O Cruises, Swan Hellenic, Ocean Village, AIDA, A'ROSA and P&O Cruises (Australia). These brand names are marketed by operations in North America, Europe and Australia.

                                                       2002                 2001                 2000
                                                      U.S.$M               U.S. $M              U.S.$M
Turnover (by origin)
North America                                         1,698.8              1,754.9              1,796.7
Europe and Australia                                    828.0                696.1                627.2
=================================================  ==============    =================    =================
                                                      2,526.8              2,451.0              2,423.9
=================================================  ==============    =================    =================
Turnover in Europe and Australia
     includes turnover in relation to
     the United Kingdom of $525.8m
     (2001 $476.3m, 2000 $454.0m.)
Total operating profit
North America                                           292.5                254.1                279.6
Europe and Australia                                    123.2                107.3                 94.0
Exceptional transaction costs                          (117.0)                  --                   --
=================================================  ==============    =================    =================
                                                        298.7                361.4                373.6
=================================================  ==============    =================    =================
Depreciation and amortisation
North America                                           114.9                102.1                100.4
Europe and Australia                                     59.0                 46.0                 44.2
=================================================  ==============    =================    =================
                                                        173.9                148.1                144.6
=================================================  ==============    =================    =================
Profit on ordinary activities before
     interest
North America                                           292.5                252.2                279.8
Europe and Australia                                    124.4                107.3                 87.3
Exceptional transaction costs                          (117.0)                  --                   --
=================================================  ==============    =================    =================
                                                        299.9                359.5                367.1
=================================================  ==============    =================    =================
Which is stated after crediting/(charging):
Non-operating items
North America                                              --                 (1.9)                 0.2
Europe and Australia                                      1.2                   --                 (6.7)
=================================================  ==============    =================    =================
                                                          1.2                 (1.9)                (6.5)
=================================================  ==============    =================    =================
Non-operating items for Europe and Australia include a $1.2m profit on sale of an investment (2001 $1.9m, 2000 $6.0m, loss on disposal of vessels).
Capital additions
North America                                         1,107.2                618.5                500.1
Europe and Australia                                    223.5                 57.9                321.2
=================================================  ==============    =================    =================
                                                      1,330.7                676.4                821.3
=================================================  ==============    =================    =================



                                                    2002             2001
                                                   U.S. $M         U.S. $M
Net operating assets excluding
     goodwill and ships under
     construction
North America                                      2,606.6          2,599.0
Europe and Australia                               1,728.7            902.0
=============================================  ==============   ==============
                                                   4,335.3          3,501.0
=============================================  ==============   ==============

                                                                             2002            2001
                                                                            U.S.$M          U.S.$M
                                                                                           RESTATED
                                                                                           (NOTE 1)
The  net operating assets are reconciled to net assets as follows:
Net operating assets                                                        4,335.3         3,501.0
Goodwill                                                                      127.1           112.9
Ships under construction                                                      907.4           508.0
Group share of joint ventures' non-operating assets                             3.5             8.6
Net borrowings                                                             (2,471.9)       (1,436.4)
Corporation tax and deferred tax                                              (66.6)          (43.7)
Dividends payable                                                             (20.8)          (20.8)
===================================================================    ===============   ==============
  Net assets                                                                2,814.0         2,629.6
===================================================================    ===============   ==============
Total assets
North America                                                               3,914.7         3,411.0
Europe and Australia                                                        2,417.0         1,458.7
===================================================================    ===============   ==============
                                                                            6,331.7         4,869.7
===================================================================    ===============   ==============


3.       OPERATING COSTS

                                              2002               2001               2000
                                             U.S.$M             U.S.$M             U.S.$M
Direct operating costs                       1,576.6            1,584.1            1,558.0
Selling and administration                     477.6              357.5              348.2
     expenses
Depreciation and amortisation                  173.9              148.1              144.6
====================================    ===============    ===============    ===============
                                             2,228.1            2,089.7            2,050.8
====================================    ===============    ===============    ===============

                                              2002               2001               2000
                                             U.S.$M             U.S.$M             U.S.$M
Operating costs include:
Advertising and promotion costs                145.8              149.4              139.4
Exceptional transaction costs                  117.0                --                  --
Operating lease costs                           20.9               18.6               13.3
- ships
- property                                      14.2               11.2               10.5
- other                                          3.3                3.3                2.9
Auditors' remuneration:
Audit                                            0.9                0.8                0.8
Stock exchange reporting                         2.6                1.8                --
====================================    ===============    ===============    ===============
                                                 3.5                2.6                0.8
====================================    ===============    ===============    ===============
Tax advice                                       3.1                3.5                5.1
Other non-audit fees                             0.2                0.5                0.2
====================================    ===============    ===============    ===============
Total fees paid to the                           6.6                6.1                6.8
     auditors and their
     associates

Of the $5.9m (2001 $5.8m, 2000 $5.3m) charged for non-audit services provided by the Company's auditors $4.5m (2001 $3.8m, 2000 $0.1m) was for services in the U.K. The audit fee of the Company was $0.2m (2001 $0.2m, 2000 $0.2m).

Transaction costs of $117.0m consist of the $62.5m break-fee relating to the Royal Caribbean proposed transaction together with $54.5m legal and professional fees in connection with this transaction and the proposed Carnival transaction.

4.       NET INTEREST PAYABLE AND SIMILAR ITEMS

                                                  2002     2001    2000
                                                 U.S.$M   U.S.$M  U.S.$M
Interest payable on:
     Bank loans and overdrafts                   (111.1)  (98.9)  (35.6)
     Loans from P&O                                  --      --   (39.7)
------------------------------------------------------------------------------
                                                 (111.1)  (98.9)  (75.3)

Interest capitalised                               31.0    33.1    23.5
Interest receivable on other deposits               6.0     7.7     2.5
------------------------------------------------------------------------------
                                                  (74.1)  (58.1)  (49.3)
Joint ventures                                      0.1     0.1     0.2
------------------------------------------------------------------------------
                                                  (74.0)  (58.0)  (49.1)
------------------------------------------------------------------------------

Interest capitalised relates to tangible fixed assets under construction. The capitalisation rate is based on the weighted average of interest rates applicable to the Group's borrowings (excluding loans for specific purposes) during each year. The aggregate interest capitalised at each year end was:

                                                  2002     2001    2000
                                                 U.S.$M   U.S.$M  U.S.$M
Ships                                             204.1   173.4   140.8
Properties                                          4.4     4.1     3.5
------------------------------------------------------------------------------
                                                  208.5   177.5   144.3
------------------------------------------------------------------------------

5.       TAXATION

                                                       2002     2001    2000
                                                     U.S.$M   U.S.$M   U.S.$M
                                                            RESTATED  RESTATED
                                                            (NOTE 1)  (NOTE 1)
The taxation charge/(credit) is made up as follows:

Current taxation:
U.K. Corporation tax                                   (0.2)      --      --
Overseas taxation                                     (16.4)  (110.8)  (40.2)
--------------------------------------------------------------------------------
                                                      (16.6)  (110.8)  (40.2)
Deferred taxation:
Origination/reversal of timing differences             (0.5)   192.5   (17.2)
--------------------------------------------------------------------------------
                                                      (17.1)    81.7   (57.4)
--------------------------------------------------------------------------------

The current taxation charge is reconciled to the U.K. standard rate as follows:

                                                       2002     2001    2000
                                                     U.S.$M   U.S.$M   U.S.$M
                                                            RESTATED  RESTATED
                                                            (NOTE 1)  (NOTE 1)

Profit on ordinary activities before tax              225.9    301.5    318.0

Notional tax charge at U.K. standard rate
(2002: 30.0%; 2001: 30.0%; 2000: 30.0%)               (67.8)   (90.5)   (95.4)
Effect of overseas taxes at different rates            61.4     59.9     41.0
Permanent differences                                 (17.1)   (80.2)    (2.7)
Effect of tonnage tax                                   6.9       --       --
Other                                                    --       --     16.9
--------------------------------------------------------------------------------
                                                      (16.6)  (110.8)   (40.2)
--------------------------------------------------------------------------------

There was no charge or credit in respect of profits and losses on sale of ships and other fixed assets. The effective tax rate for the Group is expected to remain low following entry into the U.K. tonnage tax regime. The exceptional transaction costs had no effect on the tax charge for the year.

6.       DIVIDENDS

                                                                        2002          2001          2000
                                                                       U.S.$M        U.S.$M        U.S.$M
Dividends paid, declared, proposed and accrued are as follows:
Equity share capital
First interim paid 3 cents per share (2001 3 cents, 2000 nil)           20.8         20.8            --
Second interim paid 3 cents per share (2001 3 cents, 2000 nil)          20.8         20.8            --
Third interim paid 3 cents per share (2001 3 cents, 2000 nil)           20.8         20.8            --
Fourth interim proposed at 3 cents per share (2001 nil, 2000 nil)       20.8           --            --
Final proposed at nil cents per share (2001 3 cents, 2000 12 cents)       --         20.8          83.1
----------------------------------------------------------------------------------------------------------
                                                                        83.2         83.2          83.1
----------------------------------------------------------------------------------------------------------

7.       EARNINGS PER ORDINARY SHARE

                                            2002                      2001                       2000
                                                                    RESTATED                   RESTATED
                                                                    (NOTE 1)                   (NOTE 1)
Weighted average number of shares (million)
Basic                                      692.4                     691.5                      684.2
Dilutive shares                              3.2                       3.3                        --
Diluted                                    695.6                     694.8                      684.2

                                           BASIC    DILUTED          BASIC    DILUTED           BASIC   DILUTED
                                           CENTS    CENTS            CENTS    CENTS             CENTS   CENTS
                                           PER      PER              PER      PER               PER     PER
                                  U.S.$M   SHARE    SHARE   U.S.$M   SHARE    SHARE   U.S.$M    SHARE   SHARE
Basic earnings                    208.8    30.2     30.0    383.1    55.4     55.1     258.0    37.7    37.7
Exceptional transaction costs     117.0    16.9     16.8       --      --       --        --      --      --
Exceptional tax items                --      --       --    (97.5)  (14.1)   (14.0)       --      --      --
Adjusted earnings                 325.8    47.1     46.8    285.6    41.3     41.1     258.0    37.7    37.7
------------------------------------------------------------------------------------------------------------------

The weighted average number of shares for the period up to October 23, 2000 represents the number of shares issued on demerger. The weighted average number of shares has been adjusted for shares in the Company held by the employee benefit trust for the satisfaction of incentive scheme awards that have not vested unconditionally.

Each ADS represents an interest in four ordinary shares.

The dilutive shares relate to ordinary shares to be issued on the exercise of employee share options.

Adjusted earnings per share reflects the elimination of exceptional transaction costs of $117.0m in 2002 and exceptional tax items of $97.5m in 2001, comprising a credit from the release of deferred tax on entry into the tonnage tax regime of $192.5m and tax charges arising from internal corporate restructuring of $95.0m.

8.       GOODWILL

                                                                  U.S.$M
Cost
Cost at December 31, 2001                                          128.5
Exchange movements                                                  20.9
--------------------------------------------------------------------------------
Cost at December 31, 2002                                          149.4
--------------------------------------------------------------------------------
Amortisation
Amortisation at December 31, 2001                                  (15.6)
Exchange movements                                                  (2.4)
Amortisation charge for year                                        (4.3)
--------------------------------------------------------------------------------
Amortisation at December 31, 2002                                  (22.3)
--------------------------------------------------------------------------------
Net book value
At December 31, 2002                                               127.1
--------------------------------------------------------------------------------
At December 31, 2001                                               112.9
--------------------------------------------------------------------------------

$128.0m of goodwill costs in respect of Aida is being amortised over 40 years as the directors consider that 40 years represents the useful economic life of that business. All other goodwill is amortised over 20 years.

9.       SHIPS

                                                                 GROUP                    COMPANY
                                                 -------------------------------------------------
                                                   OWNED     LEASED           TOTAL        OWNED
                                                  U.S.$M     U.S.$M          U.S.$M       U.S.$M
Cost
Cost at December 31, 2001                        4,739.0         --         4,739.0        153.1
Exchange movements                                 222.8         --           222.8         16.3
Additions                                        1,157.4      148.1         1,305.5           --
--------------------------------------------------------------------------------------------------
Cost at December 31, 2002                        6,119.2      148.1         6,267.3        169.4
--------------------------------------------------------------------------------------------------
Depreciation
Depreciation at December 31, 2001                 (700.6)        --          (700.6)        (7.1)
Exchange movements                                 (43.3)        --           (43.3)        (0.8)
Charge for year                                   (142.8)      (0.6)         (143.4)        (7.4)
--------------------------------------------------------------------------------------------------
Depreciation at December 31, 2002                 (886.7)      (0.6)         (887.3)       (15.3)
--------------------------------------------------------------------------------------------------
Net book value
At December 31, 2002                             5,232.5      147.5         5,380.0        154.1
--------------------------------------------------------------------------------------------------
At December 31, 2001                             4,038.4         --         4,038.4        146.0
--------------------------------------------------------------------------------------------------

Ships under construction included in the above for Group totalled $907.4m (2001 $508.0m). Included within ships under construction at December 31, 2002 is the final payment in respect of Coral Princess which was delivered in December 2002, but did not enter operational service until January 2003.

10.      PROPERTIES AND OTHER FIXED ASSETS

                                                           OFFICE
                                                         EQUIPMENT,
                                          FREEHOLD       PLANT AND
                                         PROPERTIES    MOTOR VEHICLES    TOTAL
GROUP                                     U.S.$M          U.S.$M        U.S.$M
Cost
Cost at December 31, 2001                  123.7            214.7         338.4
Exchange movements                            --              5.1           5.1
Additions                                    5.2             20.0          25.2
--------------------------------------------------------------------------------
Cost at December 31, 2002                  128.9            239.8         368.7
--------------------------------------------------------------------------------
Depreciation
Depreciation at December 31, 2001           (5.9)           (84.5)        (90.4)
Exchange movements                            --             (2.7)         (2.7)
Charge for the year                         (3.4)           (22.8)        (26.2)
--------------------------------------------------------------------------------
Depreciation at December 31, 2002           (9.3)          (110.0)       (119.3)
--------------------------------------------------------------------------------
Net book value
At December 31, 2002                       119.6            129.8         249.4
--------------------------------------------------------------------------------
At December 31, 2001                       117.8            130.2         248.0
--------------------------------------------------------------------------------

The book value of freehold land is $3.4m (2001 $3.4m), which is not depreciated.

11.      INVESTMENTS - GROUP

                                                        OWN          JOINT         OTHER
                                                    SHARES HELD    VENTURES     INVESTMENTS      TOTAL
                                                      U.S.$M        U.S.$M        U.S.$M        U.S.$M
Cost or valuation at December 31, 2001                   5.0          8.8          6.9            20.7
Exchange movements                                       0.5           --         (0.4)            0.1
Disposals                                               (1.1)          --         (1.9)           (3.0)
---------------------------------------------------------------------------------------------------------
Cost or valuation at December 31, 2002                   4.4          8.8          4.6            17.8
---------------------------------------------------------------------------------------------------------
Provision at December 31, 2001                          (1.7)          --           --            (1.7)
Exchange movements                                      (0.2)          --           --            (0.2)
Disposals                                                1.1           --           --             1.1
Charge for year                                         (0.7)          --           --            (0.7)
---------------------------------------------------------------------------------------------------------
Provision at December 31, 2002                          (1.5)          --           --            (1.5)
---------------------------------------------------------------------------------------------------------
Net book value
At December 31, 2002                                     2.9          8.8          4.6            16.3
---------------------------------------------------------------------------------------------------------
At December 31, 2001                                     3.3          8.8          6.9            19.0
---------------------------------------------------------------------------------------------------------

As at December 31, 2002 the P&O Princess Cruises Employee Benefit Trust held 1,540,483 (2001: 1,981,616) shares in P&O Princess Cruises, with an aggregate nominal value of $1m. At December 31, 2002 the market value of these shares was $10.7m (2001 $11.5m). If they had been sold at this value there would have been no tax liability (2001 nil) on the capital gain arising from the sale.

The Ms Arkona was sold by the owner Ms Arkona GmbH & Co KG to Transocean Tours on January 30, 2002. A profit of $1.2m was made on this transaction.

The principal joint ventures are P&O Travel Limited (Hong Kong) and Joex Limited. P&O Travel Limited (Hong Kong) is a travel agency incorporated in Hong Kong, in which P&O Princess Cruises had a 50% interest at December 31, 2002.

P&O Princess Cruises' share of turnover for the year ended December 31, 2002 and share of gross assets and gross liabilities as at December 31, 2002 of P&O Travel Limited (Hong Kong) are as follows:

                                                    2002                 2001
                                                   U.S.$M               U.S.$M
Turnover                                            4.9                   5.6
--------------------------------------------------------------------------------
Gross assets                                        6.8                   6.7
Gross liabilities                                  (3.0)                 (2.9)
--------------------------------------------------------------------------------
                                                    3.8                   3.8
--------------------------------------------------------------------------------

Joex Limited (Joex) is a company incorporated in the Isle of Man, in which P&O Princess Cruises had a 50% interest at December 31, 2002. Joex was incorporated during

2001 and has not traded since incorporation. P&O Princess Cruises' share of its gross assets and liabilities at December 31, 2002 were $5m and $nil respectively. On October 25, 2002, the shareholders agreed to terminate the joint venture with effect from January 1, 2003 at no cost to P&O Princess Cruises and, on January 2, 2003, P&O Princess Cruises confirmed that the joint venture had been terminated. Accordingly, the shareholders are proceeding with the dissolution of Joex.

12.      STOCKS

                                                          GROUP           GROUP
                                                           2002            2001
                                                         U.S.$M          U.S.$M
Raw materials and consumables                             45.7           39.5
Goods for resale                                          41.7           34.8
--------------------------------------------------------------------------------
                                                          87.4           74.3
--------------------------------------------------------------------------------

13.      DEBTORS

                                                         GROUP         GROUP           COMPANY       COMPANY
                                                          2002          2001              2002          2001
                                                        U.S.$M        U.S.$M            U.S.$M         U.S.$M
Amounts recoverable within one year
     Trade debtors                                       66.4           45.2                --             --
     Amounts owed by subsidiary undertakings               --             --           1,084.8        1,017.3
     Other debtors                                       39.1           37.8                --             --
     Prepayments and accrued income                     183.5          165.1                --             --
---------------------------------------------------------------------------------------------------------------
Total amounts recoverable within one year               289.0          248.1           1,084.8        1,017.3
---------------------------------------------------------------------------------------------------------------
Amounts recoverable after more than one year
     Other debtors                                        0.1            0.4                --             --
     Prepayments and accrued income                      20.3            8.2                --             --
---------------------------------------------------------------------------------------------------------------
Total amounts recoverable after more than one year       20.4            8.6                --             --
---------------------------------------------------------------------------------------------------------------
Total debtors                                           309.4          256.7           1,084.8        1,017.3
---------------------------------------------------------------------------------------------------------------

14.      CREDITORS

                                                         GROUP         GROUP           COMPANY       COMPANY
                                                          2002          2001              2002          2001
                                                        U.S.$M        U.S.$M            U.S.$M         U.S.$M
Amounts falling due within one year
Overdrafts                                              (14.5)         (16.7)               --             --
Bank loans                                              (98.0)        (158.4)               --             --
Finance lease creditors                                  (7.8)            --                --             --
Trade creditors                                        (184.2)        (147.2)               --             --
Corporation tax                                         (54.8)         (32.4)               --             --
Other creditors                                          (5.5)          (3.8)               --             --
Accruals                                               (134.4)        (108.9)            (19.5)         (20.2)
Deferred income                                        (467.2)        (337.1)               --             --
Dividends payable                                       (20.8)         (20.8)            (20.8)         (20.8)
---------------------------------------------------------------------------------------------------------------
                                                       (987.2)        (825.3)            (40.3)         (41.0)
---------------------------------------------------------------------------------------------------------------

                                                         GROUP         GROUP           COMPANY       COMPANY
                                                          2002          2001              2002          2001
                                                        U.S.$M        U.S.$M            U.S.$M         U.S.$M
Amounts falling due after more than one year
Bank loans, finance lease creditors, loan notes and
     bonds:
Between one and five years
     U.S. dollar bonds 2007                             (302.7)           --            (302.7)            --
     Finance lease creditors                            (119.5)           --                --             --
Over five years
     U.S. dollar notes 2008                             (107.8)       (107.8)           (107.8)        (107.8)
     U.S. dollar notes 2010                              (91.6)        (91.0)            (91.6)         (91.0)
     U.S. dollar notes 2015                              (69.8)        (69.5)            (69.8)         (69.5)
     U.S. dollar notes 2016                              (41.9)        (41.9)            (41.9)         (41.9)
     U.S. dollar bonds 2007                                 --        (280.8)               --         (280.8)
     U.S. dollar bonds 2027                             (189.5)       (189.4)           (189.5)        (189.4)
     Sterling bond 2012                                 (317.6)       (285.8)           (317.6)        (285.8)
     Bank loans                                         (482.4)       (184.1)               --             --
Accruals and deferred income                              (3.1)        (11.4)               --             --
----------------------------------------------------------------------------------------------------------------
                                                      (2,516.8)     (1,393.1)         (1,120.9)      (1,066.2)
----------------------------------------------------------------------------------------------------------------

Bank loans and overdrafts include amounts of $840.5m (2001 $368.6m) secured on ships and other assets. Further details of interest rates on bank borrowings are given in note 26. $1,118.6m principal value of notes and bonds (2001 $1,086.8m) are unconditionally guaranteed by P&O Princess Cruises International Limited. At the year end P&O Princess Cruises plc had no independent operations and P&O Princess Cruises International Limited was the sole direct operating subsidiary of P&O Princess Cruises plc.

The maturity of bank loans, loan notes, bonds, finance lease creditors and overdrafts is as follows:

                                            GROUP          GROUP        COMPANY         COMPANY
                                             2002           2001           2002            2001
                                           U.S.$M         U.S.$M         U.S.$M          U.S.$M
Within one year                            (120.3)        (175.1)            --              --
Between one and two years                   (72.9)         (53.4)            --              --
Between two and five years               (1,140.2)         (78.0)        (302.7)             --
Between five and ten years                 (860.0)        (616.8)        (517.1)         (479.6)
Over ten years                             (440.6)        (633.5)        (301.1)         (586.6)
--------------------------------------------------------------------------------------------------
                                         (2,634.0)      (1,556.8)      (1,120.9)       (1,066.2)
--------------------------------------------------------------------------------------------------

15.      PROVISIONS FOR LIABILITIES AND CHARGES - GROUP

                                         DEFERRED
                                         TAXATION                      TOTAL
                                          U.S.$M                      U.S.$M
                                         RESTATED        OTHER       RESTATED
                                         (NOTE 1)       U.S.$M       (NOTE 1)
At December 31, 2001                         --          (10.4)        (10.4)
Prior year adjustment (note 1)            (11.3)            --         (11.3)
--------------------------------------------------------------------------------
At December 31, 2001 (as restated)        (11.3)         (10.4)        (21.7)
Exchange differences                         --           (1.8)         (1.8)
Release                                      --           10.7          10.7
Charged to profit and loss                 (0.5)          (0.4)         (0.9)
--------------------------------------------------------------------------------
At December 31, 2002                      (11.8)          (1.9)        (13.7)
--------------------------------------------------------------------------------

During 2001 P&O Princess Cruises elected to enter the U.K. tonnage tax regime which eliminated future potential tax liabilities on its profits in the U.K. The regime includes provision whereby a proportion of capital allowances previously claimed by the Group may be subject to tax in the event that a significant number of vessels are sold and not replaced. This contingent liability decreases over the first seven years following entry into tonnage tax to nil. The contingent tax liability at December 31, 2002 was $186.3m (2001: $262.0m) assuming all vessels on which capital allowances had been claimed were sold for net book value and not replaced. No provision has been made as no liability is expected to arise.

$10.7m of contingent consideration, payable in cash in relation to the purchase of 49% of AIDA Cruises Limited in November 2000, has been released as the condition requiring its payment did not arise. The total estimated amount contingently payable is unchanged, but the whole of the remaining consideration is payable in cash or shares at the Company's option, and therefore an adjustment has been made to shares to be issued.

Deferred taxation comprises:

                                                       GROUP          GROUP
                                                       2002           2001
                                                      U.S.$M         U.S.$M
                                                                    RESTATED
                                                                    (NOTE 1)
Accelerated capital allowances                         11.8           11.3
--------------------------------------------------------------------------------

Distributable reserves of overseas subsidiaries and joint ventures comprising approximately $1,417.3m (2001 $1,197.5m) would be subject to tax if paid as dividends. No deferred taxation is provided in respect of these.

16.      CALLED UP SHARE CAPITAL

The authorised share capital comprises 750,000,000 ordinary shares of 50 U.S. cents each, 49,998 preference shares of (pound)1 each and 2 subscriber shares of (pound)1 each.

The allotted, called up and fully paid ordinary share capital is as follows:

                                              NO OF SHARES        U.S.$M
At December 31, 2001                           692,643,428         346.3
Shares issued                                      829,191           0.4
--------------------------------------------------------------------------------
At December 31, 2002                           693,472,619         346.7
--------------------------------------------------------------------------------

During 2002 the Company issued 829,191 ordinary shares of 50 U.S. cents each following the exercise of share options for total consideration of $3.9m.

The preference shares, which have been allotted but not issued, are entitled to a cumulative fixed dividend of 8% per annum and are entitled to one vote per share. The preference shares rank behind other classes of shares in relation to the payment of capital on certain types of distribution of the Company. The subscriber shares have no dividend rights nor voting rights nor any rights to payment of capital upon a distribution of assets by the Company. The preference shares and subscriber shares are unlisted.

Details of options over ordinary shares granted to employees are given in note
21. Details of contingent rights to shares in relation to the acquisition of subsidiaries are given in note 17.

17.      RESERVES

                                            SHARE
                                          PREMIUM        OTHER       MERGER       PROFIT AND
                                          ACCOUNT     RESERVES      RESERVE     LOSS ACCOUNT       TOTAL
                                           U.S.$M       U.S.$M       U.S.$M         U.S.$M        U.S.$M
Group
At December 31, 2001                          0.2         82.4        910.3          1,301.5     2,294.4
Prior year adjustment (note 1)                 --           --           --            (11.3)      (11.3)
-----------------------------------------------------------------------------------------------------------
At December 31, 2001 (as restated)            0.2         82.4        910.3          1,290.2     2,283.1
Exchange movements                             --           --           --             44.2        44.2
Other                                          --         10.7           --               --        10.7
Issue of shares                               3.5           --           --               --         3.5
Retained profit for the financial year         --           --           --            125.6       125.6
-----------------------------------------------------------------------------------------------------------
At December 31, 2002                          3.7         93.1        910.3          1,460.0     2,467.1
-----------------------------------------------------------------------------------------------------------

                                                 SHARE                      PROFIT AND
                                               PREMIUM          OTHER          LOSS
                                               ACCOUNT       RESERVES        ACCOUNT       TOTAL
                                                U.S.$M         U.S.$M         U.S.$M      U.S.$M
Company
At December 31, 2001                               0.2           82.4           55.9       138.5
Exchange movements                                  --             --            3.9         3.9
Other (see note 15)                                 --           10.7             --        10.7
Issue of shares                                    3.5             --             --         3.5
Retained profit for the financial year              --             --            3.1         3.1
---------------------------------------------------------------------------------------------------
At December 31, 2002                               3.7           93.1           62.9       159.7
---------------------------------------------------------------------------------------------------

In accordance with s230 of the Companies Act 1985 the Company has not presented its own profit and loss account. The profit attributable to shareholders of the Company for the year was $86.3m (2001 $135.3m).

Group and Company `Other reserves' represent the difference between the market and nominal value of shares issued as initial consideration of $35.6m together with the estimated value of outstanding consideration ($57.5m) in respect of the purchase of 49% of AIDA Cruises Limited in November 2000. The shares issued in respect of the initial consideration have been accounted for in accordance with the merger relief provisions of the Companies Act 1985. The outstanding consideration is mainly dependent on the future results of the Seetours business and may be payable between 2003 and 2006. The Company has the option to settle the outstanding consideration in either cash or new P&O Princess Cruises plc ordinary shares. The purchase agreement provides that in the event of a change in control of P&O Princess Cruises plc payment of the outstanding consideration can be accelerated by the vendor of AIDA Cruises Limited. In such an event, the minimum amount payable would be approximately 59m ($61.9m), payable in cash.

18.      EQUITY MINORITY INTERESTS

                                                                    U.S.$M
At December 31, 2001                                                 0.2
Proportion of profit on ordinary activities after taxation            --
--------------------------------------------------------------------------------
At December 31, 2002                                                 0.2
--------------------------------------------------------------------------------

19.      NOTES TO THE CONSOLIDATED CASH FLOW STATEMENT

(a) Reconciliation of operating profit to net cash inflow from operating activities

                                            2002          2001         2000
                                           U.S.$M        U.S.$M       U.S.$M
Group operating profit..............        298.7         361.3        373.1
Depreciation and amortisation.......        173.9         148.1        144.6
Increase in stocks..................        (11.1)        (11.6)        (1.6)
(Increase)/decrease in debtors......        (31.5)         42.2        (40.8)
Increase/(decrease) in creditors
     and provisions.................        146.1         (33.0)        57.0
                                      --------------  ------------  ------------
Net cash inflow from operating
     activities.....................        576.1         507.0        532.3
                                      ==============  ============  ============

(b)      Reconciliation of net cash flow to movement in net debt

                                             2002          2001         2000
                                           U.S.$M        U.S.$M       U.S.$M
Increase/(decrease) in net cash in
     the year.......................         55.4        (149.4)       192.4
Cash inflow from loans to and from
     P&O............................           --          (3.7)      (356.2)
Cash outflow/(inflow) from changes
     in short term borrowings.......         26.1         (50.0)       (20.6)
Cash inflow from third party debt
     and lease financing............       (837.5)       (279.2)      (187.8)
                                      --------------  ------------  ------------
Change in net debt resulting from
     cash flows.....................       (756.0)       (482.3)      (372.2)
Inception of finance leases.........       (129.9)           --           --
Amortisation of bond issue costs....         (1.9)         (1.7)        (0.2)
Exchange movements in net debt......       (147.7)         14.6         37.5
                                      --------------  ------------  ------------
Movement in net debt in the year....      1,035.5)       (469.4)      (334.9)
Net debt at the beginning of the
     year...........................      1,436.4)       (967.0)      (632.1)
                                      --------------  ------------  ------------
Net debt at the end of the year.....      2,471.9)     (1,436.4)      (967.0)
                                      ==============  ============  ============

(c)      Analysis of net debt

                                                                       OTHER
                                                                      NON--CASH     AT EXCHANGE     DEC 31,
                                          AT JAN 1,    CASH FLOW     MOVEMENTS      MOVEMENTS       2002
                                         2002 U.S.$M     U.S.$M        U.S.$M        U.S.$M        U.S.$M
Cash available on demand..........          120.4          53.2            --         (11.5)        162.1
Less: bank overdrafts.............          (16.7)          2.2            --            --         (14.5)
                                     ----------------  -----------  ------------  ------------  -------------
                                            103.7          55.4            --         (11.5)        147.6
Short term debt...................         (158.4)         26.1          48.7         (14.4)        (98.0)
Medium and long term debt.........       (1,381.7)       (840.1)        (50.6)       (121.8)     (2,394.2)
Finance leases....................             --           2.6        (129.9)           --        (127.3)
                                     ----------------  -----------  ------------  ------------  -------------
Net debt..........................       (1,436.4)       (756.0)       (131.8)       (147.7)     (2,471.9)
                                     ================  ===========  ============  ============  =============

20.      ACQUISITIONS

There were no significant business acquisitions during 2002.

The business acquired during 2001 was Baste & Lange GmbH, a German procurement company. Net assets of $0.2m were acquired for $1.7m in cash, giving rise to goodwill of $1.5m with an estimated useful life of 20 years. All book values approximated to fair value at acquisition.

21.      EMPLOYEES

                                                       2002       2001     2000
The  average number of employees was as follows:
     Shore staff........................              3,654      3,623    3,567
     Sea staff..........................             16,298     15,833   15,461
                                                   ---------  -------- ---------
                                                     19,952     19,456   19,028

                                                      2002     2001       2000
                                                     U.S.$M   U.S.$M     U.S.$M
The aggregate payroll costs were:
     Wages and salaries.................              307.5      279.1    258.0
     Social security costs..............               12.1       11.2     12.2
     Pension costs......................               12.1        9.8      9.7
                                                   ---------  -------- ---------
                                                      331.7      300.1    279.9

Details of directors' remuneration, including share options, long term incentive plans and pension entitlements, are set out in the Remuneration report on pages 35 to 40 [of our 2002 Annual Report].

EMPLOYEE OPTION SCHEMES

Options under the P&O Princess Cruises Executive Share Option Plan ("the Option Plan"), are exercisable in a period normally beginning not earlier than three years and ending no later than ten years from the date of the grant. Options granted immediately after the demerger from P&O in October 2000 to replace options over P&O deferred stock previously held by P&O Princess Cruises employees are exercisable over the same period as the options replaced. The exercise price is set at the closing market price on the day the option was granted.

Options granted to P&O Princess Cruises employees under the Option Plan are as set out below:

                                                WEIGHTED AVERAGE EXERCISE           NUMBER OF OPTIONS
                                                     PRICE PER SHARE
                                              SHARES           ADS                 SHARES           ADS
Options outstanding at January 1, 2002.       293p            $17.14             6,551,662         952,717
Options granted during the year........       408p            $23.85             2,856,082         505,150
Options exercised during the year......       292p            $16.97              (613,523)        (53,917)
Options lapsed or cancelled............       292p                --              (171,572)             --
Options outstanding at December 31,
     2002..............................       318p            $19.56             8,622,649       1,403,950
                                           ----------      ------------      ---------------   --------------
Options exercisable at December 31,
     2002..............................       293p            $16.97             1,038,955          54,874
                                           ----------      ------------      ---------------   --------------

Under the proposed DLC transaction with Carnival Corporation all the above options would vest on completion and become exercisable and any performance conditions would cease to apply (see note 29).

22.      PENSIONS

P&O Princess Cruises is a contributing employer to various pension schemes, including some multi-employer merchant navy industry schemes.

In the UK, P&O Princess Cruises operates its own defined benefit pension scheme, the assets of which are managed on behalf of the trustee by independent fund managers. This scheme is closed to new membership. As at March 31, 2001, the date of the most recent formal actuarial valuation, the scheme had assets with a market value of $60.9m, representing 102 per cent of the benefits accrued to members allowing for future increases in earnings. Approximately 70 per cent of the scheme's assets are invested in bonds and 30 per cent in equities. The principal valuation assumptions were as follows:

                                                           %
    Rate of salary increases...........................  4.0
    Rate of pension increases..........................  2.5
    Discount rate...................................... 5.25
    Expected return on assets.......................... 5.25

The Merchant Navy Ratings Pension Fund ("MNRPF") is a defined benefit multi-employer scheme in which sea staff employed by companies within the P&O Princess Cruises group have participated. The scheme has a significant funding deficit and has been closed to further benefit accrual. Companies within the P&O Princess Cruises group, along with other employers, are making payments into the scheme under a non-binding Memorandum of Understanding to reduce the deficit. Payments by P&O Princess Cruises' group companies to the scheme in 2002 totalled $2.0m, which represented 7 per cent of the total payments made by all employers. As at March 31,

2002, the date of the most recent formal actuarial valuation, the scheme had assets with a market value of $814m, representing 84 per cent of the benefits accrued to members. Approximately 68 per cent of the scheme's assets were invested in bonds, 25 per cent in equities and 7 per cent in property. The valuation assumptions were as follows:

                                                                     %
Rate of salary increases....................................       4.0
Rate of pension increases (where increases apply)...........       2.5
Discount rate...............................................       5.8
Expected return on assets...................................       5.8

The Merchant Navy Officers Pension Fund ("MNOPF") is a defined benefit multi-employer scheme in which officers employed by companies within the P&O Princess Cruises group have participated and continue to participate. This scheme is closed to new membership. The share of the contributions being made to the scheme by P&O Princess Cruises group companies (based on the year to December 31, 2002) was approximately 7 per cent. However, the extent of each participating employer's liability for any deficit in the scheme is uncertain. Accordingly, P&O Princess Cruises accounts for the scheme on a contributions paid basis, as if it were a defined contribution scheme. The scheme is divided into two sections - the New Section and the Old Section. As at March 31, 2000, the date of the most recent formal actuarial valuation, the New Section had assets with a market value of $2,680m, representing approximately 100 per cent of the benefits accrued to members. The valuation assumptions were as follows:

                                                                     %
Rate of salary increases....................................       4.0
Rate of pension increases (where increases apply)...........       2.5
Discount rate...............................................       5.75
Expected return on assets...................................       5.75

At the date of the valuation, approximately 77 per cent of the New Section's assets were invested in equities, 14 per cent in bonds and 9 per cent in property and cash. As a result of this asset distribution, it is expected that the fall in equity markets since March 2000 will have resulted in the New Section now showing a significant funding deficit. The estimated current position is discussed below with the additional information presented under FRS17. The Old Section has been closed to benefit accrual since 1978. As at March 31, 2000, the date of the most recent formal actuarial valuation, it had assets with a market value of $2,233m representing approximately 111 per cent of the benefits accrued to members. The assets of the Old Section are substantially invested in bonds. Contributions from P&O Princess Cruises group companies to the MNOPF during the year to December 31, 2002 were $1.2m.

P&O Princess Cruises also operates a number of smaller defined benefit schemes in the U.S. which are unfunded, other than assets in a Rabbi Trust held on the Group's balance sheet, and makes contributions to various defined contribution schemes in various jurisdictions.

The pension charges arising from the schemes described above were:

                                                      2002       2001      2000
                                                    U.S.$M     U.S.$M    U.S.$M
The P&O Princess Cruises Pension Scheme.......       5.5        4.3       4.0
Merchant Navy pension funds...................       2.8        2.7       2.7
Overseas plans................................       3.8        2.8       3.0
                                                  ---------   ---------  -------
                                                    12.1        9.8       9.7

----------------------
(in 2000 the P&O Princess Cruises Pension Scheme figure includes $3.1m in respect of payments to the P&O Pension scheme prior to demerger in October 2000)

Differences between the amounts charged and the amounts paid by P&O Princess Cruises are included in prepayments or creditors as appropriate. At December 31, 2002 total prepayments amounted to $6.3m (2001 $7.3m), and total creditors amounted to $14.3m (2001 $13.1m), giving a net pension liability in the balance sheet of $8.0m.

ADDITIONAL INFORMATION PRESENTED UNDER FRS17 `RETIREMENT BENEFITS'

Whilst the group continues to account for pension costs in accordance with Statement of Standard Accounting Practice 24 `Accounting for Pension Costs', under FRS17 `Retirement Benefits' the following additional information has been presented in respect of the P&O Princess Cruises Pension Scheme, P&O Princess Cruises' share of the MNRPF and the unfunded U.S. defined benefit schemes. In accordance with FRS17, the MNOPF is not included in this analysis as P&O Princess Cruises' share of its underlying assets and liabilities cannot be identified with certainty. However, some additional information on the overall funding position of this scheme is provided.

The actuarial valuations of the P&O Princess Cruises schemes and P&O Princess Cruises' share of the MNRPF were updated to December 31, 2002 and 2001 by P&O Princess Cruises' qualified independent actuary. The assumptions used are best estimates chosen from a range of possible actuarial assumptions which may not necessarily be borne out in practice. Using weighted averages, these assumptions for the U.K. and U.S. schemes together were:

                                                                   2002     2001
                                                                      %        %
Rate of increase in salaries...................................     4.1     4.1
Rate of increase in pensions (where increases apply)...........     2.5     2.5
Discount rate..................................................     5.2     5.6
Expected return on assets (only relevant for U.K. schemes).....     5.1     5.5

The aggregated assets and liabilities in the schemes as at December 31, 2002 and 2001 were:

                                                    2002          2002           2001          2001
                                                VALUE U.S.$M    EXPECTED     VALUE U.S.$M    EXPECTED
                                                                 RATE OF                     RATE OF
                                                                 RETURN                       RETURN
                                                                    %                           %
Equities....................................        42.9          5.1            34.1          5.5
Bonds.......................................        93.8          5.1            86.9          5.5
                                                ------------  ------------   -------------  ----------
Total market value of assets................       136.7          5.1           121.0          5.5
Present value of the schemes' liabilities...                   (178.0)                      (146.2)
                                                ------------  ------------   -------------  ----------
Net pension liability.......................                    (41.3)                       (25.2)
                                                ============  ============   =============  ==========

------------------------------
(this analysis excludes pension assets held in a Rabbi Trust of $4.8m)

The net pension liability of $41.3m (2001 $25.2m) represents pension prepayments of $nil (2001 $7.3m) and pension liabilities of $41.3m (2001 $32.5m). This compares with the net pension liability accounted for under SSAP 24 of $8.0m.

On full compliance with FRS17, the amounts that would have been charged to the consolidated profit and loss account and consolidated statement of total recognised gains and losses for these schemes for the year ended December 31, 2002 are set out below:

                                                                        2002
                                                                       U.S.$M
Analysis of amounts charged to operating profits:
Current service cost...................................................  (7.3)
Past service costs.....................................................    --
                                                                        --------
Total charged to operating profit......................................  (7.3)
                                                                        ========
Analysis of amount credited to other finance income:
Interest on pension scheme liabilities.................................  (8.9)
Expected return on assets in the pension schemes.......................   7.0
                                                                        --------
Net charge to other finance income.....................................  (1.9)
                                                                        ========

The total profit and loss charge of $9.2m compares with $12.1m under SSAP 24.

Analysis of amounts recognised in Statement of Recognised Gains and Losses (STRGL):
Loss on assets........................................................  (11.4)
Experience gain on liabilities........................................    9.4
Loss on change of assumptions (financial and demographic).............  (11.8)
                                                                        --------
Total loss recognised in STRGL before adjustment for tax..............  (13.8)
                                                                        ========

HISTORY OF EXPERIENCE GAINS AND LOSSES                                   2002
Loss on scheme assets................................................. ($11.4m)
As a % of scheme assets at end of year................................    8.3%
Experience gain on scheme liabilities.................................   $9.4m
As a % of scheme liabilities at end of year...........................    5.3%
Total actuarial loss recognised in STRGL.............................. ($13.8m)
As a % of scheme liabilities at end of year...........................    7.8%

MOVEMENT IN NET PENSION LIABILITY IN THE SCHEME DURING THE YEAR         2002
                                                                       U.S.$M
Net pension liability at January 1, 2002..............................  (25.2)
Contributions paid....................................................    6.1
Current service cost..................................................   (7.3)
Other finance charge..................................................   (1.9)
Actuarial loss........................................................  (13.8)
Exchange..............................................................    0.8
                                                                        --------
Net pension liability at December 31, 2002............................  (41.3)
                                                                        ========

It is estimated that the funding position of the MNOPF has changed significantly since the valuation as at March 31, 2000 referred to above and that the New
Section is now in deficit. The Annual Report of the MNOPF for the year ended March 31, 2002 showed that the market value of the assets of the New Section at that date was $2,404m, of which 66 per cent was invested in equities, 22 per cent in bonds and 12 per cent in property and cash. P&O Princess Cruises' actuary has estimated the deficit in the New Section at December 31, 2002 based on the estimated movement in assets since March 31, 2002 and in liabilities since March 31, 2000, and applying a discount rate to the liabilities of 5.1% in accordance with FRS 17. As noted above, the extent of each employer's liability with respect to the deficit in the fund is uncertain. Based on the share of current contributions made to the scheme by the P&O Princess Cruises group, its share of the estimated deficit would be approximately $85m, although the appropriate share of the deficit actually attributable to the P&O Princess Cruises group is believed to be lower than this.

On full adoption of FRS17 `Retirement benefits', in future years the difference between the fair value of the assets held in the Group's defined benefit pension schemes and the value of the schemes' liabilities measured on an actuarial basis, using the projected unit method, will be recognised in the balance sheet as a pension scheme asset or liability, as appropriate, which would have a consequential effect on reserves. The carrying value of any resulting pension scheme asset would be restricted to the extent that the Group is able to recover the surplus either through reduced future contributions or refunds. The pension scheme asset or liability would be recognised net of any related deferred tax. However, this is expected to be minimal due to the tax structure of the group. Movements in the defined benefit pension scheme asset or liability would be taken to the profit and loss account or directly to reserves.

23.      RELATED PARTY TRANSACTIONS

Mr Horst Rahe, a non-executive director of the Company, has an interest in a deferred consideration arrangement relating to the Group's purchase of AIDA Cruises Limited in November 2000. Amounts provided for as at December 31, 2002 in respect of this deferred consideration were $57.5m in aggregate (2001 $57.0m) (see note 17).

In July 2002, P&O Princess Cruises International Limited, a subsidiary of the Company, entered into, on an arms-length basis, a lease on an office property in Germany with a company in which Horst Rahe, a director of the Company, has an interest. The lease is for a term of 10 years, commencing in 2004, with options to extend. The rent payable under the lease each year varies over the term of the lease, within the range e350,000 to e500,000. These figures are net of relevant regional government grants.

24.      COMMITMENTS

CAPITAL

                                                        2002         2001
                                                       U.S.$M       U.S.$M
Contracted
     Ships and riverboats........................      1,790.0      2,721.6
     Other.......................................           --          3.8
                                                    -----------    ----------
                                                       1,790.0      2,725.4

Capital commitments related to ships and riverboats include contract stage payments, design and engineering fees and various owner supplied items but exclude interest that will be capitalised.

As at December 31, 2002, the Group had future capital commitments in respect of the five ocean cruise ships and two riverboats on order at that date of $1,790.0m. Of the total commitment as at December 31, 2002, it is expected that P&O Princess Cruises will incur $610.0m in 2003 and $1,180.0m in 2004. Company capital commitments at December 31, 2002 were nil (2001: nil).

REVENUE

The minimum annual lease payments to which P&O Princess Cruises was committed under non-cancellable operating leases were as follows:

                              PROPERTY        OTHER        TOTAL    PROPERTY       OTHER        TOTAL
                                  2002         2002        2002         2001        2001         2001
                                U.S.$M       U.S.$M      U.S.$M       U.S.$M      U.S.$M       U.S.$M
Within one year                   10.2         12.4        22.6         9.5         21.4         30.9
Between one and two years..        9.8         11.5        21.3         9.1          3.7         12.8
Between two and three years        9.8         11.8        21.6         8.9          0.4          9.3
Between three and four             9.7          1.9        11.6         8.8          0.5          9.3
     years.................
Between four and five years        9.7           --         9.7         8.7          0.1          8.8
In more than five years....       56.6           --        56.6        59.4           --         59.4
                               ----------   ---------   ----------  ---------   ----------   -----------
                                 105.8         37.6       143.4       104.4         26.1        130.5
                               ==========   =========   ==========  =========   ==========   ===========

Future minimum annual lease payments due within one year are analysed as follows:

                              PROPERTY        OTHER        TOTAL    PROPERTY       OTHER        TOTAL
                                  2002         2002        2002         2001        2001         2001
                                U.S.$M       U.S.$M      U.S.$M       U.S.$M      U.S.$M       U.S.$M
On leases expiring:
Within one year............        0.4          0.4         0.8         0.3          8.7          9.0
Between one and five years.        0.2         12.0        12.2         0.4         12.7         13.1
After five years...........        9.6           --         9.6         8.8           --          8.8
                               ----------   ---------   ----------  ---------   ----------   -----------
                                  10.2         12.4        22.6         9.5         21.4         30.9
                               ==========   =========   ==========  =========   ==========   ===========


In addition to the above, at December 31, 2002 we had future commitments to pay for our usage of certain port facilities as follows:

                                                                 U.S.$M
Within one year............................................        6.4
Between one and five years.................................       27.4
After five years...........................................        5.6
                                                                --------
                                                                  39.4
                                                                ========

25.      CONTINGENT LIABILITIES

P&O Princess Cruises has provided counter indemnities of $213.4m (2001 $179.7m) relating to bonds provided by third parties in support of P&O Princess Cruises' obligations arising in the normal course of business. Generally these bonds are required by travel industry regulators in the various jurisdictions in which P&O Princess Cruises operates.

An Italian subsidiary of P&O Princess Cruises made a claim for a tax allowance for the 1995 financial year under the Italian Tremonti law, reducing taxable profits by just over 250 billion Lire. Qualification for the allowance is dependent on ownership of relevant assets. The subsidiary in question bare-boat chartered a vessel it owned to a fellow subsidiary. In December 2001, the Italian tax authorities submitted an assessment for tax of e70.7m ($74 m) with penalties of e70.7m ($74 m) on the grounds that the subsidiary had finance leased, rather than chartered, the vessel and therefore did not qualify for such an allowance. The Italian subsidiary has appealed against the assessment and the outcome of court proceedings in the Low Tax Court of Palermo is awaited. The P&O Princess Cruises board, which has been so advised by its Italian advisers, believes that the relevant assets were owned and not the subject of a finance lease and that the allowance is due.

Princess Cruises is party to a purported class action litigation relating to alleged inappropriate assessing of passengers with certain port charges in addition to their cruise fare. The plaintiffs have not claimed a specific damage amount but settlement of this litigation had been agreed in principle with the plaintiffs for coupons for future travel in amounts between $5 and $24 with a total face value of approximately $13.4m. However, on January 17, 2002, a Los Angeles Superior Court Judge ruled that he would not consider the class-wide settlement agreed by the parties on the grounds that he had previously ruled that there was no appropriate class. As a result of this ruling, the case remains pending. Notwithstanding this development, the P&O Princess Cruises board does not believe that a material liability will arise with respect to this case and no provision has been made in the accounts for this contingency. However, if there is a settlement, there can be no guarantee that it would be of an amount previously indicated.

In the normal course of business, various other claims and lawsuits have been filed or are pending against P&O Princess Cruises. The majority of these claims and lawsuits are covered by insurance. P&O Princess Cruises management believes the outcome of any such suits, which are not covered by insurance, would not have a material adverse effect on P&O Princess Cruises' financial statements.

26.      FINANCIAL INSTRUMENTS

P&O Princess Cruises uses financial instruments to finance its operations. The financial instruments held by P&O Princess Cruises include cash, overdrafts, bonds and loans. Derivative financial instruments are used to manage the currency and interest rate risks arising from its operations and its sources of finance. The derivatives used for this purpose are principally currency swaps, interest rate swaps and forward currency contracts.

The main financial risks to which P&O Princess Cruises is exposed are summarised below. No transactions of a speculative nature are undertaken.

The accounting policies for financial instruments are described in note 1.

For the purpose of this note, other than currency disclosures, the only debtors and creditors included are deferred consideration receivable or payable, loans, bank overdrafts and short term borrowings, in accordance with FRS13.

FOREIGN CURRENCY RISK

P&O Princess Cruises has international business operations. Its principal operating currency is the U.S. dollar, but it also operates in a number of other currencies, the most important of which are sterling and the euro. In general, P&O Princess Cruises' profits and shareholders' funds benefit if sterling or the euro are strong against the U.S. dollar. The U.S. dollar/sterling and the U.S. dollar/euro exchange rates at the respective period ends were

                                     AVERAGE EXCHANGE        PERIOD END
                                     RATES FOR PERIODS     EXCHANGE RATES
                                           ENDED
December 31, 2002
     U.S.$:(pound)................          1.504               1.609
     U.S.$:euro...................          0.941               1.049
December 31, 2001
     U.S.$:(pound)................          1.440               1.450
     U.S.$:euro...................          0.894               0.897

Approximately 40% of P&O Princess Cruises' net operating assets are denominated in non U.S. dollar currencies with the result that P&O Princess Cruises' U.S. dollar consolidated balance sheet, and in particular shareholders' funds, can be affected by currency movements. P&O Princess Cruises partially mitigates the effect of such movements by borrowing in the same currencies as those in which the assets are denominated. An analysis of financial liabilities by currency is shown below.

In addition, approximately 30% of P&O Princess Cruises' operating profit is currently generated by businesses with functional currencies other than U.S. dollars. The results of these businesses are translated into U.S. dollars at average exchange rates for the purposes of consolidation. The impact of currency movements on operating profit is mitigated partially by some interest costs being incurred in non U.S. dollar currencies.

P&O Princess Cruises' businesses generally generate their turnover and incur costs in their main functional currency. Exceptions to this include:

o Princess Cruises generates some revenue in Canadian dollars and in sterling.

o        Princess Cruises incurs some costs in euros.

o U.K., German and Australian businesses incur costs in U.S.$, including fuel and some crew costs.

The following table shows P&O Princess Cruises' currency exposures that give rise to the net currency gains and losses recognised in the profit and loss account. Such exposures comprise the monetary assets and liabilities of P&O Princess Cruises that are not denominated in the functional currency of the operating unit concerned, excluding certain non U.S. dollar borrowings treated as hedges of net investments in non U.S. dollar functional currency operations.

                                                NET FOREIGN CURRENCY MONETARY ASSETS/(LIABILITIES)
                                       U.S. DOLLAR      STERLING        EURO        OTHER          TOTAL
                                          U.S.$M         U.S.$M        U.S.$M       U.S.$M        U.S.$M
Functional currency of Group
     operation:
     U.S. dollars..........                   --          (26.4)         (5.0)       (20.5)        (51.9)
     Sterling..............                   --             --          (0.6)         0.7           0.1
     Other.................                  0.7             --            --          2.2           2.9
                                       -------------   -----------   -----------  -----------   -----------
     Total at December 31, 2002              0.7          (26.4)         (5.6)       (17.6)        (48.9)
Functional currency of Group
     operation:
     U.S. dollars..........                   --           (0.9)         (2.1)         5.7           2.7
     Sterling..............                 (0.9)            --            --           --          (0.9)
                                       -------------   -----------   -----------  -----------   -----------
     Total at December 31, 2001             (0.9)          (0.9)         (2.1)         5.7           1.8

INTEREST RATE RISK

The interest rate profile of the financial liabilities of P&O Princess Cruises is set out in the table below:

                                           TOTAL       VARIABLE     FIXED RATE     WEIGHTED    AVERAGE TIME
                                          U.S.$M         RATE       FINANCIAL      AVERAGE      OVER WHICH
                                                       FINANCIAL   LIABILITIES     INTEREST      INTEREST
                                                      LIABILITIES     U.S.$M       RATE FOR       RATE IS
                                                        U.S.$M                    FIXED RATE       FIXED
                                                                                  FINANCIAL       MONTHS
                                                                                 LIABILITIES
                                                                                      %
Currency:
     U.S. dollars..............          1,309.6         880.7         428.9         5.4           176.5
     Sterling..................            759.9         291.1         468.8         7.2            93.3
     Euro                                  564.5         514.5          50.0         4.6            28.0
                                      ------------  -------------  ------------  ------------  -------------
     Total at December 31, 2002          2,634.0       1,686.3         947.7         6.3           127.5
                                      ============  =============  ============  ============  =============

Currency:
     U.S. dollars..............            713.1         412.4         300.7         7.7           260.0
     Sterling..................            753.4         293.9         459.5         7.2           103.0
     Euro                                   90.3          90.3            --          --              --
                                      ------------  -------------  ------------  ------------  -------------
     Total at December 31, 2001          1,556.8         796.6         760.2         7.4           165.1
                                      ============  =============  ============  ============  =============

The variable rate financial liabilities comprise bank borrowings and overdrafts bearing interest at rates fixed in advance for periods ranging from one to six months by reference to the applicable reference rate, primarily LIBOR for U.S. dollar, sterling and euro borrowings.

The interest rate profile of the financial assets of P&O Princess Cruises is set out in the table below:

                                     TOTAL     VARIABLE     FINANCIAL   FIXED RATE    WEIGHTED    AVERAGE
                                    U.S.$M       RATE       ASSETS ON    FINANCIAL     AVERAGE    TIME OVER
                                               FINANCIAL    WHICH NO      ASSETS      INTEREST    WHICH
                                                ASSETS      INTEREST      U.S.$M      RATE FOR    INTEREST
                                                U.S.$M     IS RECEIVED               FIXED RATE   RATE IS
                                                             U.S.$M                   FINANCIAL    FIXED
                                                                                       ASSETS      MONTHS
                                                                                          %
Currency:
     U.S. dollars..........           54.9        35.5         19.4         --           --           --
     Sterling                        100.9        95.4          5.5         --           --           --
     Euro                              2.8         1.5          1.3         --           --           --
     Other.................            8.1         7.6          0.5         --           --           --
                                  ----------  -----------  -----------  -----------  ----------  -----------
     Total at December 31,
         2002..............          166.7       140.0         26.7         --           --           --
                                  ==========  ===========  ===========  ===========  ==========  ===========

Currency:
     U.S. dollars..........           16.0         1.5         14.5         --           --           --
     Sterling..............           81.2        73.4          7.8         --           --           --
     Euro                              8.4         6.4           --        2.0          6.0         48.0
     Other.................           21.7        20.3          1.4         --           --           --
                                  ----------  -----------  -----------  -----------  ----------  -----------
     Total at December 31,
         2001..............          127.3       101.6         23.7        2.0          6.0         48.0
                                  ==========  ===========  ===========  ===========  ==========  ===========

The majority of variable rate financial assets comprise bank accounts bearing interest at the applicable money market deposit rates. Fixed rate financial assets include deferred consideration relating to the sale of fixed assets.

LIQUIDITY RISK

At December 31, 2002 P&O Princess Cruises had committed financing arranged of $1,210m (2001 $1,657m) to fund the delivery payments on four of its five ocean cruise ships on order, of which $475m relates to ship deliveries in 2003 and $735m to ship deliveries in 2004. In addition, at December 31, 2002 it had $444m (2001 $605m) of undrawn committed bank facilities with a weighted average life of five years and a further $162.1m (2001 $120.4m) of cash available for general corporate purposes, including ship purchases.

CREDIT RISK

Management does not consider there to be any significant concentration of credit risk. Potential concentrations comprise principally cash and cash equivalents and trade debtors. P&O Princess Cruises enters into derivative transactions and maintains cash deposits with several major banks. Management periodically reviews the credit rating of the institutions and believes that any credit risk is minimal. Concentration of credit risk with respect to trade debtors is limited due to the large number of debtors comprising P&O Princess Cruises' customer base.

The immediate credit exposure of financial instruments is represented by those financial instruments that have a positive fair value at December 31, 2002.

FAIR VALUES OF FINANCIAL ASSETS AND LIABILITIES

A comparison by category of book value and fair value of P&O Princess Cruises' financial assets and liabilities is as follows:

                                                                     AT DECEMBER 31
                                                          2002                           2001
                                               BOOK VALUE     FAIR VALUE      BOOK VALUE      FAIR VALUE
                                                   U.S.$M         U.S.$M          U.S.$M          U.S.$M
Primary financial instruments held or
     issued to finance P&O Princess
     Cruises operations:
Notes and bonds.........................         (1,120.9)      (1,177.2)       (1,066.2)         (957.0)
Other loans.............................         (1,498.6)      (1,510.9)         (473.9)         (484.0)
Cash                                                162.1          162.1           120.4           120.4
Bank overdrafts.........................            (14.5)         (14.5)          (16.7)          (16.7)
Other investments and deferred
     consideration......................              4.6            4.6             6.9             6.9
Derivative financial instruments held
     or issued to hedge currency
     exposure on expected future
     transactions:
Forward foreign currency contracts......               --          (16.7)             --          (208.5)
Interest rate swaps.....................               --           49.6              --            13.6
                                              -------------  --------------  --------------  --------------
                                                 (2,467.3)      (2,503.0)       (1,429.5)       (1,525.3)
                                              =============  ==============  ==============  ==============

The notional principal amount of derivative financial instruments held as hedges against currency exposures on ship capital expenditure is $690.2m (2001 $924.2m) in respect of forward foreign currency contracts and $798.3m (2001 $741.8m) in respect of currency and interest rate swaps providing hedges against currency and interest rate exposure on loans.

The fair value of notes and bonds is based on quoted market price or if these are not available the quoted market price of comparable debt.

Other loans, which include short term borrowings and bank term loans, are largely at variable interest rates and therefore the book value approximates to the fair value.

The fair value of cash and bank overdrafts approximates to the book value due to the short term maturity of the instruments.

The fair value of other investments and deferred consideration is based on the estimated recoverable amount.

The fair values of derivative financial instruments are discounted to the net present value using prevailing market rates and foreign currency rates at the balance sheet date.

HEDGING

When P&O Princess Cruises' businesses enter into capital expenditure or lease commitments in currencies other than their main functional currency, these commitments are normally hedged using forward contracts and currency swaps in order to fix the cost when converted to the functional currency. The most significant of P&O Princess Cruises' foreign currency commitments of this nature are in respect of certain cruise ships under construction. The periods of the forward contracts match the expected cash flows of the capital commitments, usually between three and five years. Other cruise ships have been ordered in currencies matching the main functional currencies in which these ships will generate their revenue.

Gains and losses on instruments used for hedging are not recognised until the exposure that is being hedged is itself recognised. Unrecognised gains and losses on currency swaps, interest rate swaps and forward currency contracts are as follows:

                                                          GAINS           (LOSSES)      NET GAINS/
                                                         U.S.$M            U.S.$M         (LOSSES)
                                                                                          U.S.$M
At January 1, 2002...............................          18.1            (213.0)         (194.9)
(Gains)/losses arising before January 1, 2002
     that were recognised during the year ended
     December 31, 2002...........................          (1.5)             57.9            56.4
                                                      -------------   --------------   ---------------
Gains/(losses) arising before January 1, 2002
     that were not recognised during the year
     ended December 31, 2002.....................          16.6            (155.1)         (138.5)
Gains/(losses) arising in the year that were not
     recognised during the year ended
     December 31, 2002...........................          62.7             108.7           171.4
                                                      -------------   --------------   ---------------
Gains/(losses) at December 31, 2002..............          79.3             (46.4)           32.9
                                                      =============   ==============   ===============

Of which:
Gains/(losses) expected to be recognised in less
     than one year...............................           9.4             (43.9)          (34.5)
Gains/(losses) expected to be recognised after
     more than one year..........................          69.9              (2.5)           67.4
                                                      -------------   --------------   ---------------
Gains/(losses) at December 31, 2002..............          79.3             (46.4)           32.9
                                                      =============   ==============   ===============

Of which:
Gains/(losses) on contracted capital expenditure
     on ships....................................          27.6             (42.7)          (15.1)
Gains/(losses) on other hedges...................          51.7              (3.7)           48.0
                                                      -------------   --------------   ---------------
Gains/(losses) at December 31, 2002..............          79.3             (46.4)           32.9
                                                      =============   ==============   ===============

The underlying commitments, after taking these contracts into account, are reflected within note 24.

27.      INVESTMENT IN SUBSIDIARIES

                                                                U.S.$M
Cost at December 31, 2001 and 2002.......................        428.7
                                                              ===========

The principal operating subsidiaries at December 31, 2002 were:

                                                  COUNTRY OF       PERCENTAGE OF     BUSINESS DESCRIPTION
                                                INCORPORATION/     EQUITY SHARE
                                                 REGISTRATION      CAPITAL OWNED
                                                                        AT
                                                                   DECEMBER 31,
                                                                       2002
P&O Princess Cruises International Ltd         England            100%+            Passenger cruising
Alaska Hotel Properties LLC                    U.S.A.             100%             Hotel operations
Brittany Shipping Corporation Ltd              Bermuda            100%             Shipowner
Corot Shipping Corporation (Sociedade          Portugal           100%             Shipowner
Unipessoal) Lda
CP Shipping Corporation Ltd                    Bermuda            100%             Shipowner
Fairline Shipping Corporation Ltd              Bermuda            100%             Shipowner
Fairline Shipping International Corporation    Bermuda            100%             Shipowner
Ltd
GP2 Ltd                                        Bermuda            100%             Shipowner
GP3 Ltd                                        Bermuda            100%             Shipowner
Princess Cruises (Shipowners) Ltd              England            100%             Passenger cruising
P&O Travel Ltd                                 England            100%             Travel agent
Princess Cruise Lines Ltd                      Bermuda            100%             Passenger cruising
Princess Tours Ltd                             England            100%             Shipowner
Royal Hyway Tours Inc                          U.S.A.             100%             Land tours
Sitmar International SRL                       Panama             100%             Holding company
Tour Alaska LLC                                U.S.A.             100%             Rail tours

------------------------
+        Held directly by the Company.

28.      ADDITIONAL INFORMATION FOR U.S. INVESTORS

ACCOUNTING PRINCIPLES

These financial statements have been prepared in accordance with U.K. GAAP, which differs in certain significant respects from U.S. GAAP. A description of the relevant accounting principles which differ materially is given below.

TREASURY STOCK

Under U.K. GAAP, the Company's shares held by employee share trusts are included at cost in fixed asset investments and are written down to the amount payable by employees over the vesting period of the options. Under U.S. GAAP, such shares are treated as treasury shares and are included in shareholders' equity.

DEPRECIATION

Under U.K. GAAP, until December 31, 1999 certain freehold properties were not depreciated. Under U.S. GAAP useful economic lives have been applied to these properties and a depreciation expense recorded based on these lives.

GOODWILL AND CONTINGENT CONSIDERATION

Under U.K. GAAP, if an acquirer can satisfy contingent consideration by the issue of shares at its option, this element of the consideration is not a liability as there is no obligation to transfer future economic benefits. Consequently this element of the purchase price is accounted for within shareholders' funds. Under U.S. GAAP this consideration is not recognised until the consideration is settled.

In June 2001 the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 141 `Business Combinations' and SFAS No. 142 `Goodwill and Other Intangible Assets'. SFAS No. 141 requires that the purchase method of accounting be used for all business combinations. SFAS No. 141 specifies criteria that intangible assets acquired in a business combination must meet to be recognised and reported separately from goodwill. SFAS No. 142 requires that goodwill and intangible assets with indefinite useful lives no longer be amortised, but instead tested for impairment at least annually in accordance with the provisions of SFAS No. 142.

The Group adopted the provisions of SFAS No. 141 as at July 1, 2001 and SFAS No. 142 as at January 1, 2002. Goodwill and intangible assets determined to have an indefinite useful economic life are not amortised. Goodwill and indefinite life intangible assets acquired in business combinations completed before July 1, 2001 continued to be amortised through to December 31, 2001. Amortisation of such assets ceased on January 1, 2002 upon adoption of SFAS No. 142. Accordingly, goodwill amortisation recognised under U.K. GAAP from January 1, 2002 has been reversed for the purposes of U.S. GAAP.

Upon adoption of SFAS No. 142, the Group was required to evaluate its existing intangible assets and goodwill that were acquired in purchase business combinations, and to make any necessary reclassifications in order to conform with the new classification criteria SFAS No. 141 for recognition separate from goodwill. The Group was also required to reassess the useful lives and residual values of all intangibles acquired and to make any necessary amortisation period adjustments by the end of the first interim period after adoption. For intangible assets identified as having indefinite useful economic lives, the Group was required to test those intangible assets for impairment in accordance with the provisions of SFAS No. 142 within the first interim period. Impairment is measured as the excess carrying value over the fair value of an intangible asset with an indefinite life. The results of this analysis did not require the Group to recognise an impairment loss.

In connection with the SFAS No. 142 transitional goodwill impairment evaluation, the Statement required the Group to perform an assessment of whether there was an indication that goodwill is impaired as of date of adoption. To accomplish this the Group was required to identify its reporting units and determine the carrying value of each reporting unit by assigning the assets and liabilities, including the existing goodwill and intangible assets, to those reporting units as of January 1, 2002. The Group was required to determine the fair value of each reporting unit and compare it with the carrying value of the reporting unit within six months of January 1, 2002. This transitional impairment test upon the adoption of SFAS No. 142 did not result in an impairment charge. The Group performed the annual impairment test in December 2002 and determined that goodwill was not impaired.

MARKETING AND PROMOTION COSTS

Under U.K. GAAP, marketing and promotion costs have been expensed over the period of benefit, not exceeding one year from the end of the year the cost is incurred. U.S. GAAP requires that these costs are expensed in the financial year incurred.

RELOCATION COSTS

The Group had accrued expenses relating to the relocation of employees which under U.K. GAAP are recognisable as liabilities. Under U.S. GAAP these costs may not be recognised until incurred by the employees.

EMPLOYEE SHARE INCENTIVES

THE EXECUTIVE SCHEMES

Under U.K. GAAP the intrinsic value of shares or rights to acquire shares when the rights are granted, less contributions by employees, is charged in arriving at operating profit. If this forms part of a long term incentive scheme the charge in the profit and loss account is spread over the period to which the schemes' performance criteria relate, otherwise recognition occurs when shares or rights are granted. Under U.S. GAAP, compensation expense is recognised for the difference between the market price of the shares and the exercise price for performance and variable plans. The amount of compensation expense is adjusted each accounting period based on the value of the shares for both types of plan and also upon the estimated achievement of the performance criteria for the performance plans, until the date at which the number of shares and the exercise price are known.

SAYE SCHEME

When employed by P&O, certain employees of P&O Princess Cruises were eligible to participate in the P&O save as you earn ("SAYE") share option scheme. P&O Princess Cruises does not operate a SAYE scheme. U.K. GAAP does not recognise the cost of SAYE discounts in financial statements. U.S. GAAP requires the full discount given to employees on the market price of shares provided as part of a `non-compensatory plan' (such as the SAYE scheme) to be charged to the profit and loss account when it is greater than that which would be reasonable in an offer of shares to shareholders or others.

PENSIONS

Under U.K. GAAP, pension costs include the regular cost of providing the benefits as a level percentage of current and expected future earnings of the employees covered. Variations from the regular pension cost are spread on a systematic basis over the estimated average remaining service lives of current employees in the plans.

U.S. GAAP requires that the projected benefit obligation (pension liability) be compared with the market value of the underlying plan assets, and the difference may be adjusted to reflect any unrecognised obligations or assets in determining the pension cost or credit for the period. The actuarial method and assumptions used in determining the pension expense can be significantly different from that computed under current U.K. GAAP. U.S. GAAP also requires the actuarial valuation to be prepared as at a more recent date than U.K. GAAP.

During 2001, one of the multi-employer schemes in which the Group participates, the MNRPF, closed its fund for future benefit accrual. Under U.K. GAAP, the Group is recognising this liability over the period in which the funding deficit is being made good which approximates to expected remaining service lives of employees in the scheme. Under U.S. GAAP, the Group has accounted for its share of the scheme's net pension liability with an expense of $3.7m being recognised in 2002 (2001: $15.1m).

DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES

Under U.K. GAAP, gains and losses on instruments used for hedging are not recognised until the exposure that is being hedged is itself recognised. Under U.S. GAAP, Statement of Financial Accounting Standards No. 133 (SFAS No. 133) `Accounting for Derivative Instruments and Hedging Activities', as amended, requires that all derivative instruments be recorded on the balance sheet at their fair value. Changes in the fair value of derivatives will either be recognised in earnings as offsets to the changes in fair value of related hedged items or, for forecast transactions, deferred and recorded as a component of other comprehensive income until the hedged transactions occur and are recognised in earnings. The ineffective portion of a hedging derivative's change in fair value is recognised immediately in earnings. This statement became effective for P&O Princess Cruises on January 1, 2001, and a transition adjustment of $9.0m was debited to reserves on implementation as the cumulative effect of the U.S. GAAP accounting policy change.

In accordance with SFAS No. 133, U.S. GAAP assets are increased by $68.7m and liabilities by $80.3m as at December 31, 2002 (2001 U.S. GAAP assets increased by $214.3m and liabilities by $219.3m.) Cash flow hedges, of $3.3m have been taken to other comprehensive income.

TAXES

DEFERRED TAX

Following the implementation of FRS 19 `Deferred Tax', under both U.K and U.S. GAAP deferred taxes are accounted for on all temporary differences. Deferred tax can also arise in relation to the tax effect of the other U.S. GAAP adjustments. During 2001, the Group elected to enter the U.K. tonnage tax regime, as a result of which temporary timing differences in respect of fixed assets within the scheme became permanent differences. The deferred tax liabilities in respect of these assets have therefore been released under both U.K. and U.S. GAAP.

IMPLEMENTATION OF FRS 19 `DEFERRED TAX'

Following the implementation of FRS 19 `Deferred Tax', as detailed in note 1, the reconciliation of U.K. profit and shareholders' funds to U.S. GAAP has been restated for 2001 and 2000. In 2001, the impact on the U.S. GAAP reconciliation is a decrease in the `Taxes' U.S. GAAP adjustment to profit of $96.8m and an increase of $11.3m in the `Taxes' U.S. GAAP adjustment to shareholders' funds. In 2000, the effect is a reduction in the `Taxes' U.S. GAAP adjustment to profit of $16.1m and a reduction in the `Taxes' U.S. GAAP adjustment to shareholders' funds of $108.1m.

OTHER TAXES

The Group incurred income tax in 2001 as a result of taxable gains on intercompany transactions that were undertaken to maximise its tax efficiency. Under U.K. GAAP, this was charged to the profit and loss account. Under U.S. GAAP, income taxes paid on intercompany profits on assets remaining within the Group must be deferred. This deferred charge is being amortised over 25 years.

DIVIDENDS

Under U.K. GAAP dividends are accounted for in the period to which they pertain, which may be earlier than the date of declaration. Under U.S. GAAP dividends are accounted for in the period in which they are declared.

TRANSACTION COSTS

In 2001, it was expected that the proposed dual listed company transaction with Royal Caribbean Cruises Ltd. would be accounted for under U.K. GAAP using merger accounting principles with the costs of carrying out the combination being expensed to the profit and loss account when the combined group came into existence. When the P&O Princess Cruises Board withdrew its recommendation for this proposed transaction in October 2002, these costs were expensed under U.K. GAAP. Under U.S. GAAP, it was intended that the proposed transaction would be accounted for using the purchase method of accounting with P&O Princess Cruises being treated as the acquiree. Accordingly, under U.S. GAAP the costs incurred by P&O Princess Cruises in connection with the proposed combination were expensed to the profit and loss account as incurred.

ASSETS AND LIABILITIES

Current assets under U.K. GAAP of $20.4m (2001 $8.6m) would be reclassified as non current assets under U.S. GAAP.

Provisions for liabilities and charges under U.K. GAAP of $nil (2001 $0.2m) would be reclassified as `Creditors - amounts falling due within one year' under U.S. GAAP

Deferred financing costs of $17.6m included within Creditors `amounts falling due after more than one year' under U.K. GAAP would be reclassified as `other assets' under U.S. GAAP.

The effects of these differing accounting principles are shown below:

SUMMARY GROUP INCOME STATEMENT

                                              2002            2002           2002          2001          2000
                                           U.K. GAAP      ADJUSTMENTS     U.S. GAAP     U.S. GAAP     U.S. GAAP
                                              U.S.$M          U.S.$M         U.S.$M        U.S.$M        U.S.$M
Revenues.......................              2,526.8              --        2,526.8       2,451.0       2,423.9
Expenses.......................
Operating......................             (1,576.6)             --       (1,576.6)     (1,584.1)     (1,558.0)
     administrative............               (477.6)            5.5         (472.1)       (381.5)       (353.7)
Depreciation and amortisation..               (173.9)            4.7         (169.2)       (146.5)       (143.9)
                                           ---------      ----------      ---------     ---------     ---------
                                            (2,228.1)           10.2       (2,217.9)     (2,112.1)     (2,055.6)
                                           =========      ===========     =========     =========     =========
Operating income before income
     from affiliated operations                298.7            10.2          308.9         338.9         368.3
     operations................                   --              --             --           0.1           0.7
Operating income...............                298.7            10.2          308.9         339.0         369.0
Non--operating income (expense).
Interest income................                  6.0              --            6.0           7.7           2.5
     capitalised interest......                (80.0)           (3.3)         (83.3)        (61.8)        (51.8)
Other income/ (expense)........                  1.2              --            1.2          (1.8)         (6.5)
Income tax (expense)/ credit...                (17.1)           (2.8)         (19.9)        151.2         (56.9)
Minority interest..............                   --              --             --          (0.1)         (2.6)
                                           ---------      ----------      ---------     ---------     ---------
                                               (89.9)           (6.1)         (96.0)         95.2        (115.3)
                                           =========      ===========     =========     =========     =========
Profit attributable to
     ordinary shareholders in
     accordance with U.S. GAAP
     before cumulative effect
     of accounting policy
     change....................                208.8             4.1          212.9         434.2         253.7
                                           ---------      ----------      ---------     ---------     ---------
Cumulative effect of
     accounting policy change
     in respect of derivative
     instruments and hedging
     activities................                   --              --             --          (9.0)           --
Profit attributable to
     ordinary shareholders in
     accordance with U.S. GAAP.                208.8             4.1          212.9         425.2         253.7
                                           ---------      ----------      ---------     ---------     ---------

Adjustments to profit attributable to ordinary shareholders:

                                                                  2002              2001              2000
                                                                U.S.$M     U.S.$M RESTATED   U.S.$M RESTATED
                                                                                 (NOTE 1)          (NOTE 1)
Profit attributable to ordinary shareholders in
     accordance with U.K. GAAP...................                208.8             383.1             258.0
U.S. GAAP adjustments
Depreciation.....................................                  0.4               0.4               0.4
Goodwill and contingent consideration............                  4.3               1.2               0.3
Marketing and promotion costs....................                 (3.2)              5.2              (8.3)
Relocation costs.................................                 (2.0)              2.0                --
Employee share incentives (i)....................                  1.8              (5.1)              1.9
Pensions (ii)....................................                 (3.0)            (14.2)              0.9
Derivative instruments and hedging activities....                 (3.3)              4.0                --
Tax effect of U.S. GAAP adjustments..............                   --              (3.9)              0.5
Taxes............................................                 (2.8)             73.4                --
Transaction costs................................                 11.9             (11.9)               --
                                                              ------------     --------------     -------------
Profit attributable to ordinary shareholders in
     accordance with U.S. GAAP before cumulative
     effect of accounting policy change..........                212.9             434.2             253.7
                                                              ------------     --------------     -------------
Cumulative effect of U.S. GAAP accounting policy
     change in respect derivative instruments
     and hedging activities......................                   --              (9.0)               --
                                                              ------------     --------------     -------------
Profit attributable to ordinary shareholders in
     accordance with U.S. GAAP...................                212.9             425.2             253.7
                                                              ------------     --------------     -------------
Earnings per share
Basic earnings per share in accordance with U.S.
     GAAP (in cents)
     before cumulative effect of accounting
         policy change...........................                 30.7              62.8              37.1
     After cumulative effect of accounting
         policy change...........................                 30.7              61.5              37.1
Diluted earnings per share in accordance with
     U.S. GAAP (in cents) before cumulative effect of accounting
         policy change...........................                 30.6              62.5              37.1
     After cumulative effect of accounting
         policy change...........................                 30.6              61.2              37.1
                                                              ------------     --------------     -------------
Weighted average number of shares used in basic
     earnings per share calculation (millions)...                692.4             691.5             684.2
Weighted average number of shares used in
     diluted earnings per share calculation
     (millions)..................................                695.6             694.8             684.2
                                                              ------------     --------------     -------------

Goodwill and other intangible assets -- adoption of SFAS No. 142

                                                                  2002              2001              2000
                                                                U.S.$M            U.S.$M            U.S.$M
Reported profit attributable to ordinary
     shareholders in accordance with U.S. GAAP...                212.9             425.2            253.7
Add back goodwill amortisation...................                   --               2.9              2.0
                                                              -----------    --------------    --------------
Adjusted profit attributable to ordinary
     shareholders in accordance with U.S. GAAP...                212.9             428.1            255.7
                                                              ===========    ==============    ==============

Basic earnings per share in accordance with U.S.
     GAAP (cents)
Reported basic earnings per share in accordance
     with U.S. GAAP..............................                 30.7              61.5             37.1
Add back goodwill amortisation...................                   --               0.4              0.3
                                                              -----------    --------------    --------------
Adjusted basic earnings per share in accordance
     with U.S. GAAP..............................                 30.7              61.9             37.4
                                                              ===========    ==============    ==============

Diluted earnings per share in accordance with
     U.S. GAAP (cents)
Reported diluted earnings per share in
     accordance with U.S. GAAP...................                 30.6              61.2             37.1
Add back goodwill amortisation...................                   --               0.4              0.3
                                                              -----------    --------------    --------------
Adjusted diluted earnings per share in
     accordance with U.S. GAAP...................                 30.6              61.6             37.4
                                                              ===========    ==============    ==============

Adjustments to shareholders' funds:

                                                                  2002              2001              2000
                                                                U.S.$M     U.S.$M RESTATED   U.S.$M RESTATED
                                                                              (NOTE 1)          (NOTE 1)
Shareholders' funds in accordance with U.K. GAAP.              2,813.8           2,629.4           2,355.5
U.S. GAAP adjustments............................
Treasury stock...................................                 (2.9)             (3.3)               --
Depreciation.....................................                (10.9)            (11.3)            (11.7)
Goodwill and contingent consideration............                (51.7)            (45.3)            (46.5)
Marketing and promotion costs....................                (87.9)            (84.7)            (89.9)
Relocation costs.................................                   --               2.0                --
Pensions (ii)....................................                (15.3)            (12.3)              1.9
Derivative instruments and hedging activities....                (11.6)             (5.0)               --
Tax effect of U.S. GAAP adjustments..............                   --                --               3.9
Taxes............................................                 70.6              73.4                --
Dividends........................................                 20.8              20.8              83.1
Transaction costs................................                   --             (11.9)               --
                                                              -----------    --------------    --------------
Shareholders' funds in accordance with U.S. GAAP.              2,724.9           2,551.8           2,296.3
                                                              ===========    ==============    ==============

The following table reconciles shareholders' funds under U.S. GAAP

                                                           2002              2001              2000
                                                         U.S.$M            U.S.$M            U.S.$M
Shareholders' funds opening balance                     2,551.8           2,296.3           2,006.8
Profit for the year under U.S. GAAP                       212.9             434.2             253.7
Add back share options as taken through reserves           (1.8)              5.1              (1.2)
Treasury stock                                               --              (3.3)               --
Foreign exchange reserve movement                          44.6             (26.2)             (5.5)
Dividend                                                  (83.2)           (145.5)               --
Investment by P&O                                            --                --               1.2
New shares issued                                           3.9               0.2              41.3
Implementation of FAS 133                                    --              (9.0)               --
FAS 133 cash flow hedge                                    (3.3)               --                --
                                                        -------           -------           -------
Shareholders' funds closing balance                     2,724.9           2,551.8           2,296.3
                                                        =======           =======           =======

(i)      EMPLOYEE SHARE INCENTIVES

The profit and loss account charge/(credit) in respect of employee share compensation schemes was $0.7m in 2002 and nil in each of the two years ended December 31, 2001 under U.K. GAAP, and $(1.1)m (2001 $5.1m, 2000 $(1.9)m) under
U.S. GAAP.

P&O Princess Cruises has adopted the disclosures of SFAS No. 123 `Accounting for Stock-Based Compensation', but continues to measure its share-based compensation expense under U.S. GAAP in accordance with APB 25 and its related interpretations. If P&O Princess Cruises had measured compensation costs for the P&O Princess Cruises share options that were granted to its employees in 2002, 2001 and 2000 under the fair value based method prescribed by SFAS No. 123, the net profit would have been the illustrative amounts shown below.

                                                        2002              2001              2000
                                                       U.S.$M       U.S.$M RESTATED   U.S.$M RESTATED
                                                                         (NOTE 1)          (NOTE 1)
Profit attributable to ordinary shareholders.....
As reported under U.S. GAAP......................       212.9             425.2             253.7
Pro forma under U.S. GAAP........................       208.5             421.6             250.2

The weighted average fair value of options granted to P&O Princess Cruises employees in 2002 was $2.84. Equivalent fair values in 2001 and 2000 in respect of options over P&O Princess Cruises ordinary shares were $3.78 and $1.91 respectively.

These pro forma amounts may not be representative of the effect on pro forma net income in future years, since the estimated fair value of stock options is amortised over the vesting period and additional options may be granted in future years.

The fair value of grants during the year has been estimated using the Black-Scholes option pricing model with the following weighted average assumptions; expected dividend yields of 1.7% (2001 3.0%, 2000 2.5%); expected volatility of 51.4% (2001 72.5%, 2000 42.0%); risk free interest rates of 3.75% (2001 5.0%, 2000 5.8%) and expected option lives of up to six years.

(ii) PENSIONS

For the purposes of U.S. GAAP, the pension costs of The P&O Pension Scheme and of its successor, The P&O Princess Cruises Pension Scheme have been restated in the following tables in accordance with the requirements of SFAS No. 87. The changes in projected benefit obligations, plan assets and details of the funded status of the plan, under SFAS No. 87 and SFAS No. 132 are as follows:

                                                        2002              2001              2000
                                                      U.S.$M            U.S.$M            U.S.$M
Change in projected benefit obligation:
Benefit obligation at beginning of year..........       58.7              50.9              49.0
Service cost.....................................        5.0               4.9               4.8
Interest cost                                            3.3               2.8               2.7
Exchange.........................................        7.6              (1.8)             (3.7)
Actuarial loss...................................        5.5               1.9              (1.9)
                                                      ------            ------            ------
Benefit obligation at end of year................       80.1              58.7              50.9
                                                      ======            ======            ======

                                                        2002              2001              2000
                                                      U.S.$M            U.S.$M            U.S.$M
Change in plan assets:
Fair value at beginning of year..................       66.1              58.4              49.4
Actual return on plan assets.....................       (1.7)              4.4               0.7
Group contribution...............................        3.0               4.4              11.0
Participant contributions........................        1.0               1.1               1.0
Exchange.........................................        7.4              (2.2)             (3.7)
                                                      ------            ------            ------
Fair value of plan assets at end of year.........       75.8              66.1              58.4
                                                      ======            ======            ======

                                                        2002              2001              2000
                                                      U.S.$M            U.S.$M            U.S.$M
 Reconciliation of funded status:
 Funded status of the plan........................      (4.3)              7.4               7.5
 Unamortised transition asset.....................      (0.1)             (0.2)             (0.3)
 Unamortised actuarial net loss...................      14.4               2.5               1.8
                                                      ------            ------            ------
 Prepaid pension cost.............................      10.0               9.7               9.0
                                                      ======            ======            ======

                                                        2002              2001              2000
                                                      U.S.$M            U.S.$M            U.S.$M
 Components of net periodic benefit cost:
 Service cost.....................................       6.0               4.9               4.8
 Interest cost....................................       3.3               2.8               2.7
 Expected return on assets........................      (3.8)             (3.4)             (3.4)
 Members' contribution............................      (1.0)             (1.0)             (0.9)
 Net amortisations................................
 Transition asset.................................      (0.1)             (0.1)             (0.1)
 Actuarial loss...................................       0.3               0.2                --
                                                      ------            ------            ------
 Net periodic benefit cost........................       4.7               3.4               3.1
                                                      ======            ======            ======

Assumed discount rates and rates of increase in remuneration used in calculating the projected benefit obligations together with long-term rates of return on plan assets vary according to the economic conditions of the United Kingdom, in which the plan is situated. The rates used for calculation of period end benefit obligations and forecast benefit cost in the plan for SFAS No. 132 purposes were as follows:

                                                     2002       2001       2000
                                                      %          %          %
Discount rate....................................    5.1        5.5        5.8
Long-term rate of increase in remuneration.......    4.0        4.0        4.0
Expected long-term return on assets..............    5.1        5.5        6.8


P&O Princess Cruises has no material liabilities for post-retirement benefits other than pensions.

(iii)    DEFERRED TAXES

The following table sets out the significant components of P&O Princess Cruises' deferred tax liability determined on a U.S. GAAP basis:

                                                  2002       2001        2000
                                                 U.S.$M    RESTATED    RESTATED
                                                            U.S.$M      U.S.$M
Deferred tax liabilities:
Accelerated capital allowances on fixed assets     7.2        6.7        203.8
                                                 -------  ---------   ----------
Net deferred tax liability under U.S. GAAP         7.2        6.7        203.8
                                                 -------  ---------   ----------
Net deferred tax liability under U.K. GAAP        11.8       11.3        203.8
                                                 -------  ---------   ----------

CASH FLOW STATEMENTS

The cash flow statements have been prepared in conformity with U.K. Financial Reporting Standard 1 (Revised) `Cash Flow Statements'. The principal differences between these statements and cash flow statements presented in accordance with SFAS No. 95 are as follows:

(a) Under U.K. GAAP, net cash flow from operating activities is determined before considering cash flows from (a) returns on investments and servicing of finance (b) taxes paid and (c) dividends received from joint ventures. Under U.S. GAAP, net cash flow from operating activities is determined after these items.

(b) Under U.K. GAAP, capital expenditure is classified separately while under U.S. GAAP it is classified as an investing activity.

(c) Under U.K. GAAP, movements in bank overdrafts are classified as movements in cash while under U.S. GAAP they are classified as a financing activity.

(d) Under U.K. GAAP, equity dividends paid to shareholders are classified separately while under U.S. GAAP they are classified as a financing activity.

Set out below is a summary cash flow statement under U.S. GAAP:

                                                        2002              2001              2000
                                                      U.S.$M            U.S.$M            U.S.$M
 Net cash inflow from operating activities             478.5             255.5             422.1
 Net cash outflow from investing activities         (1,153.4)           (592.5)           (795.5)
 Net cash inflow from financing activities             728.1             204.0             564.8
 Exchange translation effect on cash                   (11.5)              6.2              (7.4)
                                                    --------            ------            ------
 Net increase/(decrease) in cash and cash               41.7            (126.8)            184.0
      equivalents under U.S. GAAP
 Cash and cash equivalents at beginning of year        120.4             247.2              63.2
                                                    --------            ------            ------
 Cash and cash equivalents at end of year              162.1             120.4             247.2
                                                    ========            ======            ======

NEW U.S. ACCOUNTING STANDARDS

In June 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 143 `Accounting for Asset retirement obligations'. SFAS No. 143 requires the Group to record the fair value of asset retirement obligations associated with the retirement of tangible long-lived assets and the associated retirement costs in the period in which it is incurred, if a reasonable estimate of fair value can be made. SFAS No. 143 will be adopted by the Group in the 2003 fiscal year. The Group has not yet determined the impact of adopting SFAS No. 143.

In April 2002, the FASB issued SFAS No. 145 `Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections.' SFAS No. 145 provides for the rescission of several previously-issued accounting standards, new accounting guidance for the accounting for certain lease modifications and various technical corrections that are not substantive in nature to existing pronouncements. SFAS No. 145 will be adopted with effect from January 1, 2003, except for the provisions relating to the amendment of SFAS No. 13, which was adopted for transactions occurring subsequent to May 15, 2002. The impact of adopting SFAS No. 145 on the results of operations and financial position of the Group remains to be evaluated.

In July 2002, the FASB issued SFAS No. 146 `Accounting for Costs Associated with Exit or Disposal Activities.' SFAS No. 146 nullifies Emerging issues Task Force No. 94-3 `Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)'. SFAS No. 146 requires that a liability for a cost associated with an exit or disposal activity should be recorded when it is incurred and initial measurement be at fair value. The statement is effective for exit or disposal activities that are initiated after December 31, 2002, although earlier adoption is encouraged. The impact of adopting SFAS No. 146 on the results of operations and financial position of the Group remains to be evaluated.

In November 2002, the Financial Accounting Standards Board issued Interpretation No. 45, `Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others' (FIN45), which addresses, among other things, the disclosure to be made by a guarantor in its interim and annual financial statements about its obligations under guarantees. The Interpretation also requires the recognition of a liability by a guarantor at the inception of certain guarantees.

The Interpretation requires the guarantor to recognise a liability for the non-contingent component of the guarantee, this is the obligation to stand ready to perform in the event that specified triggering events or conditions occur. The initial measurement of this liability is the fair value of the guarantee at inception. The recognition of the liability is required even if it is not probable that payments will be required under the guarantee or if the guarantee was issued with a premium payment or as part of a transaction with multiple elements.

As noted above the Company has adopted the disclosure requirements of the Interpretation and will apply the recognition and measurement provisions for all guarantees entered into or modified after December 31, 2002.

In December 2002, the FASB issued SFAS No. 148 `Accounting for Stock Based Compensation - Transition and Disclosure - an amendment of FASB statement No. 123'. SFAS No. 148 permits two additional transition methods for entities that adopt the fair value based method of accounting for stock-based employee compensation. The Statement also requires new disclosures about the ramp-up effect of stock-based employee compensation on reported results. The Statement also requires that those effects be disclosed more prominently by specifying the form, content and location of those disclosures. The transition guidance and annual disclosure provisions of SFAS No. 148 are effective for fiscal years ending after December 15, 2002, with earlier application permitted in certain circumstances. The interim disclosure provisions are effective for financial reports containing financial statements for interim periods beginning after December 15, 2002. The Company has not decided yet if it will adopt the transition provisions of SFAS No. 148.

In January 2003, the FASB issued FASB Interpretation No. 46, `Consolidation of Variable Interest Entities' (FIN 46) which interprets Accounting Research Bulletin (ARB) No. 51, Consolidated Financial Statements. FIN 46 clarifies the application of ARB No. 51 with respect to the consolidation of certain entities (variable interest entities - `VIE's") to which the usual condition for consolidation described in ARB No. 51 does not apply because the controlling financial interest in VIE's may be achieved through arrangements that do not involve voting interests. In addition, FIN 46 requires the primary beneficiary of VIE's and the holder of a significant variable interest in VIE's to disclose certain information relating to their involvement with the VIE's. The provisions of FIN 46 apply immediately to VIE's created after January 31, 2003, and to VIE's in which an enterprise obtains an interest after that date. FIN 46 applies in the first fiscal year beginning after June 15, 2003, to VIE's in which an enterprise holds a variable interest that it acquired before February 1, 2003. The Group is currently evaluating the impact the adoption of FIN 46 will have on its financial statements.

29.      POST BALANCE SHEET EVENT

On January 7, 2003, the P&O Princess Cruises board approved the proposed DLC transaction with Carnival Corporation and agreed to recommend to the P&O Princess Cruises shareholders that they vote in favour of the resolution to implement the DLC structure. In the early morning of January 8, 2003, Carnival and P&O Princess Cruises signed the implementation agreement setting out the terms and conditions for the implementation of the DLC structure. Completion of the DLC transaction is conditional on certain events, including approval by the shareholders of both P&O Princess Cruises and Carnival.

                             SHAREHOLDER INFORMATION

P&O PRINCESS CRUISES WEBSITE

In addition to the information set out below, the P&O Princess Cruises website (www.poprincesscruises.com) contains a great deal of information about the Company and the Group, including this annual report, the Form 20-F, other financial information, the trading price of the shares and ADSs, copies of press releases and links to the websites of the Group's brands. Shareholders may use the website to obtain information from the Company in electronic form and may obtain forms to initiate changes to their account.

              Secretary and Registered Office
              Simon Pearce
              Company Secretary
              P&O Princess Cruises plc
              77 New Oxford Street
              London WC1A 1PP
              U.K.

              Registered in England and Wales No. 4039524

              Telephone:        in the U.K.               020 7805 1200
                                outside the U.K.          +44 20 7805 1200

              Fax:              in the U.K.               020 7805 1240/1241
                                outside the U.K.          +44 20 7805 1240/1241


REGISTRARS

Shareholder records are maintained on the register by the P&O Princess Cruises Registrar at Computershare Investor Services PLC. The Registrar should be notified in writing of changes to name or address, loss of a share certificate or dividend warrant or a change to or notification of a dividend mandate. All such communications should be addressed to:

              Computershare Investor Services PLC
              P.O. Box 435
              Owen House
              8 Bankhead Crossway North
              Edinburgh EH11 4BR
              U.K.

              Shareholder helpline:      in the U.K.          0870 703 0055
                                         outside the U.K.     +44 870 703 0055

Shareholders with more than one account, arising from inconsistencies in name or address details, may request the Registrar to amalgamate the holdings in order to avoid the receipt of duplicate mailings.

FINANCIAL TIMES CITYLINE SERVICES

Shareholders in the U.K. may also obtain the latest P&O Princess Cruises share price from the Financial Times Cityline Service by telephoning 0906 843 5544 or 0906 003 5544. Calls are charged at 60p per minute at all times.

U.K. TAX ON CAPITAL GAINS

The market quotations of P&O Princess Cruises plc ordinary shares and The Peninsular and Oriental Steam Navigation Company deferred stock on October 23, 2000, the first day of dealing in P&O Princess Cruises shares following the demerger, as calculated in accordance with section 272(3) of the Taxation of Chargeable Gains Act 1992, were:

P&O Princess Cruises plc ordinary shares..............................   291.75p
The Peninsular and Oriental Steam Navigation Company deferred stock...   241.25p

DIVIDEND REINVESTMENT PLAN

P&O Princess Cruises operates a dividend reinvestment plan (DRIP) under which shareholders can mandate to reinvest their cash dividends in P&O Princess Cruises shares. Any new shareholder who would like to receive details of the DRIP should contact the Registrar (see above) or download the relevant form from www.poprincesscruises.com.

SHARE DEALING SERVICE

Computershare Investor Services PLC provides a low-cost telephone dealing service which offers shareholders in the U.K. holding certificated shares a cost-effective means of purchasing or selling shares in P&O Princess Cruises plc. Shareholders outside the U.K. may be permitted to use the service subject to Computershare Investor Services PLC being satisfied it may provide services in accordance with local laws and regulations. A commission of 1% is charged, subject to a minimum commission of (pound)15. The terms and conditions of the service are available on request from Computershare Investor Services PLC, who may be contacted on 0870 703 0084.

SHAREHOLDER ANALYSIS

Holdings of ordinary shares at December 31, 2002:

                                SHAREHOLDERS                     SHARES
 HOLDINGS                    NUMBER        %          NUMBER (000S)       %
 1 - 500                     47,094       64.1              8,897        1.3
 501 - 1,000                 13,445       18.3              9,733        1.4
 1,001 - 5,000               10,982       15.0             20,898        3.0
 5,001 - 50,000               1,320        1.8             17,985        2.6
 50,001 - 100,000               166        0.2             12,094        1.7
 100,001 - 500,000              258        0.3             61,070        8.8
 500,001 - 1,000,000             64        0.1             46,800        6.8
 above 1,000,000                119        0.2            515,995       74.4
                             ------      -----            -------      ------
 Total                       73,448      100.0            693,472      100.0
                             ======      =====            =======      =====

PAYMENT OF DIVIDENDS TO MANDATED ACCOUNTS

Shareholders may give instruction for the payment of dividends to be made direct into a bank or building society through the Bankers Automated Clearing System
(BACS). Dividend Mandate Forms for this service are available from the Registrar or can be downloaded from www.poprincesscruises.com. The associated tax voucher showing the tax credit attributable to the dividend payment is normally sent direct to the shareholder at the address shown on the register. If you wish the tax voucher to be sent to another address, please inform the Registrar.

UNITED STATES OF AMERICA

P&O Princess Cruises plc American Depositary Shares ("ADS") are quoted on the New York Stock Exchange. One ADS represents four ordinary shares. The ticker symbol is `POC'. JPMorgan Chase Bank is Depositary for the ADS and may be contacted at:

              JPMorgan Chase Bank
              ADR Service Centre
              PO Box 4301
              02940-3013
              USA

              Telephone:        in the U.S. (toll-free)   1 800 428 4237
                                outside the U.S.          +1 781 575 4328

Information about the ADS may also be obtained from: www.adr.com.

In accordance with U.S. legislation, the Company is filing a Form 20-F with the Securities and Exchange Commission ("SEC") in Washington DC, and a copy of this Report is being filed as an exhibit to a Form 6-K filed with the SEC. This filing is available for public inspection.

GLOBAL INVEST DIRECT

Global Invest Direct ("GID") is a program established by JPMorgan Chase Bank for existing holders of ADSs and those persons making a purchase for the first time. GID provides a convenient and economical way for investors to increase their ADS investment in the Company.

Further information about GID may be obtained from JPMorgan Chase Bank by ringing 1 800 428 4237 (8.30am - 6pm Eastern Standard Time, Monday to Friday).

                                                                         ANNEX D



                        CARNIVAL PLC REMUNERATION REPORT

SET FORTH BELOW IS THE REMUNERATION REPORT FOR CARNIVAL PLC (THEN CALLED P&O PRINCESS CRUISES PLC) SET OUT IN CARNIVAL PLC'S 2002 ANNUAL REPORT AND ACCOUNTS. REFERENCES TO "WE," "US," "OUR" OR "THE COMPANY" ARE TO CARNIVAL PLC.


                               REMUNERATION REPORT

CONSIDERATION OF MATTERS RELATING TO DIRECTORS' REMUNERATION

The remuneration policy of the Company is set by the board. The remuneration committee makes recommendations to the board, within agreed terms of reference, on the Company's framework of executive remuneration and its cost. The members of the remuneration committee, all of whom are independent non-executive directors, are set under the heading "Details of Directors' Remuneration." The committee is also responsible for the implementation of remuneration policy and determining on behalf of the board specific remuneration packages for each of the executive directors. To assist in reaching its decisions, the committee has access to survey information and independent advice where it considers it appropriate. The remuneration policy was established at the time of the demerger with advice from independent remuneration consultants. As the policy and its implementation have not subsequently been changed significantly, the committee has not needed to take specific advice from external consultants during the year. The committee consults with the Chairman or Chief Executive Officer as appropriate with regard to its proposals relating to the remuneration of the executive directors. In framing the policy, the board has regard to the views of shareholders and seeks to ensure that contact with shareholders is maintained on remuneration as with other matters.

The board has considered the principles and provisions of the Combined Code and this report explains how the Company has applied the principles in the code which relate to directors' remuneration.

POLICY ON DIRECTORS' REMUNERATION

The Company's policy with respect to directors' remuneration is to maintain a remuneration structure capable of attracting, motivating and retaining high-quality individuals within a cost-effective framework. It seeks to reward executive directors and senior employees within the Group competitively, taking into account the Company's performance, the markets in which the Group operates, and pay and conditions elsewhere in the Group.

In constructing the remuneration packages, the emphasis is on linking reward to both short-term and long-term performance objectives and accordingly, as explained in more detail below, for each of the executive directors a significant proportion of the remuneration package is performance related. The packages include participation in the company's long-term incentive plans, which comprise a deferred bonus and co-investment matching plan and an executive share option plan. The plans are designed to align the interests of participants with those of shareholders. The remuneration committee seeks to ensure that the operation of the plans in practice is consistent with their overall objectives, recommending changes to achieve this if necessary. During the year, on the recommendation of the committee, changes were made to the rules of the deferred bonus and co-investment matching plan and discretion was exercised in respect of the executive share option plan so that the effect on the plans of the proposed dual listed company transaction with Carnival is substantially the same as would have been the case had Carnival's previously-announced share-exchange offer proceeded.

The main components of remuneration for executive directors and, where relevant, the performance criteria on which they are based, are set out below. In agreeing the level of base salaries and the annual performance bonus, the committee takes into consideration the total remuneration available to executives and has the discretion to vary individual elements of the remuneration package.

BASE SALARY

Base salaries are set at levels competitive with pay for directors and executives based in similar locations and holding equivalent positions in comparable companies.

BENEFITS IN KIND

These principally comprise car benefits, life assurance and membership of the Group's healthcare insurance schemes. The level of benefits provided to executive directors is consistent with that provided by other major companies. These benefits do not form part of pensionable earnings.

ANNUAL BONUS

The annual bonus earned in any year is dependent on the extent to which performance targets are achieved. Targets for directors, which are common to each director and approved by the remuneration committee, are based on the Group's earnings per share, as the committee is of the view that this is the most appropriate measure of the performance of the executive directors The targets, which are set at the beginning of the relevant year based on group budgets, are designed to take account of the anticipated trading environment. For example, in 2002, the targets took account of the difficult trading conditions faced by the Group in the aftermath of the terrorist incidents on September 11, 2001. The maximum annual bonus that can be earned by directors is 75% of base salary (100% in the case of the Chief Executive Officer). Subject to the discretion of the remuneration committee, half of the bonus is paid in cash with the balance awarded in shares as a share award for the purpose of the deferred bonus and co-investment matching plan, as described below.

LONG-TERM INCENTIVE PLANS

         DEFERRED BONUS AND CO-INVESTMENT MATCHING PLAN

The deferred bonus and co-investment matching plan provides participants with the opportunity to receive matching awards of shares depending upon the performance of the Company over a specified retention period.

Share awards granted to participants are automatically invested in the plan and, in addition, participants may choose to invest all or part of their post-tax cash bonus, or funds from their own resources, into the plan (invested shares) subject to an overall limit on the amount invested in the plan in any one year of 75% of base salary (100% in the case of the Chief Executive Officer). An award of shares equivalent to the total of a participant's share award and gross value of invested shares is granted to a participant (a matching award).

The extent to which a new matching award may be exercised is based on the growth in earnings per share of the Company over the three-year retention period as disclosed in the audited financial statements. If the Company achieves earnings per share growth of 15% over this period, participants will be entitled to exercise 25% of their matching award. If earnings per share growth is 50%, the entire matching award may be exercised. For growth between 15% and 50%, the extent to which a matching award may be exercised is determined on a straight-line basis between these points. Generally, the matching award may only be exercised if the share award and invested shares are retained throughout the retention period. The remuneration committee, which regularly reviews these performance thresholds, believes that they provide appropriately stretching targets taking account of the Company, its competitors and the nature of the industry in which it operates.

In framing the deferred bonus and co-investment matching plan when it was launched in 2000, the board sought to encourage participants to commit their own resources to the plan, believing this to be an important aspect of aligning participant's interests with those of shareholders. In addition, the plan was designed to be competitive in all territories in which participants are based, including the United States. For these reasons, the plan was based on a two-year retention period. However, in June 2002, on the recommendation of the remuneration committee the board agreed that all future share and matching awards would have retention periods of three years, consistent with the recommendations of Schedule A to the Combined Code. In addition, the retention period of existing share and matching awards held by executive directors was extended to three years. The remuneration committee did not consider it appropriate to adjust the performance targets for existing matching awards following extension of the retention periods. Consequently, the thresholds at which participants will be able to exercise between 25% and 100% of existing matching awards remain the achievement by the Company of earnings per share growth of between 10% and 40% respectively over the relevant performance period. However, if the proposed DLC transaction with Carnival Corporation is completed, all share awards will vest and be released and all matching awards granted prior to 2003 and outstanding at completion will be immediately exercisable in full. In reaching its decision to allow the exercise in full of all matching awards on completion of the proposed DLC transaction with Carnival Corporation, the remuneration committee has taken account of the Company's relative total shareholder return performance as shown below.

         EXECUTIVE SHARE OPTION PLAN

Options at market value at the date of grant are granted to eligible employees based on guidelines approved by the remuneration committee. These guidelines govern the total number of options which may be granted and the frequency of awards and ensure that the progression to maximum awards is within individual and overall limits authorised by shareholders, so phasing grants of options to executives over a number of years.

Options granted to directors may not be exercised unless the growth in the Company's earnings per share over a period of at least three years from grant, as disclosed in the audited financial statements, exceeds the growth in an appropriate recognised index of retail prices by an average of at least 3% per annum. The remuneration committee, which regularly reviews performance criteria, believes targets based on earnings per share growth to be the most suitable in assessing performance of the executive directors and considers this target to be appropriate in the context of the aims of the board's remuneration policy. Options granted to other executives are not subject to any performance condition. If the proposed DLC transaction with Carnival Corporation is completed, all share options outstanding at completion will vest and any performance conditions will cease to apply.

To ensure appropriate phasing of grants of share options, the value of shares under option granted to directors and certain other senior executives in any year is normally limited to 150% of base salary. Lower limits apply to other executives. The remuneration committee reserves the right to vary these limits if it determines that exceptional circumstances exist. The Company has the facility to require option holders to assume any liability to employers' national insurance contributions arising on the exercise of Inland Revenue-unapproved options, and may grant additional options in recognition of the liability being assumed.

RETIREMENT BENEFITS

The Group operates various retirement benefit schemes for its executives in which the executive directors also participate. Further details of these are set out below. Retirement benefits are based solely on base salary; no other emoluments are pensionable.

NON-EXECUTIVE DIRECTORS

The remuneration of the non-executive directors is determined by the board within the limits set out in the articles of association of the Company. Non-executive directors receive a basic fee and additional fees if they serve as deputy chairman of the board or as chairman of any board committees. Non-executive directors are not eligible to participate in the Group's long-term incentive or pension plans.

SERVICE CONTRACTS

It is the policy of the company that service contracts with executive directors should not be of more than 12 months' duration.

Lord Sterling, who has a service contract with the Company which came into effect on October 23, 2000 and which is terminable by the Company on 12 months' notice, was due to retire from the Board on October 23, 2002 but agreed to continue his service until the Company concluded its proposed transactions with either Carnival Corporation or Royal Caribbean Cruises Ltd. He will therefore retire from the board, and, due notice having been given, his service contract will expire, on completion of the proposed DLC transaction with Carnival Corporation. Peter Ratcliffe and Nick Luff each have service contracts with the Company which came into effect on October 23, 2000 and which may be terminated by the Company on 12 months' notice. In the case of early termination of their contracts by the Company without cause, these contracts provide for payments in lieu of notice equivalent to 12 months' base salary, benefits and a bonus equivalent to that paid in respect of the year preceding the year in which employment terminates. If the proposed DLC transaction with Carnival Corporation is completed, Nick Luff's service contract will be terminated by the Company on this basis with a payment in lieu of notice of (pound)583,250 ($877,200).

Non-executive directors do not have service contracts, but instead have a letter or agreement setting out the terms and conditions of their appointment. Each of the non-executive directors has been appointed for an initial term of five years, although the appointment may be terminated by either the director or the Company giving 12 months' notice. In addition, the appointments are subject to the provisions of the articles of association of the Company. In the case of Sir John Parker, Baroness Hogg and Peter Foy, these agreements and their initial term came into effect on September 18, 2000. Horst Rahe's appointment and initial term came into effect on May 16, 2001. On September 26, 2002, Sir John Parker was appointed as deputy chairman of the board, an appointment that will terminate automatically, without any notice having to be given, if the proposed DLC transaction with Carnival Corporation is completed. If the proposed DLC transaction with Carnival Corporation is completed, the appointments of Peter Foy and Horst Rahe as non-executive directors will be terminated by the Company with payments of (pound)32,500 ($48,900) and (pound)25,000 ($ 37,600)
respectively.

[GRAPHIC OMITTED --
LINE CHART]

Cumulative total shareholder return

                        2000    2001    2002
                        ----    ----    ----
                  Indexed (October 23, 2000 = 100)
P&O Princess             87     142     158
FTSE All--Share index    100      83      63

TOTAL SHAREHOLDER RETURN

The Company commenced to trade on October 23, 2000 following its demerger from The Peninsular and Oriental Steam Navigation Company. The chart shows the cumulative total shareholder return of the company since that date. For comparison, the chart also shows the total shareholder return of the FTSE All-Share index which provides a broad representation of the company's peer group in terms of its size and stage of development.

         DETAILS OF DIRECTORS' REMUNERATION

The auditors are required to report on the information contained on pages 37 to 40 of the Remuneration report [contained in our 2002 Annual Report and Accounts.]

FEES, SALARIES AND BONUSES

The remuneration of the directors, excluding pension benefits, for 2002 is set out in the following table. As part of their annual bonus for the year, the Chairman and the other executive directors will receive a share award which will comprise shares to the value of the amount shown in the table. In accordance with the terms of the deferred bonus and co-investment matching plan, the share awards will be subject to a three-year retention period and will be eligible for a corresponding matching award.


                                                         2002                                    2001
                                                   CASH        SHARE
                        FEES U.S.   SALARIES       BONUS      AWARD U.S.   BENEFITS    TOTAL       TOTAL U.S.
                          $000         $000     U.S. $000       $000      U.S. $000   U.S. $000      $000
        Lord Sterling       --          497         186          186          11          880          619
      Peter Ratcliffe       --          800         400          400          48        1,648        1,140
            Nick Luff       --          406         152          152          26          736          526
        Baroness Hogg       49           --          --           --          --           49           47
      Sir John Parker       78           --          --           --          --           78           36
            Peter Foy      156           --          --           --          --          156           80
           Horst Rahe       38           --          --           --          --           38           23
----------------------------------------------------------------------------------------------------------------
                           321        1,703         738          738          85        3,585        2,471
----------------------------------------------------------------------------------------------------------------

The base salaries of Lord Sterling, Peter Ratcliffe and Nick Luff during 2002 were (pound)330,450, $800,000 and (pound)270,000 respectively. With effect from January 1, 2003, Peter Ratcliffe's salary was increased to $832,000 and Nick Luff's salary was increased to (pound)295,000. Non-executive directors receive a basic fee of (pound)25,000 and an additional fee of (pound)7,500 per annum if they serve as chairman of any board committees. Until September 26, 2002, Peter Foy received fees at a total annual rate of (pound)130,000, representing fees payable as a non-executive director and as deputy chairman. Following his decision to step down from the position of deputy chairman on that date, the fee payable to him was reduced accordingly and Sir John Parker, who took up the appointment, received fees at the rate of (pound)105,000 per annum in addition to fees payable as a non-executive director. With the exception of amounts paid to Peter Ratcliffe, the remuneration of directors was in sterling and has been converted into U.S. dollars at the average rate for the year of $1.504:(pound)1. The Company retains a serviced apartment in London at an annual rent of (pound)120,800 ($181,700). This is available for the use of executives, including Peter Ratcliffe, for accommodation whilst visiting London on the Company's business.

PENSIONS

The Chairman and the non-executive directors do not receive any pension benefits from the Company.

Peter Ratcliffe and Nick Luff are each members of the P&O Princess Cruises Pension Scheme (the "U.K. Scheme"), a U.K. resident defined-benefit scheme approved by the Inland Revenue. Peter Ratcliffe accrues pension rights under the U.K. scheme at a rate of up to 1/45th of final salary for each year of service. For this purpose, final salary is defined as the basic salary received in the final 12 months of service. Normal retirement age is 60.

The benefits payable to Nick Luff from the U.K. Scheme are restricted by Inland Revenue limits, including the earnings cap. He accrues pension rights at the rate of 1/82nd of the earnings cap (currently (pound)97,200 ($146,200)) for each year of service. The Company also operates a funded unapproved retirement benefit scheme ("FURBS") for Nick Luff. This operates on a defined contribution basis and the total amount payable by the Company during the year was (pound)58,800 ($88,400).

Peter Ratcliffe is also a member of the Princess Cruises Supplemental Executive Retirement Plan in the U.S. (the "Supplemental Plan"). This plan provides benefits to supplement those received from other plans, including the U.K. Scheme. The overall effect is to provide, on retirement, a pension of 65% of final salary, subject to having completed 15 years' service. For this purpose, final salary is the average basic salary for the five years immediately preceding retirement. Normal retirement age is 60 and the pension is payable in full to Mr. Ratcliffe or, on his death, to his widow. Benefits from the U.K. Scheme can exceed those resulting from the Supplemental Plan, in which case no further amounts would be received from the Supplemental Plan. In addition, Peter Ratcliffe is also a member of the Princess Cruises Retirement Savings Plan in the U.S. This is a defined-contribution 401(k) plan and the contribution payable by the Company in respect of the year was $11,000.

Details of the retirement benefits of directors arising from their participation in defined-benefit pension arrangements are set out below:

                                       Transfer value of
                                      increase in accrued
                                           benefits
                          Increase in Increase in net of inflation
Accrued benefit at accrued benefits accrued benefits and its director's Transfer value Transfer value at net of director's

                                                                          DEC. 31,
                                                               CONTRIB-    2002
                        DEC. 31,    INCLUDING   EXCLUDING     UTIONS AT   CONTRIB-
                          2002      INFLATION   INFLATION   JAN. 1, 2002  UTIONS
                        U.S. $000   U.S. $000   U.S. $000    U.S. $000   U.S. $000   U.S. $000   U.S. $000
-----------------------------------------------------------------------------------------------------------
Peter Ratcliffe            492          18          10          123        6,571       6,237        (334)
Nick Luff                  51           3           2            1          290         237         (60)


The accrued benefit is that pension which would be paid annually on retirement at 60, the normal retirement age under the pension scheme in the U.K., based on service to December 31, 2002.

         EARLY RETIREMENT

In the event of compulsory early retirement, or voluntary early retirement after the age of 55, Peter Ratcliffe would receive a minimum pension of two thirds of final salary. In the event of voluntary retirement before the age of 55, the minimum pension is reduced pro rata for actual service compared with potential service to age 60. In the event of voluntary retirement after the age of 50, Nick Luff would receive a pension determined according to actual pensionable service, reduced to take account of payment prior to normal retirement age. In the event of compulsory early retirement after the age of 53, no such reduction would be made. If compulsory early retirement were to take place between the ages of 50 and 53, the pension would be reduced to take account of payment prior to the age of 53.

Peter Ratcliffe's service in the Supplemental Plan commenced on September 1, 1986. As his service exceeds 15 years, the maximum pension would be payable on retirement. However, there is an actuarial reduction if a pension is drawn under the age of 55 following voluntary early retirement.

         DEATH-IN-SERVICE BENEFITS

The U.K. Scheme provides death-in-service benefits to Peter Ratcliffe and Nick Luff. In the event of death before retirement, a lump sum is payable (of four times basic salary or pensionable earnings, whichever is the higher, or, if applicable, four times the earnings cap at the date of death) together with a refund of the member's contributions. In addition, a spouse's or dependant's pension is payable, equivalent to 66% of the pension (prior to commutation) that would have been payable to the member had he continued in service until normal retirement date. Children's pensions of 25% of the spouse's pension may also be payable. As the death-in-service benefits provided by the U.K. Scheme to Nick Luff are restricted by Inland Revenue limits, and as Lord Sterling is not a member of the U.K. Scheme, additional life assurance cover is purchased on their behalf. The relevant premiums are included within the table on page 37 [of our 2002 Annual Report and Accounts] as a benefit-in-kind.

The U.K. Scheme also provides pensions in the event of the total incapacity or ill-health of a member.

         PENSION INCREASES IN RETIREMENT

Pensions in payment arising from the U.K. Scheme are increased each year in line with the Retail Price Index, up to a maximum of 5%. Pensions in payment from the Supplemental Plan are not increased after retirement.

         DIRECTORS' INTEREST IN SHARES

Lord Sterling

                                              P&O      P&O LTIP               MATCHING
                                ORDINARY      LTIP      AWARDS                  AWARDS
                                 SHARES     OPTIONS      SHARE       AWARDS      SHARE     OPTIONS       TOTAL
----------------------------------------------------------------------------------------------------------------
At Jan 1, 2002..........       1,021,019    192,216    157,667        7,549     165,703    367,184   1,911,968
Dividend adjustment.....              --      4,509      2,283          377          --         --       7,169
Grant...................              --         --         --       11,497      60,782         --      72,279
Lapse...................              --         --         --           --     (75,633)        --     (75,633)
Exercise
     - Mar 4, 2002......          47,465         --    (79,269)          --          --         --     (31,804)
----------------------------------------------------------------------------------------------------------------
At Dec 31, 2002.........       1,068,484    196,725     80,681       19,423     150,852    367,814   1,883,979
----------------------------------------------------------------------------------------------------------------

Peter Ratcliffe

                                              P&O      P&O LTIP               MATCHING
                                ORDINARY      LTIP      AWARDS                  AWARDS
                                 SHARES     OPTIONS      SHARE       AWARDS      SHARE     OPTIONS       TOTAL
----------------------------------------------------------------------------------------------------------------
At Jan 1, 2002..........           2,500    210,916    171,384       59,604     221,594    282,700     948,728
Dividend adjustment.....              --      4,030      2,482        1,860          --         --       8,372
Grant...................              --         --         --       26,165     112,069    207,500     345,734
Lapse...................              --         --         --           --    (82,211)         --     (82,211)
Exercise
     - Mar 4, 2002......          42,592         --    (86,165)          --          --         --     (43,213)
     - Nov 21, 2002.....         107,476   (214,976)        --           --          --         --    (107,500)
----------------------------------------------------------------------------------------------------------------
At Dec 31, 2002.........         152,928         --     87,701       87,629     251,452    490,200   1,069,910
----------------------------------------------------------------------------------------------------------------

Nick Luff

                                              P&O      P&O LTIP               MATCHING
                                ORDINARY      LTIP      AWARDS                  AWARDS
                                 SHARES     OPTIONS      SHARE       AWARDS      SHARE     OPTIONS       TOTAL
----------------------------------------------------------------------------------------------------------------
At Jan 1, 2002..........          31,451         --     73,486       24,157     128,925    219,491     477,510
Dividend adjustment.....              --         --      1,064          730          --         --       1,794
Purchases...............           2,000         --         --           --          --         --       2,000
Grant...................              --         --         --        9,394      45,599    112,586     171,579
Lapse...................              --         --         --           --     (35,251)        --    (35,251)
Exercise
     - Mar 4, 2002......          22,123         --    (36,946)          --          --         --    (14,823)
----------------------------------------------------------------------------------------------------------------
At Dec 31, 2002.........          55,574         --     37,604       34,281     143,273    332,077     602,809
----------------------------------------------------------------------------------------------------------------

Non-executive directors

AT JAN 1, 2002 AND DEC 31, 2002                                ORDINARY SHARES
--------------------------------------------------------------------------------
Baroness Hogg                                                         6,240
Sir John Parker                                                      10,000
Peter Foy                                                            16,450
Horst Rahe                                                       11,366,415
--------------------------------------------------------------------------------

On March 4, 2002, Lord Sterling, Peter Ratcliffe and Nick Luff acquired 79,269 shares, 86,165 shares and 36,946 shares respectively through the exercise of 2001 LTIP Awards. A nominal consideration of (pound)1 per award was payable to exercise each award and the value of the shares on exercise was (pound)4.115 per share. The value of the awards on exercise was therefore (pound)326,191 ($490,591), (pound)354,568 ($533,270) and (pound)152,032 ($228,656)
respectively. The exercise of the awards gave rise to an income tax charge which was financed by the sale, on the same date, of 31,804 shares, 43,213 shares and 14,823 shares by Lord Sterling, Peter Ratcliffe and Nick Luff respectively at a price of (pound)4.115 pence per share. On March 4, 2002 Nick Luff purchased 2,000 shares at a price of (pound)4.10 per share.

On November 21, 2002, Peter Ratcliffe acquired 214,976 shares through the exercise of a P&O LTIP Option. A nominal consideration of (pound)1 was payable to exercise the option and the value of the shares on exercise was (pound)4.905 per share. The value of the option on exercise was therefore (pound)1,054,456 ($1,585,902). The exercise of the option gave rise to an income tax charge which was financed by the sale, on the same date, of 107,500 shares at a price of (pound)4.905 per share.

On December 18, 2002, Deutsche Seereederei GmbH (`DS'), a company wholly-owned by Horst Rahe and his family, entered into a share sale agreement (the "Agreement") with Commerzbank AG ("Commerzbank") for German tax-planning purposes. The Agreement is in respect of the 11,366,415 ordinary shares of P&O Princess owned by DS (the "Shares") which comprise Mr Rahe's interest in the ordinary shares of P&O Princess. It will result in DS disposing of its interest in the Shares on June 23, 2003, or earlier if it so elects, but until then, through DS, Mr Rahe retains full economic interest in the Shares.

Under the Agreement, on December 18, 2002, DS transferred the Shares to Commerzbank for (pound)50,580,547 ($76,073,143) ((pound)4.45 per share). At the same time, DS entered into a total return swap agreement with Commerzbank under which the Shares will be valued on June 23, 2003 or earlier, if DS so elects (the "Valuation Date"). To the extent that the valuation of the Shares on the Valuation Date (the "Final Price") exceeds (pound)4.478 per share (the "Initial Price"), Commerzbank will pay the difference to DS. Conversely, if the Final Price is less than the Initial Price, DS will pay the difference to Commerzbank. Any dividends receivable in respect of the Shares prior to the Valuation Date will be for the benefit of DS.

The ordinary shares above include 33,888 shares, 42,952 shares and 45,274 shares, in the case of Lord Sterling, Peter Ratcilffe and Nicholas Luff respectively, that have been designated as "Invested Shares" for the purpose of the deferred bonus and co-investment matching plan. As described below, matching awards have been granted to each individual in respect of the ordinary shares they have designated as Invested Shares.

P&O LTIP OPTIONS

P&O LTIP Options are options over ordinary shares granted on October 24, 2000 to directors who, through arrangements put in place for the purposes of the demerger from P&O, exchanged fully-vested awards previously granted under P&O incentive schemes for such options. The options are exercisable on payment of (pound)1 and will lapse on March 27, 2005. The market value of the shares at the date of grant was (pound)2.92 per share. The number of shares to which P&O LTIP Options relate increased during the year due to shares allocated or purchased by the Trustee in lieu of dividends foregone.

P&O LTIP AWARDS

P&O LTIP Awards comprise two awards of ordinary shares granted on October 24, 2000 to directors who, through arrangements put in place for the purposes of the demerger from P&O, exchanged awards granted under P&O incentive schemes for which the retention period had not been completed for such awards. One half of the shares comprising an individual's P&O LTIP Award represented a 2001 LTIP Award and the other half represented a 2002 LTIP Award. The market value of the shares at the date of grant was (pound)2.92 per share. Each of Lord Sterling, Peter Ratcliffe and Nick Luff exercised their 2001 LTIP Awards on March 4, 2002.

The 2002 LTIP Awards are exercisable no earlier than the date on which the Company announces its results for the year ended December 31, 2003, the retention period having been extended during the year in line with the board's decision to extend to three years the retention period of awards granted to directors under the deferred bonus and co-investment matching plan. However, if and when the proposed DLC transaction with Carnival Corporation is completed, the 2002 LTIP Awards will vest and become exercisable. Each award lapses three months after it becomes exercisable. The number of shares to which P&O LTIP Awards relate increased during the year due to shares allocated by the Trustee in lieu of dividends foregone. The P&O LTIP Awards are eligible for matching awards in accordance with the rules of the deferred bonus and co-investment matching plan.

SHARE AWARDS

Share Awards comprise awards of ordinary shares under the terms of the deferred bonus and co-investment matching plan. Lord Sterling, Peter Ratcliffe and Nick Luff were granted awards on March 4, 2002 in respect of their 2001 annual bonus, the value of which was disclosed in the 2001 Annual Report. The market value of the shares comprising these awards on the day of grant was (pound)4.0775 per share. The number of shares to which Share Awards relate increased during the year due to shares allocated by the Trustee in lieu of dividends foregone. Share Awards are eligible for Matching Awards in accordance with the rules of the deferred bonus and co-investment matching plan.

Share Awards are subject to a retention period of three years from grant. None of the awards shown above is currently vested but, if and when the proposed DLC transaction with Carnival Corporation is completed, the Share Awards will vest and be released.

MATCHING AWARDS

Matching Awards are granted in respect of P&O LTIP Awards, Share Awards and Invested Shares. Under the terms of the deferred bonus and co-investment matching plan, the actual number of shares each director would normally receive from the exercise of Matching Awards will depend on the extent to which the relevant performance conditions have been satisfied at the relevant time. However, if and when the proposed DLC transaction with Carnival Corporation is completed, the Matching Awards will be released to participants in full.

Matching Awards granted in respect of 2001 LTIP Awards lapsed as the relevant performance criteria had not been achieved at the time the 2001 LTIP Awards were exercised on March 4, 2002.

SHARE OPTIONS

Further details of the share options granted to directors under the P&O Princess Cruises Executive Share Option Plan are set out below.

                                                                                       EXERCISABLE
                                                                               ----------------------------
                                     GRANTED                     EXERCISE
                       JAN 1, 2002   MAR 3, 2002  DEC 31, 2002   PRICE         FROM          TO
-----------------------------------------------------------------------------------------------------------
Lord Sterling          *             12,660       --             12,660        Oct 23, 2000  Apr 14, 2004
             *         162,758       --           162,758        292p          Oct 23, 2000  Dec 22, 2004
                       96,198        --           96,198         292p          Oct 23, 2003  Oct 23, 2010
                       98,198        --           96,198         $4.24         Oct 23, 2003  Oct 23, 2010
-----------------------------------------------------------------------------------------------------------
Total                  367,814       --            367,814
-----------------------------------------------------------------------------------------------------------
Peter Ratcliffe        282,700       --           282,700        $4.24         Oct 23, 2003  Oct 23, 2010
                       --            207,500      207,500        $5.78         Mar 3, 2005   Mar 3, 2012
-----------------------------------------------------------------------------------------------------------
Total                  282,700       207,500      490,200
-----------------------------------------------------------------------------------------------------------
Nick Luff   *          37,144        --           37,144         292p          Oct 23, 2000  Dec 22, 2004
            *          26,413        --           26,413         292p          Oct 23, 2000  Oct 24, 2006
                       77,967        --           77,967         292p          Oct 23, 2003  Oct 23, 2010
                       77,967        --           77,967         $4.24         Oct 23, 2003  Oct 23, 2010
                       --            56,293       56,293         407.75p       March 3, 2005  Mar 3, 2012
                       --            56,293       56,293         $5.78         March 3, 2005  Mar 3, 2012
-----------------------------------------------------------------------------------------------------------
Total                  219,491       112,586      332,077
-----------------------------------------------------------------------------------------------------------

Options marked (*) are replacement options, granted by the Company in accordance with its obligations under the agreements which governed the demerger of the company from P&O in October 2000. Replacement options were granted to replace options over P&O deferred stock held by participants in P&O stock option schemes prior to the demerger which were exercised or released as part of the demerger arrangements. The number of shares over which replacement options were granted was determined by a formula which took into account the exercise price of the original option. The period in which a replacement option is exercisable is identical to that of the option it replaced. The exercise of replacement options is not subject to performance conditions.

The other options shown above were granted as part of general grants of options to a large number of executives. The exercise of such options by directors is conditional upon the growth in the Company's earnings per share over a period of at least three years from grant exceeding the growth in an appropriate recognised index of retail prices by at least 3% per annum.

If and when the proposed DLC transaction with Carnival Corporation is completed, all the above options will vest and become exercisable and any performance conditions will cease to apply.

EMPLOYEE BENEFIT TRUST

As potential beneficiaries of the P&O Princess Cruises Employee Benefit Trust, Lord Sterling, Peter Ratcliffe and Nick Luff are deemed to be interested in ordinary shares of the Company held by the Trust. At December 31, 2002, the Trust held 1,540,483 ordinary shares.

VALUE OF SHARES

The value of the Company's ordinary shares on December 31, 2001 was 400 pence and on December 31, 2002 was 431 pence. The highest price reached by the shares during the year was 520.5 pence on November 5, 2002 and the lowest was 350 pence on July 24, 2002.

OTHER INTERESTS IN SHARES

Nick Luff also holds one (pound)1 non-voting subscriber share. In addition, 49,998 preference shares of (pound)1 each were allotted (but not issued) to him on September 22, 2000. These shares were allotted in connection with the formation of the Company in preparation for the demerger.